Post-Qualification Amendment No. 18

File No. 024-11584

EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Collection, LLC (the “Offering Statement”).  The Offering Statement, as amended by a pre-qualification amendment, was initially qualified by the U.S. Securities and Exchange Commission on November 15, 2021.  This Post-Qualification Amendment No. 18 seeks to qualify 5 series of interests of the issuer: Series #MBIRD2754; Series #DLAND1; Series #WARHOL1; Series #94CSI; and Series #EMERALD.

Different series of RSE Collection, LLC have already been offered by RSE Collection, LLC under the Offering Statement, as amended and qualified.  Such series of RSE Collection, LLC will continue to be offered and sold by RSE Collection, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the Offering Statement, as qualified.

The purpose of this post-qualification amendment is to add to the Offering Statement, as amended and qualified, the offering of additional series of RSE Collection, LLC and to amend, update and/or replace certain information contained in the Offering Circular.  The series already offered under the Offering Statement and the additional series being added to the Offering Statement by means of this post-qualification amendment are outlined in the “Master Series Table” contained in Appendix A to the Offering Circular in this post-qualification amendment.

This Post-Qualification Amendment No. 18 amends the Offering Circular of RSE Collection, LLC originally qualified on November 15, 2021, and most recently amended by Post-Qualification Offering Circular Amendment No. 17 dated April 22, 2022, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular and to update certain other information in the Offering Circular.  Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular.  An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”).  Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 18

SUBJECT TO COMPLETION; DATED APRIL 27, 2022

RSE COLLECTION, LLC

250 LAFAYETTE STREET, 2ND FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

Best Efforts Offering of Series Membership Interests

This Offering Circular relates to the offer and sale of series of interests, as described below, to be issued by RSE Collection, LLC (the “Company,” “RSE Collection,” “we,” “us,” or “our”).  Green highlighting in the table below identifies new series submitted to the Commission for qualification.

Series Membership Interests Overview Not Yet Qualified
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #MBIRD2754	Per Unit	$5.00		$5.00
	Total Minimum	$60,000		$60,000
	Total Maximum	$75,000		$75,000

Series #DLAND1	Per Unit	$10.00		$10.00
	Total Minimum	$136,000		$136,000
	Total Maximum	$170,000		$170,000

Series #WARHOL1	Per Unit	$10.00		$10.00
	Total Minimum	$136,000		$136,000
	Total Maximum	$170,000		$170,000

Series #94CSI	Per Unit	$14.25		$14.25
	Total Minimum	$114,000		$114,000
	Total Maximum	$142,500		$142,500

Series #EMERALD	Per Unit	$4.00		$4.00
	Total Minimum	$26,800		$26,800
	Total Maximum	$33,500		$33,500

i

Series #DOOD7387	Per Unit	$5.00	$5.00
	Total Minimum	$44,800	$44,800
	Total Maximum	$56,000	$56,000

Series #SACHS1	Per Unit	$10.00	$10.00
	Total Minimum	$21,200	$21,200
	Total Maximum	$26,500	$26,500

Series #AZUKI8467	Per Unit	$5.00	$5.00
	Total Minimum	$60,000	$60,000
	Total Maximum	$75,000	$75,000

Series #32RUTH	Per Unit	$5.00	$5.00
	Total Minimum	$76,000	$76,000
	Total Maximum	$95,000	$95,000

Series #20WITT	Per Unit	$4.50	$4.50
	Total Minimum	$7,200	$7,200
	Total Maximum	$9,000	$9,000

Series #TOADZ5028	Per Unit	$5.00	$5.00
	Total Minimum	$9,400	$9,400
	Total Maximum	$11,750	$11,750

Series #TOADZ3079	Per Unit	$5.00	$5.00
	Total Minimum	$10,800	$10,800
	Total Maximum	$13,500	$13,500

Series #KENNERSET	Per Unit	$10.00	$10.00
	Total Minimum	$10,000	$10,000
	Total Maximum	$12,500	$12,500

Series #SANDBOX2	Per Unit	$5.00	$5.00
	Total Minimum	$92,000	$92,000
	Total Maximum	$115,000	$115,000

Series Membership Interests Overview Active Offerings (Previously Qualified)
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #MACWORLD1	Per Unit	$11.25		$11.25
	Total Minimum	$180,000		$180,000
	Total Maximum	$225,000		$225,000

Series #TREASURE	Per Unit	$5.00		$5.00
	Total Minimum	$18,000		$18,000
	Total Maximum	$22,500		$22,500

Series #57UNITAS	Per Unit	$9.50		$9.50
	Total Minimum	$38,000		$38,000
	Total Maximum	$47,500		$47,500

Series #BATMAN	Per Unit	$10.00	$10.00
	Total Minimum	$1,440,000	$1,440,000
	Total Maximum	$1,800,000	$1,800,000

Series #04PHELPS	Per Unit	$4.00	$4.00
	Total Minimum	$16,000	$16,000
	Total Maximum	$20,000	$20,000

Series #VERSTAPP1	Per Unit	$8.00	$8.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #WOW6586	Per Unit	$5.00	$5.00
	Total Minimum	$41,600	$41,600
	Total Maximum	$52,000	$52,000

Series #AZUKI6704	Per Unit	$5.00	$5.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #WWLAND1	Per Unit	$5.00	$5.00
	Total Minimum	$12,800	$12,800
	Total Maximum	$16,000	$16,000

Series #MAYC9114	Per Unit	$5.00	$5.00
	Total Minimum	$70,000	$70,000
	Total Maximum	$87,500	$87,500

Series #SANDBOX1	Per Unit	$5.00	$5.00
	Total Minimum	$84,000	$84,000
	Total Maximum	$105,000	$105,000

Series #OBAMABALL	Per Unit	$10.00	$10.00
	Total Minimum	$84,000	$84,000
	Total Maximum	$105,000	$105,000

Series #STARWARS3	Per Unit	$10.00	$10.00
	Total Minimum	$20,800	$20,800
	Total Maximum	$26,000	$26,000

Series #VFRNDS1	Per Unit	$10.00	$10.00
	Total Minimum	$220,000	$220,000
	Total Maximum	$275,000	$275,000

Series #96TIGER	Per Unit	$5.00	$5.00
	Total Minimum	$44,000	$44,000
	Total Maximum	$55,000	$55,000

Series #58PELE4	Per Unit	$6.00	$6.00
	Total Minimum	$38,400	$38,400
	Total Maximum	$48,000	$48,000

Series #BART	Per Unit	$7.00	$7.00
	Total Minimum	$16,800	$16,800

	Total Maximum	$21,000	$21,000

Series #HOMER	Per Unit	$7.00	$7.00
	Total Minimum	$16,800	$16,800
	Total Maximum	$21,000	$21,000

Series #YEEZY	Per Unit	$8.00	$8.00
	Total Minimum	$32,000	$32,000
	Total Maximum	$40,000	$40,000

Series #LEDZEPP1	Per Unit	$6.00	$6.00
	Total Minimum	$38,400	$38,400
	Total Maximum	$48,000	$48,000

Series #SI1	Per Unit	$2.00	$2.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #ELVIS	Per Unit	$8.00	$8.00
	Total Minimum	$32,000	$32,000
	Total Maximum	$40,000	$40,000

Series #GOLD1	Per Unit	$4.00	$4.00
	Total Minimum	$12,800	$12,800
	Total Maximum	$16,000	$16,000

Series #88ZELDA	Per Unit	$5.00	$5.00
	Total Minimum	$48,000	$48,000
	Total Maximum	$60,000	$60,000

(1) Dalmore Group, LLC (when acting in connection with initial offerings of interests, the “BOR”) acts as a broker of record and is entitled to a Brokerage Fee, as described in “Offering Summary” – “Use of Proceeds.”  The BOR’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses.”  With respect to trading on the PPEX ATS (as defined below), Dalmore Group, LLC (when acting in connection with secondary market transactions of interests, the “Executing Broker”) also acts as executing broker to facilitate secondary transactions on behalf of investors (as described in “Description of the Business – Liquidity Platform”).

(2) DriveWealth, LLC (the “Custodian”) acts as custodian of interests and holds brokerage accounts for interest holders in connection with the Company’s offerings and is entitled to a Custody Fee, as described in “Offering Summary” – “Use of Proceeds.”  The Custodian’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses.”  For all offerings of the Company which closed or launched prior to the agreement with the Custodian, signed on March 2, 2018, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such interests or transferred money into escrow in anticipation of purchasing such interests at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all membership interests in any series of the Company principally through the Platform (as defined below) and any successor platform used by the Company for the offer and sale of interests, as described in greater detail under “Plan of Distribution and Subscription Procedure” and “Description of the Business – Liquidity Platform.”  The Manager pays the Offering Expenses (as defined below) on behalf of each Series (as defined below) and is reimbursed by the Series from the proceeds of a successful Offering.  See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure – Fees and Expenses” section for further details.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) amount of membership interests of each of the series of the Company highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of the Financial Industry Regulatory Authority (“FINRA”) and is registered in each state where the offer or sales of the Interests (as defined below) will occur. Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series.”  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings.”  See “Description of Interests Offered” for additional information regarding the Interests.

The Company is managed by its managing member, RSE Collection Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings”).  Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets” together with the Manager, Rally Holdings, and each of their respective, direct and indirect, subsidiaries and affiliates, the “Rally Entities”).

The Company’s core business is the identification, acquisition, marketing and management of collectible items, including collectible automobiles, memorabilia, alcohol and digital assets, collectively referred to as “Collectible Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the Master Series Table in Appendix A may be referred to herein, collectively, as the “Underlying Assets.” Any individual or entity which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

Rally Holdings serves as the asset manager (the “Asset Manager”) for each Series of the Company and provides services related to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information).

Appendix B to this Offering Circular describes each individual Series found in the Master Series Table.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company generally or any other Rally Entity.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon the earliest to occur of (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission,” which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier 2 of Regulation A (17 CFR 230.251 et seq.), and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent,” and will not be transferred to the operating account of the Series unless and until there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interests. This results in limited voting rights of the Investor, which are solely related

v

to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, the Platform or the PPEX ATS will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform or the PPEX ATS (as defined below), via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” beginning on page 12 for a description of some of the risks that should be considered before investing in the Interests.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials.  These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.  This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTION PAGE

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE 1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS 4

OFFERING SUMMARY 5

RISK FACTORS 12

POTENTIAL CONFLICTS OF INTEREST 36

DILUTION 41

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE 42

DESCRIPTION OF THE BUSINESS 52

MANAGEMENT 69

COMPENSATION 78

PRINCIPAL INTEREST HOLDERS 79

DESCRIPTION OF INTERESTS OFFERED 81

MATERIAL UNITED STATES TAX CONSIDERATIONS 88

WHERE TO FIND ADDITIONAL INFORMATION 91

APPENDIX A A-1

APPENDIX B B-1

USE OF PROCEEDS – SERIES #MACWORLD1 B-2

DESCRIPTION OF SERIES 1984 MACWORLD #1 B-4

USE OF PROCEEDS – SERIES #TREASURE B-6

DESCRIPTION OF SERIES 1883 TREASURE ISLAND B-8

USE OF PROCEEDS – SERIES #57UNITAS B-10

DESCRIPTION OF SERIES 1957 TOPPS JOHNNY UNITAS ROOKIE CARD B-12

USE OF PROCEEDS – SERIES #BATMAN B-14

DESCRIPTION OF SERIES 1940 BATMAN #1 COMIC BOOK B-16

USE OF PROCEEDS – SERIES #04PHELPS B-18

DESCRIPTION OF SERIES 2004 MICHAEL PHELPS ROOKIE CARD B-20

USE OF PROCEEDS – SERIES #VERSTAPP1 B-22

DESCRIPTION OF SERIES 2020 TOPPS MAX VERSTAPPEN CARD B-24

USE OF PROCEEDS – SERIES #WOW6586 B-26

DESCRIPTION OF SERIES WORLD OF WOMEN 6586 NFT B-28

USE OF PROCEEDS – SERIES #AZUKI6704 B-31

DESCRIPTION OF SERIES AZUKI 6704 NFT B-33

USE OF PROCEEDS – SERIES #WWLAND1 B-35

DESCRIPTION OF SERIES WORLDWIDE WEBB LAND NFT B-37

USE OF PROCEEDS – SERIES #MAYC9114 B-39

DESCRIPTION OF SERIES MUTANT APE YACHT CLUB 9114 NFT B-41

USE OF PROCEEDS – SERIES #SANDBOX1 B-44

DESCRIPTION OF SERIES THE SANDBOX ESTATE NFT BUNDLE B-46

USE OF PROCEEDS – SERIES #OBAMABALL B-49

DESCRIPTION OF SERIES 2010 OBAMA SIGNED BASKETBALL B-51

USE OF PROCEEDS – SERIES #STARWARS3 B-53

DESCRIPTION OF SERIES 1977 TOPPS STAR WARS SERIES 1-5 BOXES B-55

USE OF PROCEEDS – SERIES #VFRNDS1 B-57

DESCRIPTION OF SERIES VEEFRIENDS SHARING SQUIRREL DRAWING B-59

USE OF PROCEEDS – SERIES #96TIGER B-61

DESCRIPTION OF SERIES 1996 TIGER WOODS ROOKIE CARD B-63

USE OF PROCEEDS – SERIES #58PELE4 B-65

DESCRIPTION OF SERIES 1958 PELE WORLD CUP DEBUT TICKET B-67

USE OF PROCEEDS – SERIES #BART B-69

DESCRIPTION OF SERIES 1993 SKYBOX SIMPSONS BART SKETCH B-71

USE OF PROCEEDS – SERIES #HOMER B-73

DESCRIPTION OF SERIES 1993 SKYBOX SIMPSONS HOMER SKETCH B-75

USE OF PROCEEDS – SERIES #YEEZY B-77

DESCRIPTION OF SERIES COMPLETE COLLECTION OF YEEZY 350 SNEAKERS (2015-2020) B-79

USE OF PROCEEDS – SERIES #LEDZEPP1 B-85

DESCRIPTION OF SERIES LED ZEPPELIN I SIGNED ALBUM B-87

USE OF PROCEEDS – SERIES #SI1 B-89

DESCRIPTION OF SERIES 1954 SPORTS ILLUSTRATED #SI1 B-91

USE OF PROCEEDS – SERIES #ELVIS B-93

DESCRIPTION OF SERIES 1977 ELVIS PRESLEY LAST LIVE PERFORMANCE TICKET B-95

USE OF PROCEEDS – SERIES #GOLD1 B-97

DESCRIPTION OF SERIES ALASKA GOLD NUGGET B-99

USE OF PROCEEDS – SERIES #88ZELDA B-101

DESCRIPTION OF SERIES 1988 NES ZELDA II: THE ADVENTURES OF LINK VIDEO GAME B-103

USE OF PROCEEDS – SERIES #DOOD7387 B-105

DESCRIPTION OF SERIES DOODLE 7387 NFT B-107

USE OF PROCEEDS – SERIES #SACHS1 B-109

DESCRIPTION OF SERIES TOM SACHS ROCKET FACTORY “GAMECHANGER” NFT B-111

USE OF PROCEEDS – SERIES #AZUKI8467 B-114

DESCRIPTION OF SERIES AZUKI 8467 NFT B-116

USE OF PROCEEDS – SERIES #32RUTH B-119

DESCRIPTION OF SERIES 1932 BABE RUTH CALLED SHOT TICKET STUB B-121

USE OF PROCEEDS – SERIES #20WITT B-123

DESCRIPTION OF SERIES 2020 BOBBY WITT JR. ROOKIE CARD B-125

USE OF PROCEEDS – SERIES #TOADZ5028 B-127

DESCRIPTION OF SERIES CRYPTOADZ 5028 NFT B-129

USE OF PROCEEDS – SERIES #TOADZ3079 B-131

DESCRIPTION OF SERIES CRYPTOADZ 3079 NFT B-133

USE OF PROCEEDS – SERIES #KENNERSET B-135

DESCRIPTION OF SERIES 1978 KENNER STAR WARS SET B-137

USE OF PROCEEDS – SERIES # SANDBOX2 B-139

DESCRIPTION OF SERIES THE SANDBOX 3X3 ESTATE NFT BUNDLE B-141

USE OF PROCEEDS – SERIES # MBIRD2754 B-144

DESCRIPTION OF SERIES MOONBIRD 2754 NFT B-146

USE OF PROCEEDS – SERIES #DLAND1 B-149

DESCRIPTION OF SERIES DECENTRALAND ESTATE 2X2 NFT BUNDLE B-151

USE OF PROCEEDS – SERIES #WARHOL1 B-154

DESCRIPTION OF SERIES 1967 ANDY WARHOL MARILYN MONROE PRINT B-156

USE OF PROCEEDS – SERIES #94CSI B-159

DESCRIPTION OF SERIES 1994 BMW 850CSI B-161

USE OF PROCEEDS – SERIES #EMERALD B-163

DESCRIPTION OF SERIES 2005 GAME BOY ADVANCE POKéMON EMERALD VERSION VIDEO GAME B-165

EXHIBIT INDEX III-1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-11584) that was qualified by the Commission on November 15, 2021 (“Offering Statement 2”). We hereby incorporate by reference into this Offering Circular the information contained in the following filings by RSE Collection with the Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.The following sections of the Post-Qualification Amendment No. 17 to Offering Statement 2:

•Cautionary Note Regarding Forward Looking Statements

•Trademarks and Tradenames

•Additional Information

•Offering Summary

•Risk Factors

•Potential Conflicts of Interests

•Dilution

•Plan of Distribution and Subscription Procedure

•Description of the Business

•Management

•Compensation

•Principal Interest Holders

•Description of Interests Offered

•Material United States Tax Considerations

•Where to Find Additional Information

•Appendix A – Master Series Table

•Appendix B – Use of Proceeds and Asset Descriptions

2.The following sections of the Company’s Annual Report on Form 1-K for the Fiscal Year Ended December 31, 2021:

•Management’s Discussion and Analysis of Financial Condition and Results of Operations

•Financial Statements and Accompanying Notes for the Fiscal Years ended December 31, 2021 and 2020

3.The following sections of the Post-Qualification Amendment No. 15 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

4.The following sections of the Post-Qualification Amendment No. 14 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

5.The following sections of the Post-Qualification Amendment No. 13 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

6.The following sections of the Post-Qualification Amendment No. 10 to Offering Statement 2

•Appendix B – Use of Proceeds and Asset Descriptions

7.The following sections of the Post-Qualification Amendment No. 9 to Offering Statement 2

•Appendix B – Use of Proceeds and Asset Descriptions

8.The following sections of the Post-Qualification Amendment No. 8 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

9.The following sections of the Post-Qualification Amendment No. 7 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

10.The following sections of the Post-Qualification Amendment No. 6 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

11.The following sections of the Post-Qualification Amendment No. 5 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

12.The following sections of the Post-Qualification Amendment No. 4 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

13.The following sections of the Post-Qualification Amendment No. 3 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

14.The following sections of the Post-Qualification Amendment No. 2 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

15.The following sections of the Post-Qualification Amendment No. 1 to Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

16.The following sections of the Company’s Offering Circular filed with the Commission on November 17, 2021 pursuant to Rule 253(g)(2) under the Securities Act:

•Management’s Discussion and Analysis of Financial Condition and Results of Operations

•Appendix B – Use of Proceeds and Asset Descriptions

17.The following sections of Offering Statement 2:

•Appendix B – Use of Proceeds and Asset Descriptions

18.The following sections of the Post-Qualification Amendment No. 21 to the Offering Statement on Form 1-A filed with the Commission on June 30, 2017, File No. 024-10717 (“Offering Statement 1”):

•Use of Proceeds and Asset Descriptions

19.The following sections of the Post-Qualification Amendment No. 20 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

20.The following sections of the Post-Qualification Amendment No. 19 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

21.Supplement No. 2, dated November 1, 2019, to Post-Qualification Amendment No. 18 to Offering Statement 1

22.Supplement No. 1, dated October 28, 2019, to Post-Qualification Amendment No. 18 to Offering Statement 1

23.The following sections of the Post-Qualification Amendment No. 18 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

24.The following sections of the Post-Qualification Amendment No. 16 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

25.The following sections of the Post-Qualification Amendment No. 15 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

26.The following sections of the Post-Qualification Amendment No. 14 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

27.The following sections of the Post-Qualification Amendment No. 13 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

28.The following sections of the Post-Qualification Amendment No. 12 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

29.The following sections of the Post-Qualification Amendment No. 11 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

30.The following sections of the Post-Qualification Amendment No. 10 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

31.The following sections of the Post-Qualification Amendment No. 8 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

32.The following sections of the Post-Qualification Amendment No. 7 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

33.The following sections of the Post-Qualification Amendment No. 6 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

34.The following sections of the Post-Qualification Amendment No. 5 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

35.The following sections of the Post-Qualification Amendment No. 4 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

36.The following sections of the Post-Qualification Amendment No. 2 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

37.The following sections of the Post-Qualification Amendment No. 1 to Offering Statement 1:

•Use of Proceeds and Asset Descriptions

38.The following sections of the Amended Offering Statement on Form 1-A filed with the Commission on July 26, 2017:

•Use of Proceeds and Asset Descriptions

Any statement contained in any document incorporated by reference into this Offering Circular will be deemed modified or superseded for the purposes of this Offering Circular to the extent that a statement contained in this Offering Circular modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular. From time to time, we may file an additional Post-Qualification Amendment or provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Note that any statement we make in this Offering Circular will be modified or superseded by an inconsistent statement made by us in a subsequent Offering Circular Supplement or Post-Qualification Amendment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, the Asset Manager, each Series of the Company, the Platform and the PPEX ATS (as defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, the Platform or the PPEX ATS will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained or incorporated by reference in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated herein and in the Exhibits filed with the Offering Statement of which this Offering Circular forms a part.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Collection, LLC, a Delaware series limited liability company formed on August 24, 2016.

Underlying Assets
and Offering Price

Per Interest: The Company’s core business is the identification, acquisition, marketing and management of collectible items, including collectible automobiles, memorabilia, alcohol and digital assets (collectively, the “Collectible Assets”), as the Underlying Assets of the Company.

It is not anticipated that any Series will own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering price per Interest for each Series is detailed in “Description of Series” in Appendix B and the Master Series Table in Appendix A.

Securities Offered:Investors will acquire membership Interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interests in a Series have only an Interest in assets, liabilities, profits, losses and distributions pertaining to the specific Underlying Asset owned by that Series and the related operations of that Series.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement.  The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) Rally Holdings, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:RSE Collection Manager, LLC, a Delaware limited liability company, is the Manager of the Company and will be the Manager of each Series. The Manager, together with its affiliates, will own a minimum of 1% of the Interests of each Series as of the Closing of an Offering.

Advisory Board:  The Manager has assembled an expert network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager and the Asset Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker: The Company has entered into an agreement with the BOR.  The BOR acts as broker of record and is entitled to a Brokerage Fee (as defined below).  The sale of membership Interests is being facilitated by the BOR, which is registered as a broker-dealer under the Exchange Act and in each state where the offer or sales of the Interests will occur, and is a member of FINRA and the Securities Investor Protection Corporation (the “SIPC”).  It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective Investors.

Custodian: The Company has entered into an agreement with the Custodian, a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where the offer or sale of the Interests in Series of the Company will occur and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s Offerings.  Each Investor’s brokerage account will be created as part of the account creation process on the Platform and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, will be required to opt-in to allow the Custodian to create a brokerage account for them and transfer previously issued Interests into such brokerage accounts.  The Custodian is a member of FINRA and the SIPC.

Transfer Agent:The Company has entered into an agreement with RSE Transfer Agent LLC, a registered transfer agent affiliated with the Company, to perform transfer agent functions with respect to the Interests of the Series.

Minimum

Interest Purchase:The minimum subscription by an Investor is one (1) Interest in a Series.  The Manager and/or its affiliates must purchase a minimum of 1% of Interests of each Series as of the Closing of its Offering.  The purchase price, which is calculated as the Offering price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering Size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Offering as detailed for each Series highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective Offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

Escrow Agent:Atlantic Capital Bank, N.A., a Georgia banking corporation.

Escrow:The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with the Escrow Agent until there is a Closing with respect to the applicable Series. Upon the occurrence of a Closing, the subscription funds will be transferred from the escrow account to the operating account for the applicable Series.  The subscription funds will not be transferred to the operating account of such Series unless and until there is a Closing with respect to that Series.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the operating account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses (as defined below).

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Offering Period:There will be a separate Closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date that subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case where the Company enters into a purchase option agreement or consignment agreement, the Offering may never be launched, or a Closing may not occur, in the event that the Company does not exercise the purchase option before the expiration date of the purchase option agreement or consignment agreement.

Lock-Up Period:The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Additional Investors:An Asset Seller may be issued Interests of such applicable Series as a portion of the total purchase consideration for such Underlying Asset. Any Asset Seller may also purchase a portion of the Interests in a Series beyond such Interests issued as consideration.

Use of Proceeds: The gross proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) “Brokerage Fee”: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering, as compensation for brokerage services;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Seller (which may have occurred prior to the Closing).

The Company typically acquires Underlying Assets through the following methods:

1.Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2.Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3.Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

4.Consignment agreement – the Company enters into a consignment agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset and under which the Company takes possession of the Underlying Asset during a consignment period

The Company’s acquisition method for each Underlying Asset is noted in the Series Detail Table relating to each respective Underlying Asset in Appendix B.

(iii) “Offering Expenses”: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer and compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses (as defined below)), as applicable, paid to legal advisors, brokerage firms, escrow agents, underwriters, printing companies, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to the Custodian equal to 0.75% of the gross proceeds from the Offering, but at a minimum of $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into Custodian brokerage accounts on behalf of the Interest Holders. In the case of each Series notated in the Master Series Table in Appendix A, the

Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) “Acquisition Expenses”: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party, in each case for funds used to acquire the Underlying Asset or any options in respect of such purchase. Except as otherwise noted, any such loans by affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code), and any other loans accrue interest as described herein.

(v) “Sourcing Fee”: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in the Master Series Table in Appendix A for each respective Series.

The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering. See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure - Fees and Expenses” section for further details.

Operating Expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocations of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Asset, including, but not limited to, storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to the registrar and transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event, but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each Offering notated in the Master Series Table in Appendix A. Offerings, for which no Closing has occurred are highlighted in gray in the Master Series Table in Appendix A.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”),

or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

No revenue models have been developed at the Company or Series level, and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed. We expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further Issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:The Asset Manager is Rally Holdings LLC, a Delaware limited liability company.

Platform and PPEX

ATS:Rally Holdings owns and operates a mobile app-based and web browser-based investment platform (the “Platform”) through which substantially all of the sales of the Interests are executed and through which resale transactions may be initiated for execution by registered broker-dealers during Trading Windows (as defined below).  On November 23, 2021, the Public Private Execution Network Alternative Trading System (the “PPEX ATS”) was launched as a venue available for facilitating resale transactions in certain Series of Interests. The PPEX ATS is an electronic alternative trading system with a Form ATS on file with the Commission and is owned and operated by North Capital Private Securities Corporation (“NCPS”), a registered broker-dealer and member of FINRA and SIPC.  Registered broker-dealers and certain institutional customers who become members of the PPEX ATS, including the Executing Broker, will have access to the PPEX ATS.  The PPEX ATS is not accessible to non-members or the general public, and Investors will have no direct interaction with NCPS.  When trading through the PPEX ATS, which is presently available with respect to only certain Series of Interests, Investors submit bid and ask quotes on the Platform to purchase or sell Interests, with any transactions to be executed by the Executing Broker and matched through the PPEX ATS.  Resale transactions in other Series of Interests will continue to be effectuated through the Platform during Trading Windows until the PPEX ATS is available for facilitating resale transactions in such Series of Interests.  We expect that resale transactions with respect to all Series of Interests will be effectuated through the PPEX ATS in the second quarter of 2022.  See “Description of the Business – Liquidity Platform” below for additional information on the execution of resale transactions.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income (as determined under U.S. Generally Accepted Accounting Principles) plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset.  The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information) for each Series, the Asset Manager is paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular

Series (the “Management Fee”).  The Management Fee only becomes due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below.  For tax and accounting purposes the Management Fee will be accounted for as an expense on the books of each Series.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series;

•thereafter, no less than 50% (net of corporate income taxes applicable to that Series) by way of distribution to the Interest Holders of that Series, which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series; and

•thereafter, up to 50% to the Asset Manager in payment of the Management Fee for that Series.

Following the sale of the Underlying Asset associated with a Series and the liquidation of such Series, any Free Cash Flow generated from such liquidating sale of the Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under liabilities of the Series, including potential Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter, withhold any amounts required for federal, state and local corporate taxes related to the sale of the Underlying Asset; and

•thereafter, by distribution to the Interest Holders of that Series, which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  The Manager may change the timing of potential distributions to Interest Holders of a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Rally Entities,  nor any of their respective current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other Rally Entities (collectively, the “Indemnified Parties”), will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification obligation will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interests if such transfer would result in (a) there being more than 2,000 beneficial owners of a Series or more than 500 beneficial owners of a Series that are not “accredited investors,”  (b) the assets of a Series being deemed plan assets for purposes of ERISA (as described in “Plan of Distribution” – “Investor Suitability Standards”), (c) such Interest Holder holding in excess of 19.9% of a Series, (d) a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, the Asset Manager or any of their affiliates being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing Law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement are governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim is not vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved, that you will earn a return on your investment in Interests or that a secondary market would ever develop for the Interests, whether through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occur, the value of the Interests may be materially adversely affected. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks Relating to the Structure, Operation and Performance of the Company.

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests. This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager thus retains significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no active trading market for our securities. An active market in which Investors can resell their Interests may not develop or be sustainable.

Currently no active trading market for any Interests exists, and an active market may not develop or be sustainable, whether public or private.  If an active public or private trading market for our securities does not develop or is not sustainable, it may be difficult or impossible for you to resell your Interests at any price.  Although there is a possibility that the Platform, which is a discretionary and irregular matching service of a registered broker-dealer, or the PPEX ATS, which is a venue for facilitating secondary trading of Interests of certain Series via a non-discretionary matching service (see “Description of the Business – Liquidity Platform” for additional information), may permit some liquidity, neither the Platform nor the PPEX ATS operates like a stock exchange or other traditional trading markets.  The Trading Windows (as described in “Description of the Business – Liquidity Platform”) for Interests may occur infrequently and may be open for only short time periods.  There can be no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a Trading Window.  Furthermore, there can be no guarantee that any broker will continue to provide these services or that the Company or the Manager will pay any fees or other amounts that would be required to maintain that service.  Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale at a desired price or at all.  Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold.  Even if a public or private market does develop for a Series, the price of the Interests at which you could sell your Interests might be below the amount you paid for them.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering. Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were formed in the last six years.  No Series has generated any revenues, and we have a limited operating history upon which prospective Investors may evaluate their performance.  Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations.  No revenue models have been developed at the Company or Series level, and we do not expect either the Company or any of its Series to generate any revenues for some time.  We will update the appropriate disclosure at such time as revenue models have been developed.  See the “Management’s Discussion and Analysis” section for additional information.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase, or any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which may arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Collectible Assets).

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies conducting similar offerings in the Asset Class or proposing to run a platform for the purchase of Interests in the Asset Class is limited to date. Two businesses that are affiliated with the Company, RSE Archive, LLC and RSE Innovation, LLC, have pursued a similar strategy with different asset classes. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Asset Manager to operate the Underlying Assets profitably. This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which may arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs (as described in “Description of the Business – Business of the Company”) that would require the Company to own a substantial number of Underlying Assets).

The Offering amount exceeds the value of the Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as of the date of such Offering (as the net proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset were to be sold and there had not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of that amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager, Asset Manager and RSE Markets, including the Asset Manager’s personnel and the officers of RSE Markets. Our business and operations could be adversely affected if the Asset Manager loses key personnel or RSE Markets loses officers.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for Rally Holdings to maintain the Platform.  As the Manager and Asset Manager have been in existence only since March 2021 and October 2020, respectively, and are early-stage startup companies, they have no significant operating history. Further, while the Asset Manager will also be the Asset Manager for RSE Archive, LLC, a series limited liability company with a similar business model in the collectible and memorabilia asset class, and RSE Innovation, LLC, a series limited liability company with a similar business model in a different asset class, and thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and, therefore, the Interests) is highly dependent on the expertise and performance of the Manager, the Asset Manager, RSE Markets and their respective teams; the Asset Manager’s expert network; and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager, the Asset Manager or RSE Markets.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, there are a number of key factors that will potentially impact the Company’s operating results going forward, including the ability of the Asset Manager to:

•continue to source high quality Collectible Assets at reasonable prices to securitize through the Platform;

•market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

•find and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

•continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

•find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

Finally, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and the Company’s ability to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which may arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetize them together with other Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to continue to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, as of the date of this Offering Circular, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities and no such Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and, therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We maintain physical, technical, and administrative security measures designed to protect our systems against cyber-attacks and unauthorized disclosure of sensitive data.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform, through which potential Investors may acquire or transfer Interests, and the PPEX ATS, through which potential Investors may transfer Interests in certain Series, may make them attractive targets to cyber threat actors.  The Platform and the PPEX ATS process certain confidential information about Investors, the Asset Sellers, and the Underlying Assets.  While we maintain commercially reasonable measures to protect this confidential information and our information systems, security incidents involving the Platform, the PPEX ATS, the Company, the Asset Manager, the Manager, or any of their respective service providers remain a risk.  And because we do not operate the PPEX ATS, we do not control the measures taken to protect the PPEX ATS from cyber threats.  Unauthorized access to or disclosure or acquisition of confidential information, whether accidental or intentional, can lead to harm such as identity theft and fraud.  Security incidents could also expose the Company to liability related to the loss of confidential information, such as time-consuming and expensive litigation and negative publicity, regulatory investigations and penalties, as well as the degradation of the proprietary nature of the trade secrets of the Asset Manager, the Manager, and the Company.  If security measures are breached because of third-party action, employee error, malfeasance, or otherwise, or if design flaws in the Platform or the PPEX ATS software are exposed and exploited, the relationships between the Company, Investors, users, third-party vendors and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability.  Security incidents can also disrupt business operations, diverting attention from utilization of the Underlying Assets and causing a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques and malware used to sabotage or obtain unauthorized access to systems change frequently and may not be captured by existing security tools and software, the Company, the third-party hosting service used by the Platform or the PPEX ATS, and other third-party service providers may be unable to prevent all cyber-attacks.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach can be costly to implement and often lead to negative publicity, which may cause Investors, the Asset Sellers, or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform or the PPEX ATS.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, the Platform and the PPEX ATS, and the Company could lose Investors and the Asset Sellers as a result thereof.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting the business. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages through the Platform and during Trading Windows (as described in “Description of the Business – Liquidity Platform”), resulting in decreased customer satisfaction and regulatory sanctions and adverse effects on primary issuances or Trading Windows.

The Platform has experienced systems failures and delays in the past and could experience future systems failures and delays.  In such cases the Asset Manager has and may in the future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased.  In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and, rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account on the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in the future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform and the PPEX ATS, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients.

Because we store, process and use data, some of which contains personal information, we are subject to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention or engagement, any of which could seriously harm our business.

The Platform and the PPEX ATS are highly technical and may be at a risk to malfunction.

Our Platform and the PPEX ATS are complex systems composed of many interoperating components and incorporates software that is highly complex.  Our business is dependent upon our ability to prevent system interruption on the Platform and the PPEX ATS.  Our software, including open source software that is incorporated into our code, and the software supporting the PPEX ATS, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released.  Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users.  We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption.  In addition, we have experienced outages on the Platform due to circumstances within our control, such as outages due to software limitations.  We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of the Platform.  If the AWS data centers fail, Platform users may experience down time.  If sustained or repeated, any of these outages could reduce the attractiveness of the Platform to users.  In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of the Platform.  Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of the Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.  The PPEX ATS faces risks similar to those described above.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform or the PPEX ATS in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Under the current system of secondary trading, liquidity for the Interests in large part depends on the market supply of and demand for Interests during the Trading Window (as described in “Description of the Business – Liquidity Platform”), as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows will happen on a recurring basis, although there can be no assurance that Trading Windows for a Series will occur on a regular basis or at all.  And though the implementation of the PPEX ATS will permit Investors to post offers to buy and sell Interests outside the times of the Trading Windows, secondary transactions of Interests will continue to be limited to such Trading Windows, and there is no guarantee that an Investor will be able to sell Interests at a desired price or at all. Further, the frequency and duration of any Trading Window will initially be determined by the Company but will be subject to adjustment by the brokers or, when trading occurs through the PPEX ATS, at the sole discretion of NCPS in its capacity as operator of the PPEX ATS.

There can be no guarantee that the Manager will continue to pay for commissions due to the Executing Broker in connection with trades executed on the PPEX ATS.

With respect to secondary trading via the PPEX ATS, the Manager, at its sole discretion, may from time-to-time cover the commission owed to the Executing Broker in respect of executed transfers of Interests, but there is no assurance that this practice will continue permanently, and Investors may subsequently be required to pay such commission in order to participate in secondary market transactions (see “Description of the Business – Liquidity Platform” for additional information).

Abuse of our advertising or social platforms may harm our reputation or user engagement.

The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations are likely to continue to be negatively impacted by the coronavirus outbreak.

In March 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets. The spread of COVID-19 created a worldwide public-health crisis that disrupted and that continues to affect the global economy.  COVID-19 (or variants of COVID-19, including the Delta variant) continues to spread throughout the U.S. and the world and has resulted in authorities implementing varying measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. The long-term impacts of the outbreak and of the responses to it are unknown and will continue to evolve, and they could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that COVID-19 could cause further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. In addition, governmental or societal actions and responses following the lifting of containment efforts could have unforeseeable economic consequences that adversely affect our business, results of operations or financial condition. As vaccinations become readily available, we cannot predict what impacts may result from any current or future vaccine mandates at the federal, state or local level. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could continue to be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

To date, we do not believe that COVID-19 has had a material adverse effect on our business. However, we continue to closely monitor developments related to the COVID-19 pandemic and assess any negative impacts to our business. The extent to which COVID-19 and the response to the pandemic continue to impact our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the COVID-19 outbreak, actions taken to contain the outbreak or treat its impact, and any mutations or variations that affect the efficacy of vaccines and other containment measures, among others.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the COVID-19 pandemic. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease in the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, on whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

Risks Relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, needing to file only semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting. If deficiencies or material weaknesses are identified, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If the Asset Manager, or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including the initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), the Manager or the Asset Manager may need to stop operating and, therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.  We have been made aware by the staff of the Commission (the “SEC Staff”) that certain activities of affiliates of the Manager and Asset Manager may have required such registration, and the matter is under investigation by the SEC Staff.

If the Platform is ultimately found to be a securities exchange or alternative trading system, we may be required to cease operating the Platform while we are still reliant on it for secondary trading in some Series of Interests, and such cessation would materially and adversely affect your ability to transfer your Interests.

We have been made aware by the SEC Staff that the Platform (see “Description of the Business – Liquidity Platform”) operated by the Asset Manager may be a securities exchange or alternative trading system under the Exchange Act, and the matter is under investigation by the SEC Staff.  If it is ultimately determined that the Platform is a securities exchange or alternative trading system then we would be required to register as a securities exchange or broker-dealer, either of which would significantly increase the overhead expenses of the Asset Manager and could cause the Asset Manager to wind down the Platform before the PPEX ATS is available for resale transactions for all Series of Interests.  Further, if we are ultimately found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on the Asset Manager and may require it to cease operating the Platform before the PPEX ATS is available for resale transactions for all Series of Interests or otherwise be unable to maintain the Platform, which would materially and adversely affect your ability to transfer your Interests.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing our ability to enforce our rights related to the Underlying Assets or conduct offerings of securities.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing us from enforcing our rights related to the Underlying Assets or conducting offerings of securities. The agreements by which we acquire any Underlying Assets are intended to be effective for the terms set forth in each respective “Description of Series” and “Series Detail Table” in Appendix B and may be terminated only as specified in the underlying asset purchase agreement. Any changes in or interpretations of current laws and regulations could require us to increase our compliance expenditures, inhibit our ability to source Underlying Assets or cause us to significantly alter or to discontinue offering Interests of Series. Altering the terms of a purchase agreement governing Underlying Assets to comply with changes in or interpretations of applicable laws and regulations could require significant legal expenditures, increase the cost of acquiring, holding and managing Underlying Assets or make Series less attractive to investors. In addition, our failure to comply with applicable laws and regulations could lead to significant penalties, fines or other sanctions. If we are unable to effectively respond to any such changes or comply with existing and future laws and regulations, our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted.

If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.”  While our Operating Agreement presently prohibits any transfer that would result in any Series being beneficially owned by more than 2,000 persons or 500 non-“accredited investors,” the Manager has the right to waive, and for a number of Series has waived, this prohibition.  To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year.  If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series, and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the

“Investment Advisers Act”), and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible changes in federal tax laws may have unpredictable adverse effects on the Company.

The Code (as defined and described in “Material United States Tax Considerations”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

We rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business,” the Asset Class is difficult to value, and it is hoped the Platform and the PPEX ATS will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than currently exists.  Until the Platform, or the PPEX ATS, has created such a market, valuations of the Underlying Assets will be based upon the subjective assessments made by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results, accident records and previous sales history).  Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark.  Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets.  The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

The Asset Class requires a high level of expertise to understand both the basic product as well as the formatting and packaging of an item.  Given the materials used for particular Collectible Assets, some may be relatively easy to replicate or otherwise forge.  In addition, the history of ownership and provenance of a particular Underlying Asset may not be complete.  As a result, we are highly reliant on the trusted name of the brand, retailer, authenticator or other conduit to ensure the integrity of the product.  While there is no guarantee that an Underlying Asset will be free of fraud, we attempt to mitigate this risk by having the item graded or authenticated by a reputable firm.  In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia.  Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied.  The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely deteriorate.  A piece of an Underlying Asset may also be mislabeled by an authenticator such as giving it the wrong year or attributing it to the wrong person, which may adversely affect its value. Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

Older vintages of alcohol-related Underlying Assets add in another layer of complexity given the lack of transparency, published records and expert knowledge of a particular alcohol-related Underlying Asset, vintage or bottle format.  Fraudulent bottles in the industry are often the result of older bottles being reconstituted and sold as an alcohol-related Underlying Asset other than what is actually contained in the bottle.

Government regulation specific to alcohol-related Underlying Assets may adversely affect the value of such assets.

Alcohol is regulated and can be sold only to individuals of drinking age, over twenty-one in the United States.

In the United States a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, which creates unique and complex regulatory requirements.

Imported alcohol in most international jurisdictions is subject to importing and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Should trade policies between countries change or social perceptions alter, imported alcohol may suffer disproportionately to domestically produced alcohol.  Given the complexity of the regulatory environment and the regulated nature of the product, any changes in the regulatory environment have the ability to impact the value or liquidity of alcohol.

We do not currently hold any of the necessary licenses related to alcohol and, as such, plan to partner with third parties that are in possession of the necessary licenses, if these were required to run the business, or we may decide not to acquire alcohol-related Underlying Assets at all.  There can be no guarantee that we will find any third parties with the appropriate licenses to partner with.

The complicated and overlapping systems of regulating alcohol in the United States may adversely impact our ability to either acquire or dispose of an alcohol-related Underlying Asset on a favorable basis.

The United States maintains separate systems at the federal and state levels for the buying, selling and transportation of alcohol.  Certain states have restrictions on licensing requirements as well as where and how alcohol can be bought and sold.  Most states maintain three tiers of distribution where there is an importer/distributor, a retailer and then the consumer.  In some states the quantity of alcohol that can be purchased directly is limited or non-existent. In other instances, the state maintains the supply of alcohol and how it is sold into the consumer markets.  Further, this three-tiered system is subject to constant change and periodic regulatory challenge.  As such, the complex and fluid nature of the three-tier system could materially and adversely impact our ability to ether obtain alcohol-related Underlying Assets or our ability to divest such Underlying Assets on a favorable basis.

Demand for the assets in the Asset Class has been volatile, and potential negative changes within the Asset Class could materially adversely affect the value of Underlying Assets.

The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (e.g., trading cards).  Demand for high value Collectible Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector community and in the case of sports, the general fan community resulting in changes of which Collectible Assets are most sought after.  Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the

Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy (including the recent COVID-19 pandemic) and the availability of desirable Collectible Assets.  Given the concentrated nature of the Underlying Assets any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Popularity within categories of the broader market (e.g. baseball or football) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. baseball cards or football jerseys), and consequently the value of the Interests.

Interests are not diversified investments.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and any amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

There can be no assurance that the market for NFTs will be sustained, which may materially adversely affect the value of NFTs, and consequently the value of related Series and the amount of distributions made to Interest Holders.

The market for digital assets, including, without limitation, non-fungible tokens (“NFTs”), whether related to digital art or otherwise, is still nascent.  Accordingly, the market for NFTs may not maintain current levels of value or growth. If such levels are not maintained, it may be difficult or impossible for us to resell any underlying NFT asset at a desirable price or at all.  The prices of NFTs have already been subject to dramatic fluctuations, which in turn may materially adversely affect any Series for which the Underlying Asset is an NFT.

There is currently no insurance available for digital assets, and future costly insurance for digital assets may adversely impact the value of related Series and the amount of distributions made to Interest Holders.

There is currently no insurance available for digital assets, and insurance may never be available from traditional providers, so the Manager self-insures underlying digital assets on behalf of the Company.  Accordingly, until traditional insurance is available for digital assets, protection of digital assets through insurance is solely dependent on the Manager, and thus dependent on the Manager’s expertise and performance.

Should traditional insurance become available, the cost of protecting digital assets may be substantial and may vary from year to year depending on changes in the insurance rates for covering the underlying digital assets.  If costs are higher than expected, resulting expenses could adversely affect the value of the Series, the amount of distributions made to Interest Holders of the Series, potential proceeds from a sale of the related underlying digital asset (if any) and any capital proceeds returned to Investors after paying for any outstanding liabilities.

The technology underlying blockchain technology is subject to a number of known and unknown technological challenges and risks that result in decline in value of underlying digital assets.

The blockchain technology used in connection with digital assets, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology. It represents a novel combination of several concepts, including a publicly available database or ledger that represents the total ownership of digital assets at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearinghouse while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the validator of each new block or transaction fees paid by participants in a transaction to validators, and hard limits on the aggregate amount of digital assets that may be issued.  Because of the new and untested nature of blockchain technology, digital assets are vulnerable to risks and challenges, both foreseen and unforeseen.

For example, the consensus protocol for processing transactions may change, and transactions in digital assets may not be processed as presently contemplated in the period during or after the switch in consensus protocols, which may materially and adversely affect the transfer or storage of underlying digital assets. Although there may be solutions that have been proposed and implemented to these and other challenges facing various digital assets, the effectiveness of these solutions has not been proven. Further, legislatures and regulatory agencies could prohibit the use of current or future cryptographic protocols that could result in a significant loss of value or the termination of digital assets. Accordingly, the further development and future viability of digital assets in general is uncertain, and unknown challenges may prevent their wider adoption.

The technology underlying blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have a material adverse effect on the successful adoption of the tokens. The value of underlying digital assets, and consequently the value of related series and the amount of distributions made to holders of interests, may be materially adversely affected as a result.

The growth of the blockchain industry is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the blockchain and digital asset industry include, without limitation:

•worldwide growth in the adoption and use of digital assets and other blockchain technologies;

•government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

•the maintenance and development of the open-source software protocol of blockchain networks;

•changes in consumer demographics and public tastes and preferences;

•the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets, including new means of using government-backed currencies or existing networks;

•the extent to which current interest in digital assets represents a speculative “bubble”;

•general economic conditions in the United States and the world;

•the regulatory environment relating to digital assets and blockchains; and

•a decline in the popularity or acceptance of digital assets or other blockchain-based tokens.

The digital asset industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of digital assets.

The slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks or blockchain assets may adversely impact the value of underlying digital assets or NFTs, as applicable, and consequently, the Series related to the digital Underlying Asset, as well as decrease the likelihood of any distributions being made by us to the Investors. The value of specific underlying digital assets, and consequently the value of related Series, relies on the development, general acceptance and adoption and usage of the applicable blockchain network in that demand depends on ability to readily access the applicable network.

The Ethereum blockchain network on which the ERC-721 protocol is based, and thus ownership and transfer of underlying NFT assets are recorded, utilizes code that is subject to change at any time. These changes may have unintended consequences for underlying NFT assets.

Currently, most NFT assets are built as ERC-721 tokens recorded on the Ethereum blockchain. In addition to the aforementioned risks regarding development and acceptance of blockchain networks, other changes, such as upgrades to Ethereum’s blockchain or a change in how transactions are confirmed on the Ethereum blockchain, may have unintended, adverse effects on NFTs built under the ERC-721 standard. Any such changes to the Ethereum network could negatively affect the value of any underlying NFT assets based on Ethereum blockchain.

The regulatory regime governing digital assets is still developing, and regulatory changes or actions may alter the nature of an investment in digital assets or restrict the use of digital assets in a manner that adversely affects investors and our business plans.

The regulation of digital assets and digital asset exchanges are currently under-developed and likely to rapidly evolve and vary significantly among U.S. and non-U.S. jurisdictions and are subject to significant uncertainty. Existing laws and regulations may apply to digital assets in ways that are uncertain or that could impair the value of digital assets in which we invest as Underlying Assets. Additionally, as digital assets have grown in both popularity and market size, governments have reacted differently to digital assets. Various legislative and executive bodies in the United States, and other countries, have enacted or adopted, or are considering enacting or adopting, laws, regulations, guidance, or other actions that could adversely impact the Company and the value of the digital assets in which we may invest as Underlying Assets. Our failure to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including criminal and civil penalties and fines against the Company. New or changing laws and regulations or interpretations of existing laws and regulations could have material adverse consequences to you and the Company, including the transferability of digital assets, the value of digital assets, the liquidity and market price of digital assets, and your ability to access marketplaces that trade digital assets.

Risks Relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price of an Underlying Asset and do not necessarily correlate to the price at which the Interests may be sold on the Platform or the PPEX ATS.  The value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Competition in the Asset Class from other business models could limit our share of the market.

With the continued increase in popularity of the Asset Class, we expect competition for Collectible Assets to intensify in the future.  There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fairs and auction houses may play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular collectible automobile TV shows, including Jay Leno’s Garage, Wayne Carini’s Chasing Classic Cars and Mike Brewer’s and Edward China’s Wheeler Dealers.  Furthermore, the presence of corporations such as eBay or Amazon or direct to consumer players in the Asset Class will continue to increase the level of competition from non-traditional players.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets. This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that have developed business models similar to ours for comparable or other alternative asset classes.

The value of some Underlying Assets may depend on a prior user or association, the reputation or relational value of which is subject to changes in the general sentiment of the underlying fan base and other changes.

The value of an Underlying Asset may be subject to changes in the general sentiment of the underlying fan base. This is particularly prominent in sports memorabilia, but also holds true for memorabilia categories such as movie franchises, musicians, and others.  For example, leagues such as the NBA, MLB, NHL and NFL have a long and reputable fan base.  However, events, such as player strikes, general public appeal of a league or a particular sport, may have an impact on the associated Underlying Assets.  For instance, the NHL strike of 1994-1995 caused a loss of fan interest.  Upstart leagues such as the USFL in football may cause an early interest in memorabilia from that league but may lose interest from lack of success. Various forms of Collectible Assets go in and out of favor with collectors.

The value of a Collectible Asset is likely to be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person, group or event loses public affection, then this may adversely impact the value of the Collectible Asset and therefore, the Series of Interests that relate to such Underlying Asset. For example, San Francisco Giants’ outfielder Barry Bonds was on a career path to becoming a first-ballot Hall of Famer due to his home run records. At the turn of the century his game used memorabilia and cards were at a premium. However, steroid use and a poor public image not only put his Hall of Fame election in doubt but also damaged the value of his memorabilia. The same can also be said for a promising rookie whose career either ends prematurely due to injury or does not meet all the early expectations placed on them. There may be some loss of confidence if the producer of the Underlying Assets had been making false claims of organic or sustainable practices. Any false statements regarding practices of production, including the use of chemicals, may negatively impact the value of the Underlying Asset.

The value of some Underlying Assets may depend on the brand or the producer of the Underlying Asset, and the reputation of a brand or producer is subject to change.

The Underlying Assets of the Company consist of Collectible Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Assets produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset.  For example, the reputation of a manufacturer of certain sporting equipment that is used by a prominent player may impact the collectability of such equipment, or the reputation of an Underlying Asset producer that experiences an acquisition or loss of perceived independence, may impact the collectability of Underlying Assets as part of a larger portfolio.  There may also be instances where the production location for the Underlying Assets may have been affected by climatic or political events that limit the ability to produce the product at the same level.

Title, authenticity or infringement claims on an Underlying Asset can materially adversely affect its value.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen items) even after verification through a third-party authenticator, or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or maintenance records for an Underlying Asset.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance, and the value of the Underlying Asset and the Series that relates to that Underlying Asset may be diminished.  Furthermore, the Company and the Underlying Asset could be adversely affected if a piece of memorabilia, such as a sports card, was found to have been created without all appropriate consents, such as consent from the athlete or league.

Third party liability may attach to an Underlying Asset and thereby reach the Series related thereto.

Each Series assumes all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  Insurance may not cover all losses, and there can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”). Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable.  Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Digital assets in which we may invest are subject to risks of loss and theft that differ from physical assets.

Distributed ledgers are used to record transfers of ownership of digital assets, which are custodied, or “held,” in digital wallets, or “wallets,” and are solely represented by ledger balances and secured by cryptographic key pairs, a public key for transfers into the respective cryptographic wallet and a private key for accessing the subject cryptographic wallet and managing the digital assets held therein.  Only the public key address will be generally exposed to the public on the respective distributed ledger. The associated private key is necessary to affect the sale or transfer of digital assets and is meant to be kept private.

As such, digital assets are vulnerable to loss.  Particularly, if the Manager (or other custodian, as applicable) loses the key and is also unable to access a wallet via device-specific password, any digital assets held in such wallet will be permanently lost.  While the Manager intends to employ commercially reasonable measures to prevent any such loss, there is no guarantee that such a loss will not occur.

Similarly, digital assets may also be as vulnerable to cyber theft as a traditional online brokerage account would be. In particular, if the Manager (or other custodian, as applicable) is hacked and any one or more of the private keys or the seed phrase are stolen, the thief could transfer the digital assets to its own account and/or sell such digital assets (as applicable).  Further, while the Manager intends to employ commercially reasonable measures to prevent any such data breach, there is no guarantee that such a data breach will not occur or that if such a breach were to occur that it could be detected in time to prevent the unauthorized sale, transfer or use of the affected digital assets.

Digital asset transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in the Manager’s wallet may not be recoverable.

Digital assets are bearer assets, with whoever holds the asset being the owner.  Accordingly, digital asset transactions may be irreversible, and the Manager may irreversibly lose an underlying digital asset in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches.  Losses due to fraudulent or accidental transactions may not be recoverable.

Ownership of underlying digital assets is recorded via blockchain technology, which may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code.  Such vulnerabilities may result in security breaches or the loss, decline in value or theft of underlying digital assets.

Underlying digital assets rely on blockchain technology to operate and are therefore subject to a number of reliability and security risks attendant to blockchain and distributed ledger technology, including malicious attacks seeking to identify and exploit weaknesses in the software.  Such attacks may materially and adversely affect the blockchain, which may in turn materially and adversely affect the transfer or storage of underlying digital assets.  As a result of these and other risks of malicious attacks, there can be no assurances that the transfer or storage of digital Underlying Assets will be uninterrupted or fully secure.  Any such interruption or security failure may result in impermissible transfers, decline in value or a complete loss of underlying digital assets.

We may be forced to sell Underlying Assets at inopportune times, resulting in lower returns available to Investors.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to, Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Investors may not receive distributions or a return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including track-day events, “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Market manipulation or overproduction may adversely affect the value of Underlying Assets.

Market manipulation may be a risk with respect to the Asset Class. For example, one trading card manufacturer was caught secretly producing examples of hard to find and valuable cards that were given to its executives. This loss of faith in the company led to a devaluation of the cards involved. Another example is that a modern football and baseball player is issued many uniforms over the course of a season. The more a team issues, the less exclusive said item becomes. Also, many players have exclusive contracts with outlets that sell the players game used uniforms and equipment. There is no way of knowing if a company or player is secretly hoarding items which might be “dumped” in the market at a later date. For certain sub-categories of the Asset Class, such as alcohol, there is a risk that assets similar or comparable to an alcohol-related Underlying Asset may have been sold at auction, at retail or on an exchange that sets a valuation that may not accurately represent the market. The traditional auction process for Collection Assets depends on private investors, independent brokers and insider relationships.  As a result, an investment in a Series of Interests may be highly illiquid.  In addition, the pricing inefficiencies caused by the distribution system can afford an opportunity for collectors or third parties to stockpile Collectible Assets for eventual sale back into the market.  Sudden changes in supply may impact market pricing of a particular Underlying Asset.

Environmental damage could impact the value of an Underlying Asset which would result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an Underlying Asset. For instance, trading cards, tickets, posters or other paper piece can be destroyed by exposure to water or moisture. Likewise, equipment such as a bat may warp, or a leather glove may grow mold due to exposure to the elements. Autographs that are signed with inferior writing instruments or rendered on an unstable substrate may fade or “bleed,” thereby reducing its value to collectors.

Some of the defects may not be initially visible or apparent, for example moisture in a frame, and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be impacted.

The Asset Class demands specific requirements for proper long-term storage that take into account temperature, humidity, movement and exposure to sunlight (See “Description of the Business – Facilities” for additional information).  For certain sub-categories of the Asset Class, such as alcohol, all of these factors can influence the aromas, aging process and overall integrity of the alcohol-related Underlying Assets. Exposure to water, extreme heat or cold can dramatically impact the quality of an alcohol-related Underlying Asset, for instance the bottle label can be destroyed by exposure to water or excessive moisture or the cork that maintains the quality and prevents oxygen from entering a bottle can become less reliable if exposed to the wrong environment.

Testing for environmental exposures targets the quality of the enclosure, the label and the bottles.  The alcohol-related Underlying Asset can also be tested for excessive exposure to heat or cold and will be reflected in the quality relative to its age and known provenance.  The chemistry of an alcohol-related Underlying Asset can be confirmed in testing but most environment impact testing is subject to expert tasting, unless smoke taint or other chemical exposures are a concern for the product. Specifically, for wine, use of testing methods such as a Coravin, diminishes the value of a bottle of wine by exposing it to outside influences.  The Coravin wine tasting and preservation system uses a medical grade needle to inject Argon gas into a cork that then allows for a sample of wine to be removed from the bottle without exposing it to excessive oxygen by not having to open it at all. The use of a Coravin diminishes the value of the bottle by exposing it to outside influences.  Similarly, testing methods such as carbon dating, can be expensive relative to the cost of an alcohol-related Underlying Asset and therefore could impact both the cash flow and value.

Potentially high storage, maintenance and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage and, if required, maintenance work.  The cost of care may vary from year to year depending on the amount of maintenance performed on a particular Underlying Asset, changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations. See “Investors may not receive distributions or a return of capital” for further details of the impact of these costs on returns to Investors.

Refurbishment processes or an inability to source original parts may adversely affect the value of the Underlying Assets.

There may be situations in the future that require the Company to undertake refurbishments of an Underlying Asset (e.g., due to natural wear and tear and through the use of such Underlying Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”)).  Where it does so, it will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications.  While the Company will seek to mitigate its exposure, any failure on the part of a contractor to perform its obligations could adversely impact the value of any Underlying Assets and therefore, the value of the Interests related to such Underlying Assets.

In addition, the successful refurbishment of the collectible automobiles may be dependent on sourcing replacement original and authentic parts.  Original parts for collectible automobiles are rare and in high demand and, therefore, at risk of being imitated.  There is no guarantee that any parts sourced for any Underlying Assets will be authentic (e.g., not a counterfeit).  If such parts cannot be sourced or, those parts that are sourced are not authentic, the value of the Underlying Assets and therefore, the value of the related Interests, may be materially adversely affected.  Furthermore, if any Underlying Asset is damaged, we may be unable to source original and authentic parts for that Underlying Asset, and the use of non-original or inauthentic parts may decrease the value of the Underlying Asset.

Drinking windows for alcohol-related Underlying Assets may not align with the timing of Trading Windows or ultimate sale of an alcohol-related Underlying Asset.

Some alcohol-related Underlying Assets, such as bottles of wine or whiskey, are often valued in the open market or at auctions based on the drinking window attributed to it upon release to the market. Drinking windows are essentially a range of years when an alcohol-related Underlying Asset will be optimal for drinking.  Drinking windows are highly subjective and are a function of the weather during the production season, the experience of the taster, as well as the environment during the tasting.  Theoretically, a drinking window is applied to an alcohol-related Underlying Asset that is stored in ideal conditions and allowed to age in that environment. Variations in storage and the environment an alcohol-related Underlying Asset is exposed to can change the accuracy of a drinking window. Drinking windows are reviewed in the course of asset selection to determine relative value, but there can be no guarantee they are accurate or applicable to every alcohol-related Underlying Asset. As the drinking window closes, the alcohol, in particular wine, will start to lose the integration of its components including the distinct flavors and floral scents; the color, smell and taste will all reflect the closing of the drinking window.  The color will start to appear brown, the nose will start to lose its characteristics and the flavor will eventually fade to a dusty, musty expression of its former self. A wine of a certain vintage will eventually become undrinkable, which will likely materially and adversely affect the value of an alcohol-related Underlying Asset of such a vintage.

There is no guarantee that digital assets will hold their value or increase in value, and you may lose the amount of your investment in a related Series in whole or in part.

Digital assets are highly speculative, and any return on an investment in a series holding a digital asset as its Underlying Asset is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond our control.  There is no assurance that Investors will realize any return on their investments or that their entire investment will not be lost.

In particular, digital assets are a new and relatively untested asset class.  There is considerable uncertainty about their long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth and others. In addition, the success of digital assets will depend on whether blockchain and other new technologies related to such assets are useful and economically viable over time.

The prices of digital assets are extremely volatile, and such volatility may have a material adverse effect on the value of digital Underlying Assets, the value of related Series and the amount of distributions made to Interest Holders.

The prices of digital assets have historically been subject to dramatic fluctuations and are highly volatile, and the market price of digital Underlying Assets may also be highly volatile, which in turn may result in a decline in value of the related Series and the amount of distributions made to Interests Holders of such Series.  Several factors may influence the market price of digital Underlying Assets, including, but not limited to:

•the availability of an exchange or other trading platform for digital assets;

•general adoption of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets as safe and secure and the regulatory restrictions on their use;

•changes in the software, software requirements or hardware requirements underlying any digital assets;

•interruptions in service from or failures of a major digital asset exchange on which digital assets are traded;

•investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in digital assets;

•coordinated algorithmic behavior, including trading, by a large pool of small digital token holders;

•regulatory measures, if any, that affect the use or holding of digital assets;

•global or regional political, economic or financial events and situations; and

•expectations among participants that the value of digital assets will soon change.

In addition, decreases in the price of even a single other digital asset may cause volatility in the entire digital asset industry and may affect the value of other digital assets, including any digital Underlying Assets.  For example, a security breach or any other incident or set of circumstances that affects purchaser or user confidence in a well-known digital asset may affect the industry as a whole and may also cause the price of other digital assets, including NFTs, to fluctuate.

The value of digital art NFTs relies in part on the development, general acceptance and adoption and usage of blockchain assets, rather than solely on the digital artwork itself.

Digital art NFTs are a means to establish proof of ownership of digital art through cryptographic key pairs, the public key of the creator(s) or artist(s) who created the digital artwork and the private key of the holder representing a verified instance (whether unique or part of a series) of that digital artwork.  The purchase of a digital art NFT gives the holder the right to hold, transfer and/or sell the NFT. The NFT does not itself include any physical manifestation of the digital art. The value of digital art NFTs is derived from the cryptographic record of ownership, rather than solely on the digital artwork itself; a digital artwork originated as an NFT (i.e., the actual file or files constituting the artwork of which ownership is represented by an NFT) may have no value absent the NFT, depending on what other rights were conveyed with the NFT, for example a copyright interest that could be transferred separate from the NFT. Thus, the value of the digital art NFT relies in part on the continued development, acceptance, adoption and usage of the applicable blockchain.

Underlying Assets may not be held long term.

The Company intends to cause each Series to hold its respective Underlying Asset for an extended period but may receive offers to purchase the Series’ Underlying Asset in its entirety. If the Advisory Board deems the sale to be generally beneficial to the majority of Series’ Interest Holders, the Underlying Asset may be liquidated, with proceeds of the sale distributed to its Series’ Interest Holders. Even though the Advisory Board deems the sale to be generally beneficial to the majority of Series’ Interest Holders, there might be unique circumstances where not all Series’ Interest Holders align with the Advisory Board’s decision.

Risks Related to Ownership of our Interests

Investors’ limited voting rights restrict their ability to affect the operations of the Company or a Series.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, upon which the Investors do not get a right to vote. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, namely, following a non-appealable judgment of a court of competent jurisdiction that the Manager committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

The Manager has unlimited discretion to issue additional Interests in any one or more Series, which could be issued at a price lower than the original Offering price or for no consideration, and which could materially and adversely affect the value of Interests and result in dilution to Investors.

Under our Operating Agreement, the Manager has the authority to cause the Company to issue Interests to Investors as well as to other persons for less than the original Offering prices (or for no consideration) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors. Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series. See “DILUTION.”

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the

Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Asset Manager, the Manager and the Underlying Assets.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Operating Agreement reduces or eliminates duties (including fiduciary duties) of the Manager

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

Lack of conflicts of interest policy

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company or may apply disproportionately to other Series of Interests.  The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive rather than that which is best for a particular Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset. In the case of the Series Ford Mustang 7-Up Edition, for example, a previous member of the Advisory Board was the seller of the Underlying Asset. The Manager believes the purchase price of the Series Ford Mustang 7-Up Edition to be fair market value.

An Asset Seller may be issued Interests in a Series as part of the total purchase consideration to the Asset Seller and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor). In the case of the Series Ford Mustang 7-Up Edition, for example, a previous member of the Advisory Board retained a minority equity stake in the Underlying Asset.

In the event that the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess.  As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates, to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors.  The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to the Asset Manager, since payments to the Asset Manager are only made if distributions of Free Cash Flow are made to the Investors. Since an affiliate of the Manager has been appointed the Asset Manager, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity

The Asset Manager or an affiliate may, in the future, register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Platform or the PPEX ATS.  The Asset Manager, or its affiliate, may be entitled to receive fees based on volume of trading and volatility of the Interests on the Platform and such fees may be in excess of what Rally Holdings receives as the Asset Manager, via the Management Fee, or the appreciation in the Interests it holds in each Series of Interests.  Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between the Asset Manager and those Investors. For example, if an Underlying Asset does not appreciate in value, this will impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of the Asset Manager or its affiliate (i.e., the Asset Manager or its affiliate would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership of multiple Series of Interests

The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these Interests, either directly or through brokers, via the Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests).  This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

Allocations of income and expenses as between Series of Interests

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for insurance, storage, maintenance or media material creation).  Although appointing one service provider may reduce costs due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in servicing a certain class of collectible even though the Company will own many different kinds of collectibles).  In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests and certain Series of Interests may get a disproportionate percentage of the costs or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in “Description of the Business – Allocations of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager and the Investors

The Manager or its affiliates are obligated to purchase a minimum of 1% of Interests of all Offerings, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors. If there is a lack of demand for Interests in a particular Series during such Series’ initial Offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an Offering for such Series of Interests to have a Closing. The Manager or its affiliates have in the past “topped-off” an Offering of Series of Interests, so that a Closing with regards to such Offering could occur. The Manager will engage in such activity in the future if it reasonably believes such activity to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision. For example, during the Offering for Series #11BM1, the Manager acquired a total of 43% of Interests issued. See “Principal Interest Holders” for additional information.

The Manager, the Asset Manager or the Platform may receive sponsorship from Collectible Asset service providers to assist with the servicing of certain Underlying Assets.  In the event that sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees. The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and therefore, the amount of Management Fee the Asset Manager receives.  The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether to liquidate a particular Underlying Asset should an offer to acquire full ownership of the Underlying Asset be received.  As the Asset Manager or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset.  Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, which may include the preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset.  The Manager may decide to sell such Underlying Asset for a price that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular Collectible Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”) as this may generate higher Free Cash Flow to be distributed to the Asset Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset.  In turn, certain Underlying Assets may generate lower distributions than the Underlying Assets of other Series of Interests.  The use of Underlying Assets at the Membership Experience Programs could increase the risk of the Underlying Assets getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests.  The Manager may therefore be conflicted when determining whether to use the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate revenue or limit the potential of damage being caused to them.  Furthermore, the Manager may be incentivized to utilize Collectible Assets that help popularize the Interests via the Platform or general participation or membership in the Platform, which means of utilization may generate lower immediate returns than other potential utilization strategies.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.

As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee

As the Manager or its affiliates will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any profits generated from the Platform (e.g., through advertising) and from issuing additional Interests in Underlying Assets on the Platform will be for the benefit of the Manager and Asset Manager (e.g. more Sourcing Fees).  In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Interests and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager.  This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the Collectible Asset industry, they may seek to sell Underlying Assets to, acquire Underlying Assets from, or service Underlying Assets owned by the Company.

Lack of separate counsel for the Rally Entities and their respective affiliates

The counsel of the Company (“Legal Counsel”) is also counsel to the Rally Entities, which include other series LLC entities of Rally Holdings and other Series of Interests.  Because Legal Counsel represents both the Company and the Rally Entities, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the Rally Entities, Legal Counsel may represent one or more of the Rally Entities and not the Company or the Series.  Legal Counsel may, in the future, render services to the Company or one or more of the Rally Entities with respect to activities relating to the Company as well as other unrelated activities.  Legal Counsel is not representing any prospective Investors of any Series of Interests in connection with any Offering and will not be representing the members of the Company other than the Manager and Rally Holdings, although the prospective Investors may rely on the opinion of legality of Legal Counsel provided at Exhibit 12.1 to the Offering Statement of which this Offering Circular forms a part.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

Our affiliates’ interests in other Rally Entities and transactions between Rally Entities

The officers and directors of RSE Markets, which is the sole member of the Asset Manager for the Company, are also officers and directors and/or key professionals of other Rally Entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other Rally Entities, their obligations to other Investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other Rally Entities and other business activities in which they are involved. Rally Holdings currently serves as the Asset Manager for multiple entities with similar strategies, including two other series limited liability companies with similar businesses: RSE Archive, LLC (“RSE Archive”), which commenced principal operations in 2019 and primarily operates in the memorabilia and collectibles asset class, and RSE Innovation, LLC, which commenced principal operations in 2021 and primarily operates in the intangibles asset class. These separate entities all require the time and consideration of Rally Holdings and affiliates, potentially resulting in an unequal division of resources to all Rally Entities. However, we believe that Rally Holdings has sufficient professionsals to fully discharge its responsibilities to the Rally entities for which it serves as Asset Manager.

In addition, the Company has entered into certain assignment and assumption agreements with RSE Archive, pursuant to which RSE Archive has assigned all of its rights, title and interest in certain Underlying Assets to the Company. For each Series with respect to which the Company acquired the Underlying Asset pursuant to an assignment and assumption agreement with RSE Archive, such assignment and assumption is noted in the paragraph immediately preceding the Series Detail Table relating to each such Underlying Asset in Appendix B.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses, which may result in dilution of the Interests of the then-current Investors.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its affiliates must acquire a minimum of 1% of the Interests in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than 1% of the Interests in any Offering.  In all circumstances, the Manager or its affiliated purchaser will pay the price per Interest offered to all other potential Investors hereunder.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by RSE Collection Manager, LLC (which we refer to as the Manager), a single-member Delaware limited liability company owned by Rally Holdings LLC (which we refer to as the Asset Manager).  The Asset Manager also owns and operates the Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants.  Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically.  We intend for the sales of the Interests to occur principally through the Platform.  However, the Company may offer directly to certain Investors a significant portion of the Interests in any given Series without the aid of the Platform and prior to the Platform-based Offering.  In addition, within two calendar days of the qualification date of an Offering, the Company may sell some of the Interests on a limited basis.  None of the Rally Entities is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA.  The BOR is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A under the Securities Act pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR nor any other entity receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

The Plan of Distribution table below represents Offerings with a Closing as of March 31, 2022, and represents actual amounts on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#77LE1 (2)	$2,780	$69,400	$1,049	$0	$787	$3,443	$77,700	$38.85	2,000
#69BM1	$4,149	$102,395	$778	$0	$3,871	$2,986	$115,000	$57.50	2,000
#85FT1	$0	$172,500	$1,117	$0	$3,326	($17,859)	$165,000	$82.50	2,000
#88LJ1	$0	$127,176	$914	$0	$5,206	$578	$135,000	$67.50	2,000
#55PS1	$2,500	$405,000	$2,869	$0	$3,386	($3,357)	$425,000	$212.50	2,000
#95BL1	$1,000	$112,500	$870	$889	$2,041	($444)	$118,500	$59.25	2,000
#89PS1 (1)	$1,271	$160,000	$470	$1,238	$0	$1,771	$165,000	$82.50	2,000
#90FM1 (1)	$771	$14,500	$90	$500	$286	$464	$16,500	$8.25	2,000
#83FB1	$2,771	$330,000	$2,522	$2,625	$2,806	$9,162	$350,000	$70.00	5,000
#98DV1	$2,500	$120,000	$954	$975	$2,544	$2,314	$130,000	$65.00	2,000
#93XJ1	$1,771	$460,000	$3,487	$3,713	$28,586	($7,373)	$495,000	$99.00	5,000
#02AX1	$2,271	$100,000	$793	$810	$1,786	$1,944	$108,000	$54.00	2,000
#99LE1	$2,271	$62,100	$510	$521	$2,171	$1,770	$69,500	$34.75	2,000
#91MV1	$1,271	$33,950	$279	$500	$1,487	$600	$38,000	$19.00	2,000
#92LD1	$2,771	$146,181	$1,114	$1,238	$11,721	$2,219	$165,000	$55.00	3,000
#94DV1	$2,271	$52,500	$388	$500	$287	$1,841	$57,500	$28.75	2,000
#72MC1 (1)	$5,286	$115,000	$542	$934	$562	$2,474	$124,500	$62.25	2,000
#11BM1	$3,286	$78,500	$567	$630	$1,286	$517	$84,000	$42.00	2,000
#80LC1 (1)	$3,786	$610,000	$4,305	$4,763	$2,439	$9,216	$635,000	$127.00	5,000
#02BZ1	$3,000	$185,000	$1,316	$1,463	$1,301	$2,620	$195,000	$65.00	3,000
#88BM1	$2,000	$135,000	$952	$1,058	$1,465	$226	$141,000	$47.00	3,000
#63CC1	$2,000	$120,000	$916	$945	$286	$1,553	$126,000	$63.00	2,000
#76PT1	$2,286	$179,065	$1,382	$1,424	$3,737	$1,793	$189,900	$63.30	3,000
#75RA1	$3,036	$75,000	$586	$630	$903	$3,732	$84,000	$28.00	3,000
#65AG1	$3,700	$170,000	$1,272	$1,339	$286	$1,903	$178,500	$89.25	2,000
#93FS1	$4,186	$130,000	$1,011	$1,031	$1,136	$1,272	$137,500	$68.75	2,000
#61JE1	$3,286	$235,000	$1,661	$1,845	$388	$3,858	$246,000	$82.00	3,000
#90MM1	$2,986	$22,000	$196	$500	$1,187	$918	$26,600	$5.32	5,000
#65FM1	$3,000	$75,000	$619	$619	$997	$1,966	$82,500	$41.25	2,000
#88PT1	$5,344	$61,875	$495	$500	$1,196	($2,214)	$66,000	$30.00	2,200
#94LD1	$4,550	$570,000	$4,481	$4,481	$2,236	$11,251	$597,500	$119.50	5,000
#99SS1	$3,064	$126,575	$1,375	$1,031	$2,652	$1,815	$137,500	$137.50	1,000
#94FS1	$3,250	$135,399	$1,450	$1,088	$3,083	$669	$145,000	$72.50	2,000
#61MG1	$4,197	$325,000	$2,550	$2,550	$590	$4,613	$340,000	$68.00	5,000
#92CC1	$3,312	$45,000	$525	$500	$1,188	$2,875	$52,500	$26.25	2,000
#89FT1	$1,714	$172,500	$1,800	$1,350	$2,636	($400)	$180,000	$45.00	4,000
#80PN1	$5,300	$45,750	$480	$500	$1,638	($4,030)	$48,000	$9.60	5,000
#89FG2	$3,575	$118,500	$1,275	$956	$1,062	$1,719	$127,500	$75.00	1,700
#88LL1	$5,789	$275,000	$2,920	$2,190	$2,811	$3,115	$292,000	$146.00	2,000
#MEEB11275	$500	$140,407	$1,600	$1,200	$154	$16,139	$160,000	$8.00	20,000
#82TAYLOR	$400	$10,200	$130	$500	$0	$1,538	$13,000	$6.50	2,000

#HOLMES	$400	$20,000	$250	$500	$100	$3,458	$25,000	$10.00	2,500
#HULK180	$300	$36,000	$420	$500	$146	$4,342	$42,000	$4.20	10,000
#05JAYZ	$300	$15,600	$185	$500	$218	$1,459	$18,500	$5.00	3,700
#JUSTINIAN	$600	$15,000	$180	$500	$0	$1,720	$18,000	$9.00	2,000
#67ICEBOWL	$354	$7,500	$100	$500	$46	$1,262	$10,000	$5.00	2,000
#DKCOUNTRY	$300	$13,200	$180	$500	$366	$3,162	$18,000	$6.00	3,000
#FALCON	$355	$42,834	$500	$500	$110	$5,420	$50,000	$5.00	10,000
#MARIOWRLD	$424	$144,000	$1,650	$1,238	$143	$17,264	$165,000	$5.00	33,000
#82AV1	$3,400	$285,000	$2,975	$2,231	$1,364	$2,530	$297,500	$20.00	14,875
#SUPERBWL1	$365	$19,500	$240	$500	$35	$3,079	$24,000	$6.00	4,000
#MEEB7985	$500	$33,962	$380	$500	$84	$2,574	$38,000	$5.00	7,600
#BONDWATCH	$300	$71,388	$800	$600	$0	$3,320	$80,000	$4.00	20,000
#95FF1	$5,000	$105,000	$0	$0	$3,488	$5,962	$120,000	$10.00	12,000
#MAYC857	$500	$48,492	$540	$500	$75	$3,893	$54,000	$5.00	10,800
#PUNK2981 (1)	$600	$290,000	$3,100	$2,325	$0	$13,975	$310,000	$5.00	62,000
#WOW2221	$500	$25,461	$280	$500	$66	$1,193	$28,000	$7.00	4,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through March 31, 2022. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

2)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

The Plan of Distribution table below represents Offerings with no Closing as of March 31, 2022, and represents budgeted amounts for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#NIKON1	$300	$23,438	$280	$500	$453	$3,029	$28,000	$4.00	7,000
#LOTF	$300	$11,000	$140	$500	$300	$1,760	$14,000	$7.00	2,000
#DOOD6778	$300	$28,342	$300	$500	$218	$340	$30,000	$5.00	6,000
#MACWORLD1	$300	$201,021	$2,250	$1,688	$2,030	$17,711	$225,000	$11.25	20,000
#TREASURE	$300	$18,750	$225	$500	$300	$2,425	$22,500	$5.00	4,500
#57UNITAS	$300	$42,500	$475	$500	$300	$3,425	$47,500	$9.50	5,000
#BAKC7820	$300	$28,743	$300	$500	$300	($143)	$30,000	$5.00	6,000
#BATMAN (1)	$300	$1,700,000	$18,000	$13,500	$300	$67,900	$1,800,000	$10.00	180,000
#04PHELPS	$300	$28,000	$200	$500	$300	($1,300)	$20,000	$4.00	5,000
#VERSTAPP1	$300	$29,402	$320	$500	$300	$1,178	$32,000	$8.00	4,000
#NBAJAM (1)	$300	$42,000	$470	$500	$300	$3,430	$47,000	$5.00	9,400
#WOW6586	$300	$49,742	$520	$500	$228	$711	$52,000	$5.00	10,400
#AZUKI6704	$300	$30,434	$320	$500	$218	$228	$32,000	$5.00	6,400
#WWLAND1	$300	$13,956	$160	$500	$224	$860	$16,000	$5.00	3,200

#MAYC9114	$300	$84,357	$875	$656	$245	$1,066	$87,500	$5.00	17,500
#SANDBOX1	$300	$101,424	$1,050	$788	$263	$1,175	$105,000	$5.00	21,000
#OBAMABALL	$300	$99,000	$1,050	$788	$300	$3,563	$105,000	$10.00	10,500
#STARWARS3	$300	$22,800	$260	$500	$300	$1,840	$26,000	$10.00	2,600
#VFRNDS1 (1)	$300	$250,000	$2,750	$2,063	$245	$19,642	$275,000	$10.00	27,500
#96TIGER	$300	$49,037	$550	$500	$300	$4,313	$55,000	$5.00	11,000
#58PELE4	$300	$42,000	$480	$500	$300	$4,420	$48,000	$6.00	8,000
#BART	$300	$17,400	$210	$500	$300	$2,290	$21,000	$7.00	3,000
#HOMER	$300	$17,400	$210	$500	$300	$2,290	$21,000	$7.00	3,000
#YEEZY	$300	$32,000	$400	$500	$300	$6,500	$40,000	$8.00	5,000
#LEDZEPP1	$300	$42,000	$480	$500	$300	$4,420	$48,000	$6.00	8,000
#SI1	$300	$7,700	$100	$500	$300	$1,100	$10,000	$2.00	5,000
#ELVIS	$300	$34,800	$400	$500	$300	$3,700	$40,000	$8.00	5,000
#GOLD1	$300	$13,750	$160	$500	$300	$990	$16,000	$4.00	4,000
#88ZELDA	$300	$54,000	$600	$500	$300	$4,300	$60,000	$5.00	12,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through March 31, 2022. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

There will be different Closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the respective Series Detail Table in Appendix B, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates, and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated. Similarly, Series designated with a consignment agreement are acquired though an independent consignment agreement for each such Series. The individual consignment agreements function in substantially the same manner as purchase option agreements, except that the Company takes possession of the Underlying Assets before a Closing occurs.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors. Transfer agent functions with respect to the Interests of the Series are performed by RSE Transfer Agent LLC (the “Transfer Agent”), a registered transfer agent affiliated with the Company, pursuant to a service agreement for transfer agent services, dated October 7, 2021 (the “Transfer Agent Agreement”).

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to our legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future Blue Sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act), which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. On August 26, 2020, the Commission adopted amendments to expand the definition of “accredited investor,” which became effective December 8, 2020. These amendments, among other changes, expanded the types of entities that qualify as accredited investors, enabled investors that hold FINRA Series 7, 65 or 82 licenses to qualify as accredited investors and expanded the concept of “spouse” to include spousal equivalents for purposes of the financial tests referenced above. For purposes of determining whether a potential Investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest. The Manager and/or its affiliates must purchase a minimum of 1% of the Interests of each Series as of the Closing of the Offering of such Series. The Manager and/or its affiliates may purchase greater than 1% of the Interests of any Series at the applicable Closing, in its sole discretion.

Lock-up Period

 The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which it purchases in an Offering.

Broker

Pursuant to a broker-dealer agreement, dated October 7, 2021, between the Company and the BOR (as amended, the “Brokerage Agreement”), the BOR serves as broker of record for the Company’s Regulation A Offerings.

The BOR performs the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept each Investor as a customer of the Company based solely on AML and KYC processes;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent;

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investor’s participation in the Series, and, based upon such review, provide a determination to the Company whether or not to accept the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification regarding any Investor;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose such information to any third party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interests will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed to pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) the last date under which Interests of the Company are permitted by applicable Commission rules to be offered and sold by the Company under its Offering Statement (of which this Offering Circular forms a part). A copy of the Brokerage Agreement is attached as Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to an amended and restated custody agreement dated October 5, 2021, by and among the Company, the Custodian and the Transfer Agent (the “Amended and Restated Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.  A copy of the Amended and Restated Custody Agreement is attached as Exhibit 8.2 to the Offering Statement of which this Offering Circular forms a part.

Escrow Agent

Atlantic Capital Bank, N.A., serves as the Escrow Agent pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, effective as of December 8, 2021, on behalf of each Series (as amended, the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table in Appendix A. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached as Exhibit 8.1 to the Offering Statement of which this Offering Circular forms a part.

Transfer Agent

Pursuant to the Transfer Agent Agreement, the Transfer Agent performs certain transfer agent functions for the Company, including:

1.Maintaining a record of ownership of Interests for each Series, including contact information of all registered holders of Interests;

2.Maintaining a record of the transfer, issuance and cancellation of any and all Interests; and

3.Coordinating with each broker-dealer authorized by the Company to execute a purchase or sale of Interests to ensure that all purchases and sales are promptly reported to the Company and recorded in the register of Interests for each Series.

The Transfer Agent is registered with the Commission as a transfer agent pursuant to Section 17A of the Exchange Act.  Pursuant to the Transfer Agent Agreement, the Company will pay an annual fee to the Transfer Agent in arrears in an amount to be negotiated in good faith based on the Transfer Agent’s actual expenses in performing the services under the agreement.  The Transfer Agent Agreement continues for an initial term of three years and provides for automatic renewals for successive three-year terms unless either party provides written notice of termination at least 60 days in advance of the end of the term.  A copy of the Transfer Agent Agreement is attached as Exhibit 6.10 to the Offering Statement of which this Offering Circular forms a part.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and Custody Fees, as applicable, related to a specific Offering (and exclude ongoing costs described in “Description of the Business—Operating Expenses” below). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table in Appendix A except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive the Custody Fee.  Each Series of Interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), vehicle registration fees, initial refurbishment or maintenance, technology costs for installing tracking technology (hardware and software) into the Underlying Asset and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive the Brokerage Fee equal to 1.00% of the gross proceeds of each Offering. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. In addition to the Brokerage Fee, the Company has agreed to pay the BOR a one-time advance set up fee of $5,000. The Company will also fund $13,750 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $75,000,000 of issuance in the upcoming twelve-month period. The set-up fee is to facilitate the Offerings but is not related to a specific Series of Interests. Any unused portion of these fees will be reimbursed to the Company.  The Company will also pay the BOR a one-time consulting fee of $5,000 in exchange for general consulting services provided in connection to Offerings.  The BOR will monitor all compensation, from any source, and will ensure that its total compensation for each Offering, and all Offerings, does not exceed 8% of the total offering proceeds, in the aggregate.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering shall not exceed the amount described in the Master Series Table in Appendix A for each Series, and in respect of any other Offering, shall not exceed such amount as determined by the Manager at the time of such Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained or incorporated by reference in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission, of which this Offering Circular forms a part, includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular

Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table in Appendix A (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which is pre-populated following your completion of certain questions on the Platform or otherwise and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests for which you have applied to subscribe (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Company and, if accepted, such further time until you are issued the Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests for which you are entitled to subscribe. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests for which you are entitled to subscribe will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be transferred to the operating account of the applicable Series of Interests unless and until there is a Closing of the Offering with respect to that Series. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated Offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Collectible Asset market, a global, multi-billion-dollar industry, is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value of Collectible Assets, and (ii) a very large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Collectible Assets through a seamless investment experience on the Platform. In addition Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs (as described in “Description of the Business – Business of the Company”). The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their Collectible Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting Collectible Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as defined below).

The Company’s core competency is the identification, acquisition, marketing and management of Collectible Assets for the benefit of the Investors. In addition, through the use of the Platform and the PPEX ATS, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in the Asset Class. The Company, with the support of the Manager and its affiliates and through the use of the Platform or the PPEX ATS, aims to provide:

(i)Investors with access to the highest quality Collectible Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the Original Liquidity Platform (as defined below) or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information), or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Original Liquidity Platform or the PPEX ATS, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of the total purchase consideration to the Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Collectible Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of potential tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

•Track-day events (e.g., driving experiences with professional drivers, collector car meet-ups, major auction presence);

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies or commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

A core principle of Collectible Asset collecting is the enjoyment of the assets. As such, the ultimate goal of the Membership Experience Programs is to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. We believe the Membership Experience Programs, with appropriate controls and incentives, and active monitoring by the Manager and the Asset Manager, facilitate a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager and the Asset Manager considers it beneficial to Investors, we plan to include all the Underlying Assets, in the sole discretion of the Manager, in the Membership Experience Programs.

The Manager and Asset Manager operate the Membership Experience Programs. To date, revenues generated from Membership Experience Programs have been minimal, and as a result, the Manager has chosen not to allocate any revenues and expenses related to the Membership Experience Programs to the Company or any of the individual Series.  No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed.

Our objective is to become the leading marketplace for investing in collector quality Collectible Assets and, through the Platform, and the PPEX ATS, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Collectible Asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Collectible Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is uncommon in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Collectible Assets for which the Company competes. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Collectible Assets developing in the industry, which will result in additional competition for Collectible Assets.

With the continued increase in popularity in the Asset Class, we expect competition for Collectible Assets to intensify in the future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decrease the number of high-quality assets the Company can securitize.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the U.S. millennial market as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table in Appendix A.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement or the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member.  Holders of Interests in each Series of the Company have the right to remove the Manager as Manager of the Company, by a vote of two-thirds of the holders of all Interests across all Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as Manager of the Company and each Series.  If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as Manager of the Company, it shall also immediately cease to be Manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets and to advise the Manager regarding certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Company’s allocation policy (see “Allocations of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any Blue Sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with an Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and the Asset Manager have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table in Appendix A. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its Affiliates

The Operating Agreement provides that the Indemnified Parties will not be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate Asset Management Agreement with the Asset Manager. The Series referenced in the Master Series Table in Appendix A, will each appoint the Asset Manager to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager will include:

-Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

-Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

-Developing standards for the transportation and care of the Underlying Assets.

The Asset Management Agreement entered into with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement (see “Description of the Asset Management Agreement” above for additional information), equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period.  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the Asset Class. We intend to acquire assets from across all sub-categories of the Asset Class, but with particular focus on items with broad appeal and significance.  For example, in sports memorabilia, this would include objects related to high profile players or memorable teams. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment by the Investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including:

(i) Tier 1: comprehensive lists of items in each major sub-category of the Asset Class that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole within the collector and investor community. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various forms of Collectible Assets.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment.  Tier 4 lists include what we believe to be the most desirable and actionable assets in the Asset Class at any time.

We anticipate that the Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with the Asset Manager and members of the Manager’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to effectively monetize the asset through the Membership Experience Programs. The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, will endeavor to only select assets with known ownership history, maintenance and repair records, restoration details, VIN, engine and transmission numbers, certificates of authenticity, pre-purchase inspections, and highest possible quality grades, to the extent that such metrics exist in a particular sub-sector (e.g. trading cards), and other related records.  The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Platform.  From time to time the Manager, in consultation with our expert network, the Asset Manager and members of the Manager’s Advisory Board, will decide to refurbish assets either prior to designating a Series of Interests associated with such Underlying Asset on the Platform or as part of an Underlying Asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, will review asset selection criteria at least annually. The Manager, in consultation with the Asset Manager, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Platform and the PPEX ATS, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate

Underlying Assets more efficiently than the traditional methods in the Asset Class and with significantly lower transaction and holding costs.

Additionally, with respect to digital assets, we may consider other factors when evaluating specific digital assets to purchase. For example, we will aim to purchase digital assets that are part of projects with broad appeal and recognizable significance, created by high-profile and memorable artists and developers. We may also evaluate the known and verifiable ownership history and provenance of a particular asset and how long it has existed. We will also consider which blockchain network a particular asset is stored and verified on, aiming to only acquire assets stored on reputable underlying network protocols, such as Ethereum. Our current preference for assets stored on the Ethereum blockchain is based on its proven efficacy in hosting NFTs and its smart-contract functionality.

Asset Acquisition

The Company plans to acquire Underlying Assets through various methods, including:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3) Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

4)Consignment agreement – the Company enters into a consignment agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset and under which the Company takes possession of the Underlying Asset during a consignment period

In the case where an Underlying Asset is acquired prior to the launch or Closing, as the case may be, of the Offering process for the related Series, the proceeds from the associated Offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

Rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market an Underlying Asset on the Platform to Investors for a period of time.  The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement, a purchase option agreement, or a consignment agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the Closing of the Offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the Offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset) and title to the Underlying Asset would be held by, or for the benefit of, the applicable Series.

In some cases, an Asset Seller may be issued membership Interests in a Series as part of the total purchase consideration to the Asset Seller.

Additional details on the acquisition method for each Underlying Asset are noted in the Series Detail Table relating to each respective Underlying Asset in Appendix B.

Asset Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors is obtained by transferring their Interests in a Series, through the Original Liquidity Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” below for additional information), or otherwise, although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize, the Manager will consider whether such offer is in the best interest of the Investors.  If the Manager determines that an offer is in the best interest of the Investors, the Manager will consider the merits of such offer on a case-by-case basis and potentially sell the Underlying Asset.  In determining whether to sell an Underlying Asset, the Manager may consider (a) guidance from the Advisory Board and (b) preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset.  Furthermore, should an Underlying Asset become obsolete (e.g. due to lack of Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time).

Liquidity Platform

Original Liquidity Platform

Overview

The Manager has entered into an arrangement with the Custodian that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates the transfer of Interests issued by the Company (the “Original Liquidity Platform”).  The facilitation of the transfer of Interests is accomplished periodically (as described below under “Frequency of facilitation”) through an auction process for isolated non-issuer transactions (the “Trading Window”) and execution of the transfer is effected exclusively through the Custodian. The Asset Manager operates the Platform, through which Investors submit their indications of interests to transfer or purchase Interests, to be executed by the Custodian. The following process is subject to change.

1)Frequency of facilitation: The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which they purchase in an Offering. Trading Windows may from time to time be opened for one or more Series of Interests, at any time. Any Investor, who is not then subject to a lock-up, shall be free to sell his, her or its Interests.  The time period between each successive Trading Window (and the length of each Trading Window) for a particular Series of Interests will vary based on a variety of factors, as well as the sole discretion of the Asset Manager, in its capacity as operator of the Platform. The factors which the Asset Manager may take into account in determining whether or not to open a Trading Window, include but are not limited to, the size of the particular Series of Interests, the level of activity during the most recent Trading Window for that particular Series of Interests, and the number of discrete holders of the particular Series of Interests.  The duration of the Trading Window is generally from 9:30a.m. EST to 4:00p.m. Eastern Time and each Trading Window remains open for one or two days during these hours. However, the Asset Manager, in its capacity as operator of the Platform, may change that frequency and duration.  The Master Series Table in Appendix A reflects the date of the most recent Trading Window (as of the date of filing of this Offering Circular) for each Series of Interests for which a Trading Window has occurred.

2)Indication of interest submission and aggregation: During the Trading Window for a particular Series of Interest, indications of interest to transfer or purchase Interests may be submitted by Investors who have opened a brokerage account with the Custodian. Throughout the Trading Window, all indications of interest are aggregated through the Platform with respect to the Interests in a particular Series and, at the end of the Trading Window, the market-clearing price at which the maximum number of Interests of a given Series are transacted during that particular Trading Window as determined (e.g., the price at which the maximum number of indications of interest to transfer and purchase overlap), to the extent such transfer is permitted by applicable law and the transfer restrictions detailed in the Operating Agreement.

3)Indication of interest execution: After the end of the Trading Window, each Investor that has a qualifying match is notified through the Platform and is required to affirmatively confirm their desire to transact in their discretion at the market-clearing price. Upon confirmation by the Investor, the Custodian clears and closes any transactions during a fixed period of time after the end of the Trading Window. Once a transaction is executed, the appropriate information is submitted back to the Platform by the Custodian and reflected in each Investor’s account on the Platform.

User Interface and Role of the Platform

For the purposes of the Trading Window described above (see “Frequency of facilitation”), the Platform serves as the user interface through which Investors submit indications of interest to transfer or purchase Interests in Series of the Company.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Platform are originated by the Investor and neither the Company, the Manager nor the Asset Manager are acting as a broker or dealer, and none of them make any recommendation as to the purchase or sale of any Interests. In addition, the registered broker-dealer does not make any recommendation as to the purchase or sale of any Interests. Neither the Company nor the Manager ever have custody of the Investor’s membership Interests, cash or other property, and all transfers of cash or securities will be performed by the registered broker-dealer or another appropriately licensed third party, at the direction of the Investor, upon Closing of a Trading Window.

The Platform acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting Interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests on the Platform.

New Trading Platform

PPEX ATS Platform

On November 23, 2021, the Company began utilizing the PPEX ATS with respect to secondary trading of certain Series of Interests.  The Manager has entered into an arrangement with the Executing Broker that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates potential resale transactions in Interests.  The facilitation of resale transactions in Interests is accomplished periodically (as described below under “Frequency of Facilitation”) through the Executing Broker’s role as a registered broker-dealer member of the PPEX ATS owned and operated by NCPS.  NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the Company, the Manager, nor the Asset Manager facilitates, executes or transmits any transfer of Interests with respect to secondary trading on the PPEX ATS.

Secondary trades of Interests matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.  Each Series of Interests will be identified by a unique CUSIP number.

Frequency of Facilitation

Trading Windows may from time to time be opened for one or more Series of Interests, at any time. The time period between each successive Trading Window (and the length of each Trading Window) for a particular Series of Interests will initially be determined by the Company.  However, such time periods will be subject to adjustment at the sole discretion of NCPS in its capacity as operator of the PPEX ATS.  Investors can submit bid and ask quotes on the Platform, which the Executing Broker may then submit on the PPEX ATS at any time, but no matching of buyers and sellers will occur other than during a Trading Window.  Bid and ask quotes submitted during a Trading Window may be matched immediately.  The Executing Broker will provide instructions regarding the transfer of Interests between Investor accounts to the Custodian, who will clear and close all transfers of Interests during a Trading Window.

User Interface and Role of the Platform

For the purposes of the Trading Window described above (see “Frequency of Facilitation”), the Platform will serve as the user interface through which Investors communicate with and receive information and instructions from the Executing Broker to buy and sell Interests on their behalf matched on the PPEX ATS.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Platform is to be originated by the Investor and communicated directly to the Executing Broker.  Neither the Company nor any other Rally Entity acts as a broker or dealer or routes any orders to the Executing Broker or the Custodian, and none of them makes any direction or recommendation as to the purchase or sale of any Interests. In addition, neither the Executing Broker nor NCPS makes any recommendation as to the purchase or sale of any Interests.  Neither the Company, the Rally Entities nor NCPS, as owner and operator of the PPEX ATS, will ever have custody of an Investor’s membership Interests, cash or other property, and all transfers of cash or securities are performed by a registered broker-dealer or another appropriately licensed third party.

The Platform acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests.

Timing of PPEX ATS Rollout

While the PPEX ATS is currently being utilized for resale transactions with respect to certain Series of Interests, resale transactions in other Series of Interests will continue to be effectuated through the Platform during Trading Windows until the PPEX ATS is available for facilitating resale transactions in such Series of Interests.  We expect that resale transactions with respect to all Series of Interests will be effectuated through the PPEX ATS in the second quarter of 2022.

Agreements Relating to the PPEX ATS

The Company has entered into an agreement dated June 14, 2021 (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the Company’s and Series’ governing documents, offering materials and regulatory filings so that the PPEX ATS may serve as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  The PPEX ATS provides a matching platform for the Executing Broker as a broker-dealer member of the PPEX ATS to submit bid and ask quotes to purchase or sell Interests on behalf of Investors.

The Company paid an initial subscription fee of $12,000 in consideration for two years’ access to the PPEX ATS as an available venue for the potential resale transactions in Interests to be conducted through the Executing Broker as a broker-dealer member of the PPEX ATS.  After the expiration of the initial two-year term, the Company will have the option to extend the term of the PPEX ATS Company Agreement either on an annual basis for $10,000 per year or on a six-month basis for $6,000 per six months.

In addition, on October 21, 2021, the Asset Manager entered into a Software and Services License Agreement with North Capital Investment Technology, Inc., the parent company of NCPS (“NCIT”), pursuant to which the Company is licensed to use certain technology to facilitate the operation of the Platform with the PPEX ATS as described above.  The Asset Manager will pay NCIT a monthly fee of $500.

The Company has also entered into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), dated June 14, 2021, separate and apart from the Brokerage Agreement.  Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of Interests on the PPEX ATS and will ultimately be responsible for the execution of secondary trades of Interests.  As compensation, the Executing Broker will receive 2% of the gross proceeds received related to each transaction (1% from the buyer and 1% from the seller involved in such transaction).  The Manager may, from time to time and at its sole discretion, opt to pay the compensation earned by the Executing Broker in connection with its services related to the PPEX ATS.

The Asset Manager has also entered into an additional license agreement, dated June 29, 2021 (the “Tools License Agreement”), with the Executing Broker, pursuant to which the Executing Broker is licensed to use certain of the Asset Manager’s proprietary hosted software tools to perform services for the Rally Entities (“Services”) as called for by the Secondary Brokerage Agreement.  There are no additional fees payable by either party under the Tools License Agreement in exchange for the Services.

The Executing Broker and the Custodian have entered into an agreement, pursuant to which the Custodian will perform the custody and clearing services in connection with transfers of Interests and the Company will pay the fees due to the Custodian under that agreement.

Facilities

The Manager operates the Company and manages the collection in a manner that prioritizes the ongoing security of all Underlying Assets. The Manager stores the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Collectible Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased space in one purpose built, secure, temperature-controlled storage facility in New Jersey for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility used by the Company is monitored by staff approximately 40 hours per week and is under constant video surveillance. Each of the Underlying Assets in the collection are inspected and exercised appropriately on a regular basis according to the maintenance schedule defined for each Underlying Asset by the Asset Manager. In addition to the storage facilities, as part of the Membership Experience Program, the Manager of the Company opened a showroom in New York City in 2019.

From time to time various Underlying Assets may be held in third-party facilities. In such cases, the Asset Manager endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset.

Underlying digital assets are stored by the Manager using commercially reasonable measures in a MetaMask wallet. Specifically, each digital asset will be stored in its own wallet with its own public address, private key, 12-word recovery seed phrase, and “memorable password.” Each wallet’s private key, 12-word recovery seed phrase, and memorable password are separately stored as individual printed copies in a vault in New York with a dedicated alarm system and 24/7 video surveillance, the access codes to which are provided only to a limited number of employees. Presently, a designated employee of the Asset Manager has access to the wallet on a device under their control, accessible via the memorable password. Should this password be forgotten, the wallet can be recovered using the full 12-word recovery seed phrase. We anticipate engaging a digital asset custodian in the future to provide third-party custodian storage of our digital assets.

Each of the Underlying Assets in the collection is inspected on a regular basis according to the inspection schedule defined, from time to time, for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and the Asset Manager are located at 250 Lafayette Street, 2nd Floor, New York, NY 10012 and the Asset Manager presently has approximately thirty-five full-time employees and part-time contractors. Neither the Manager nor the Company has any employees.

Government Regulation

Federal and state laws and regulations apply to many key aspects of our business. Any actual or perceived failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, private litigation, reputational harm, or constraints on our ability to continue to operate. It is also possible that current or future laws or regulations could be enacted, interpreted or applied in a manner that would prohibit, alter or impair our existing or planned lines of business, or that could require costly, time-consuming, or otherwise burdensome compliance measures. As our business expands, our compliance requirements and costs may increase and we may be subject to increased regulatory scrutiny.

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the Commission, could be asserted against the Company by individuals or governmental authorities and could expose the Company, any of its affiliates or any Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines. See “Risk Factors.”

Regulation of Digital Assets

Regulation of digital assets is under active consideration by the United States through various federal agencies, including the Commission, the Commodity Futures Trading Commission (“CFTC”), the Federal Trade Commission (“FTC”) and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, as well as in other countries. State government regulations may also apply. Furthermore, it is expected that regulations will increase, although we cannot anticipate how and when. As the regulatory and legal environment evolves, we may become subject to new laws and regulation by the Commission and other agencies.

In recent years, the Commission and U.S. state securities regulators have stated that certain digital assets may be classified as securities under U.S. federal and state securities laws; however, there has not been definitive guidance on this point. A number of enforcement actions and regulatory proceedings have since been initiated against issuers of digital assets and their developers and proponents. Several foreign governments have also issued similar warnings cautioning that digital assets may be deemed to be securities under the laws of their jurisdictions.

Regulation of digital asset exchanges in the future may raise transaction costs, potentially offsetting or eliminating many of the key benefits of digital assets. Lack of international coordination raises the risk of an uneven global regulatory landscape. The development of the market for digital assets globally is in relative limbo currently due to regulatory uncertainty.

Additionally, the rules governing the ownership and operation of domain names are controlled entirely by “ICANN” (the Internet Corporation for Assigned Names and Numbers). ICANN is a multi-stakeholder private sector, not-for-profit corporation formed in 1998 for the express purposes of overseeing a number of Internet related tasks, including management of the DNS, allocation of IP addresses, accreditation of domain name registrars and registries and the definition and coordination of policy development for all of these functions. The regulation of Internet domain names in the U.S. and in foreign countries is subject to change.

Regulation of Collectibles

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

In the United States, a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, creating unique and complex regulatory requirements.  Imported alcohol in most international jurisdictions is subject to import and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the SEC, could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.  See “Risk Factors—Risks Relating to the Offerings—If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission” and “Risk Factors—Risks Relating to the Offerings—If the Platform is ultimately found to be a securities exchange or alternative trading system, we may be required to cease operating the Platform while we are still reliant on it for secondary trading in some Series of Interests, and such cessation would materially and adversely affect your ability to transfer your Interests.””

Regulation of Exchanges

A platform facilitating the sale and secondary trading of securities potentially may be required to register with the Commission as an exchange. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b-16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.”

We believe that the Platform does not use any non-discretionary methods under which any orders to purchase or sell a security interact with each other. The Platform merely routes orders to a registered broker-dealer to make isolated trades through matching individual buyers and sellers after the buyers and sellers have confirmed their intent to complete the trade.

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for alternative trading systems (“ATS”). Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

Rule 3b-16(b)(1) provides that such an entity will not be “a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer. The Platform merely provides bid and ask prices to a registered broker-dealer, and requires users to click through an acknowledgement that any orders being placed are with a registered broker-dealer, not with the Company itself. Any rules for submitting buy or sell orders are set by the participating broker-dealers. In reliance upon Rule 3b-16(b)(1), the Company believes it is not required to register the Platform as an exchange or comply with Regulation ATS as an ATS. However, the Company is currently subject to an SEC investigation related to the potential status of the Platform as an exchange or an ATS.

Privacy and Protection of Investor Data

Aspects of our operations or business are subject to privacy and data protection regulation in the United States and elsewhere. Accordingly, we publish our privacy policies and terms of service, which describe our practices concerning the use, transmission and disclosure of information. As our business continues to expand in the United States and beyond, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection. In addition, the interpretation and application of these privacy and data protection laws in the United States and elsewhere are often uncertain and in a state of flux.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the General Data Protection Regulation (the “GDPR”), a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen. On January 1, 2020, the California Consumer Privacy Act (the “CCPA”) became effective. Similar to the GDPR, the CCPA imposes new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. If we are accused of violating the CCPA, we may be forced to expend significant financial and managerial resources to defend against an enforcement action by the California Attorney General or, in the event of a data breach, a lawsuit by customers located in California. The CCPA will become effective in January 2023. Comprehensive state privacy laws will also take effect in Colorado and Virginia in 2023. Complying with these and other existing, emerging and changing privacy requirements could cause the Company to incur substantial costs or require it to change its business practices and policies. Non-compliance could result in monetary penalties or significant legal liability.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non-public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•limitations on capital structure;

•restrictions on specified investments;

•prohibitions on transactions with affiliates; and

•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Legal Proceedings

None of the Rally Entities or any of the directors or executive officers is, as of the date of this Offering Circular, subject to any material legal proceedings.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets (e.g., in respect of fleet level insurance) or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. The table below sets forth a summary of the allocation policy, which is subject to the Manager’s discretion.

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the Offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests in Custodian brokerage accounts	0.75% (minimum of $500) of gross proceeds of Offering

Acquisition Expenses	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Asset technology (e.g., tracking device)	Allocable pro rata to the number of Underlying Assets
	Initial vehicle registration fee	Allocable directly to the applicable Underlying Asset
	Document fee	Allocable directly to the applicable Underlying Asset
	Title fee	Allocable directly to the applicable Underlying Asset
	Pre-Purchase Inspection	Allocable pro rata to the number of Underlying Assets
	Refurbishment and maintenance	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the Closing of an Offering

Allocable directly to the applicable Underlying Asset
Operating Expenses	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Annual registration renewal fee	Allocable directly to the applicable Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g., Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting bookkeeping and legal expenses related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
	Other Membership Experience Programs related expenses (e.g., venue hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors. Under the terms of the allocation policy, the Manager may elect not to allocate certain expenses in the manner described above if it determines such allocation not to be in the best interests of the Company.

MANAGEMENT

Manager

The Manager of the Company is RSE Collection Manager, LLC, a Delaware limited liability company formed on March 16, 2021.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  RSE Markets, the sole member of the Asset Manager, has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board.  The Manager and the officers and directors of RSE Markets are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Interest Holders.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of Rally Holdings. The Asset Manager is also the Asset Manager for RSE Archive, a series limited liability company with a similar business in the memorabilia and collectible asset class, which commenced principal operations in 2019, and RSE Innovation, LLC, a series limited liability company with a similar business in the intangible asset class, which commenced principal operations in 2021. While the Asset Manager thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our Interest Holders.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Together with advice from the Asset Manager, create and manage all Membership Experience Programs and determine participation in such programs by any Underlying Assets;

-Together with advice from the Asset Manager, evaluate and enter into service provider contracts related to the operation of Membership Experience Programs;

-Allocate revenues and costs related to Membership Experience Programs to the appropriate Series in accordance with our allocation policy;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs;

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager include:

Asset Sourcing and Disposition Services:

- Manage the Company’s asset sourcing activities including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or consignment agreements, purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third-party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the Managing Member for the payment of all fees and expenses incurred in connection with the maintenance and operation of Underlying Assets and ensure delivery of payments to third parties for any such services; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of RSE Markets

The following individuals constitute the Board of Directors, executive management and significant employees of RSE Markets, the sole member of the Asset Manager:

Name(1)	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	41	President and Director	05/2016
George Leimer	55	Chief Executive Officer and Director	08/2020
Robert A. Petrozzo	38	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	41	Chief Financial Officer	08/2016
Vincent DiDonato	43	Chief Technology Officer	10/2019
Greg Bettinelli	49	Director	07/2018
Joshua Silberstein	46	Director	10/2016
Ryan Sweeney	44	Director	04/2021

(1)Each of the directors of RSE Markets was elected as a director pursuant to a voting agreement among RSE Markets and certain stockholders of RSE Markets.

Background of Executive Officers and Directors of RSE Markets

The following is a brief summary of the background of each executive officer and director of RSE Markets:

Christopher J. Bruno, Founder & President and Director

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his Master of Business Administration, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

George Leimer, Chief Executive Officer and Director

                George is a seasoned business and technology executive with extensive experience working in a diverse collection of industries ranging from e-commerce, content-creation, consumer internet, and entertainment. He has hands-on knowledge gained from direct leadership in general management, product development, and product marketing roles and early-stage experience from company formation through fund-raising, launch/operation and acquisition.

                Most recently George was the Senior Vice President of data platforms at Disney where he led the transformation of The Walt Disney Company’s consumer identity platform from an on-premises monolithic architecture to a highly available and scalable cloud-based solution. He led both technology and product groups at ESPN as a Vice President from 2013 to 2018 building products and running development groups.

From 2007 until 2009 George was a senior manager of online store merchandising at Apple. He had an entrepreneurial hiatus from Apple from 2009 until 2012 in which he cofounded BigDeal.com, a hybrid gaming/ecommerce business. He returned to Apple in 2012 where he was the director of online store merchandising until he departed for ESPN in 2013.

George held various senior operations and technology roles at eBay and subsidiary Half.com from 1999 until 2007. In his tenure at eBay, George launched various services and led a portfolio of businesses generating $2B in annual gross merchandise sales.

George graduated from Widener University in 1987 with a bachelor's degree in Management and a Management Information Systems concentration.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers and enterprises. Immediately prior to joining the Asset Manager, he led the UX & UI effort at computer vision and robotics startup KeyMe, building interactive products from the ground up and deploying both mobile and kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent nine years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005, where he focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received a Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Vincent A. DiDonato, Chief Technology Officer

Vincent brings more than 20 years of technology and web application development experience with a focus on SaaS-based B2C and B2B platforms. Most recently, Vincent was VP of Engineering at Splash, where he helped build and lead a global engineering team.

Prior to Splash, Vincent spent over five years working as SiteCompli's VP of Technology & Engineering where he oversaw the direction and execution of SiteCompli's technology strategy as well as managed onshore and offshore software engineering operations.

Vincent's previous roles include director and engineering capacities with American Express and NYC & Company, where he led, architected and implemented multi-million-dollar product and platform launches.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries.

 In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018.

 Prior to joining Upfront Ventures, from 2009 to 2013, Greg was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer which was acquired by Nordstrom, Inc. in March 2011 for $270 million.

 Before joining HauteLook, from 2008 to 2009, Greg served as Executive Vice President of Business Development and Strategy at Live Nation, where he was responsible for the strategic direction and key business partnerships for Live Nations' ticketing and digital businesses. Prior to Live Nation, from 2003 to 2008, Greg held a number of leadership positions at eBay, including Senior Director of Business Development for StubHub and Director of Event Tickets and Media. While at eBay, Greg played a lead role in eBay's acquisition of StubHub in 2007 for $307 million.

 Earlier in his career, Greg held a number of roles in marketing, finance, and business development at companies in the financial services and healthcare industries.

 Greg holds a Bachelor of Arts in Political Science from the University of San Diego and a Master of Business Administration from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as of 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a Bachelor of Science in Economics from the Wharton School (summa cum laude) and a Master of Business Administration from Columbia University (beta gamma sigma).

Ryan Sweeney, Director

In 2009, Ryan joined the venture capital firm, Accel, as a Partner and is focused on investments in businesses at the intersection of consumer services and technology. One of Ryan’s most notable investments, Qualtrics, was acquired by SAP for $8 billion in 2018.

Prior to joining Accel, from 2000 to 2008, Ryan led technology growth investments at Summit Partners in the Boston area.

Before joining Summit Partners Ryan worked at William Blair & Company, LLC, and held a number of leadership positions at North Bridge Growth Equity and National Mentor Holdings, Inc.

Earlier in his career, Ryan held a number of roles in finance and business development at companies in the investment banking and private equity industries.

Ryan grew up in New Jersey and holds a Bachelor of Business Administration in Finance and Business Economics from the University of Notre Dame and a Master of Business Administration from Harvard Business School.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board supports the Company, the Asset Manager, the Manager and RSE Markets and consists of members of our expert network and additional advisors to the Manager.  The Advisory Board reviews the Company’s relationship with, and the performance of, the Manager, and generally approves the terms of any material or related-party transactions.  In addition, the Advisory Board assists with, and makes recommendations with respect to the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Interest Holders, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate members of the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class.  We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.  To date three individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan is currently the Chief Legal and Corporate Affairs Officer of Robinhood Markets, Inc., and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Prior to joining Robinhood in 2020, Dan was a partner of and deputy chair of the securities department at the international law firm WilmerHale.

Dan earned his Juris Doctor, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a Bachelor of Arts in English.

Arun Sundararajan

Arun is a Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society. His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work. He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz. He has given more than 250 invited talks at industry, government and academic forums internationally. His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy. He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region.  He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  The executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

RSE Markets served as Manager of the Company until March 26, 2021, at which time RSE Markets was replaced as Manager by RSE Collection Manager, LLC. Neither entity received any compensation in its capacity as Manager in the fiscal year ended December 31, 2021.

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” in Appendix B for each respective Series. Additional details on Sourcing Fees received by the Manager can be found in the “Use of Proceeds” in Appendix B for each respective Series.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee”.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 1% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of December 31, 2021, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value
Interest - Series #77LE1 (3)	4/13/2017	2,000	101 / 5%	$77,700
Interest - Series #69BM1	2/7/2018	2,000	107 / 5%	$115,000
Interest - Series #85FT1	2/15/2018	2,000	105 / 5%	$165,000
Interest - Series #88LJ1	4/12/2018	2,000	96 / 5%	$135,000
Interest - Series #55PS1	6/6/2018	2,000	369 / 18%	$425,000
Interest - Series #95BL1	7/12/2018	2,000	20 / 1%	$118,500
Interest - Series #89PS1	7/31/2018	2,000	20 / 1%	$165,000
Interest - Series #90FM1	7/31/2018	2,000	20 / 1%	$16,500
Interest - Series #83FB1	9/5/2018	5,000	50 / 1%	$350,000
Interest - Series #98DV1	10/10/2018	2,000	20 / 1%	$130,000
Interest - Series #93XJ1	11/6/2018	5,000	55 / 1%	$495,000
Interest - Series #02AX1	11/30/2018	2,000	20 / 1%	$108,000
Interest - Series #99LE1	12/4/2018	2,000	20 / 1%	$69,500
Interest - Series #91MV1	12/7/2018	2,000	20 / 1%	$38,000
Interest - Series #92LD1	12/26/2018	3,000	1418 / 47%	$165,000
Interest - Series #94DV1	12/26/2018	2,000	392 / 20%	$57,500
Interest - Series #72MC1	1/4/2019	2,000	20 / 1%	$124,500
Interest - Series #11BM1	1/25/2019	2,000	756 / 38%	$84,000
Interest - Series #80LC1	2/8/2019	5,000	50 / 1%	$635,000
Interest - Series #02BZ1	2/8/2019	3,000	1151 / 38%	$195,000
Interest - Series #88BM1	2/25/2019	3,000	1199 / 40%	$141,000
Interest - Series #63CC1	3/18/2019	2,000	20 / 1%	$126,000
Interest - Series #76PT1	3/22/2019	3,000	30 / 1%	$189,900
Interest - Series #75RA1	4/9/2019	3,000	61 / 2%	$84,000
Interest - Series #65AG1	4/16/2019	2,000	20 / 1%	$178,500
Interest - Series #93FS1	4/22/2019	2,000	20 / 1%	$137,500
Interest - Series #61JE1	4/26/2019	3,000	404 / 13%	$246,000
Interest - Series #90MM1	4/26/2019	5,000	50 / 1%	$26,600
Interest - Series #65FM1	7/18/2019	2,000	20 / 1%	$82,500
Interest - Series #88PT1	7/18/2019	2,200	22 / 1%	$66,000
Interest - Series #94LD1	8/6/2019	5,000	120 / 2%	$597,500
Interest - Series #99SS1	9/11/2019	1,000	10 / 1%	$137,500
Interest - Series #94FS1	9/17/2019	2,000	19 / 1%	$145,000
Interest - Series #61MG1	9/30/2019	5,000	538 / 11%	$340,000

Interest - Series #92CC1	10/2/2019	2,000	19 / 1%	$52,500
Interest - Series #89FT1	10/11/2019	4,000	201 / 5%	$180,000
Interest - Series #80PN1	11/6/2019	5,000	49 / 1%	$48,000
Interest - Series #89FG2	11/14/2019	1,700	17 / 1%	$127,500
Interest - Series #88LL1	12/8/2019	2,000	429 / 21%	$292,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)All ownership is direct unless otherwise indicated.  Upon the designation of the Series, the Asset Manager became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, the Asset Manager must own at least 1%.  None of the officers or directors of RSE Markets owns any Interests of any of the Series.

(2)RSE Collection Manager, LLC is the Manager of each of the Series.  The Manager’s address is 250 Lafayette Street, 2nd Floor, New York, NY 10012.  The Manager’s sole member is Rally Holdings, and Rally Holdings is wholly owned by RSE Markets.  George Leimer, Chief Executive Officer and Manager of Rally Holdings, may be deemed the beneficial owner of the Interests owned by the Manager within the meaning of Section 13(d) under the Exchange Act.  The address of Mr. Leimer is the same as that of the Manager.

(3)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D. All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

Without conceding that the Interests in any Series of the Company constitute “voting securities” under Rule 405 of the Securities Act (based on the limited voting rights provided under the Company’s Operating Agreement), in accordance with the SEC Staff’s request, we agree to provide a table disclosing the information called for under Item 12 of Form 1-A with respect to each person that holds in excess of 10% of the Interests of a Series of the Company.  The following table sets forth information with respect to the number of units of each of our Series beneficially owned by all persons who own more than ten percent of any Series as of December 31, 2021:

Title of class	Beneficial Owner	Number of Interests Owned	Percent of Class
#63CC1	Julien Williams (1)	200	10%
#72MC1	Don Rose (2)	642	32%
#77LE1	Maarten De Jong (3)	200	10%
#89PS1	Julien Williams (1)	200	10%
#89PS1	Michael Parchment (4)	1,171	59%
#90FM1	Joseph Amodio (5)	300	15%
#91MV1	Robert Wall (6)	311	16%
#99SS1	Robert Wall (6)	140	14%

(1)Mr. Williams’ address is 2333 Port Lerwick Pl, Newport Beach, CA 92660, USA 92660.

(2)Mr. Rose’s address is 37 Warren St, Salem, MA 01970, USA 1970.

(3)Mr. De Jong’s address is 476 Broadway 5F, New York, NY 10013.

(4)Mr. Parchment’s address is 2 Covewood Dr, Norwalk, CT 06853.

(5)Mr. Amodio’s address is 174 Sheridan Dr, Tonawanda, NY 14150, USA 14150.

(6)Mr. Wall’s address is 531 S Green St, Nazareth, PA 18064, USA 18064.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached as Exhibit 2.2 to the Offering Statement of which this Offering Circular forms a part, and the Subscription Agreement, the form of which is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company Interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate Offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the Closing of an Offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  At the time of this filing, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution Rights” below).  The Manager, an affiliate of the Company, will own a minimum of 1% of the Interests in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table in Appendix A will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” in Appendix B for each respective Series for further details). An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, either through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information)  or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the Platform or the PPEX ATS or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and the “Description of the Business – Liquidity Platform” section for additional information).

Further Issuance of Interests

Only the Series Interests, which are not annotated as closed, in the Master Series Table in Appendix A are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution Rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

(ii)thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

(iii)thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Asset Sellers of the Underlying Asset or the Manager or any of its affiliates, and

(iv)up to 50% to the Asset Manager in payment of the Management Fee (treated as an expense on the statement of operations of the Series of Interests for accounting purposes).

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his or her assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Redemption Provisions

The Interests are not redeemable.

Registration Rights

There are no registration rights in respect of the Interests.

Voting Rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager; and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as Manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders across all Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this Offering Circular or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation Rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company; (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any Investors, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and (iii) thereafter, to the Interest Holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer Restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) a change of U.S. federal income tax treatment of the Company or the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such transfer is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Platform or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the Platform through one or more third-party broker-dealers (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interests will develop as part of the Platform or the PPEX ATS (see “Description of the Business – Liquidity Platform” for additional information). Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of Officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and will exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint Rally Holdings as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of RSE Markets.  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive Jurisdiction; Waiver of Jury Trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.  As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.”  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not listed or quoted for trading on any national securities exchange or national quotation system.  There is no current intention to have the Interests listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the Interests but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Interests as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)certain former citizens or long-term residents of the United States;

(viii)persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)persons deemed to sell our Interests under the constructive sale provisions of the Code.

As used herein, the term “U.S. Holder” means a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States, a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders.  Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; prospective Investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of Each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the Series listed in the Master Series Table in Appendix A, to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes and the discussion below assumes that each Series will be so treated. Thus, each Series of Interests will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A non-corporate U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income.” Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. In addition, Section 1411 of the Code imposes on individuals, trusts and estates a 3.8% tax on certain investment income (the “3.8% NIIT”). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year (for 2021, that amount is $13,050).

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Tax Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Dividends paid by a Series to a non-U.S. Holder are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. Holder that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Under legislation commonly known as “FATCA,” each Series of Interests will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective Investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RSE Collection, LLC
250 Lafayette Street, 2nd Floor

New York, NY 10012

E-Mail: hello@rallyrd.com
Tel: 347-952-8058
Attention: Rally Rd.

We are required to file periodic reports, offering statements, and other information with the Commission pursuant to the Securities Act. Such reports and other information filed by us with the Commission are available free of charge on the Commission’s website at www.sec.gov. We will also provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

APPENDIX A

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series as of the date hereof.  This information will be referenced throughout the Offering Circular when referring to the Master Series Table. In addition, see the “Description of Series” and “Use of Proceeds” sections for each individual Series in Appendix B, or incorporated herein by reference, for further details regarding ongoing Offerings.  For additional information regarding any closed Offerings highlighted in white below, refer to the Use of Proceeds and Asset Descriptions in the filings identified in the Master Series Table below, which filings are incorporated by reference into this Offering Circular.

Series	Qualification Date	Offering Circular	Underlying Asset	Status	Opening Date (1)	Closing Date	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee (5)	Trading Window (6)
#77LE1 (4)		(Not qualified in an Offering Statement)	1977 Lotus Esprit S1	Closed	11/17/2016	4/13/2017	$38.85	2,000	$77,700 (3)	$3,443	10/20/2021
#69BM1	8/10/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1969 Ford Mustang Boss 302	Closed	11/20/2017	2/7/2018	$57.50	2,000	$115,000 (3)	$2,986	9/23/2021
#85FT1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1985 Ferrari Testarossa	Closed	11/23/2017	2/15/2018	$82.50	2,000	$165,000 (3)	-$17,859	9/13/2021
#88LJ1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1988 Lamborghini Jalpa	Closed	2/9/2018	4/12/2018	$67.50	2,000	$135,000 (3)	$578	9/30/2021
#55PS1	9/14/2017	(Post-Qualification Amendment No. 1 to Offering Statement 1)	1955 Porsche 356 Speedster	Closed	4/2/2018	6/6/2018	$212.50	2,000	$425,000 (3)	-$3,357	8/5/2021

#95BL1	5/24/2018	(Post-Qualification Amendment No. 5 to Offering Statement 1)	1995 BMW E36 M3 Lightweight	Closed	6/1/2018	7/12/2018	$59.25	2,000	$118,500 (3)	-$444	8/19/2021
#89PS1	7/20/2018	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1989 Porsche 911 Speedster	Closed	7/23/2018	7/31/2018	$82.50	2,000	$165,000 (3)	$1,771	10/21/2021
#90FM1	7/20/2018	(Post-Qualification Amendment No. 6 to Offering Statement 1)	1990 Ford Mustang 7Up Edition	Closed	7/24/2018	7/31/2018	$8.25	2,000	$16,500 (3)	$464	8/6/2021
#83FB1	3/29/2018	(Post-Qualification Amendment No. 7 to Offering Statement 1)	1983 Ferrari 512 BBi	Closed	7/23/2018	9/5/2018	$70.00	5,000	$350,000 (3)	$9,162	7/27/2021
#98DV1	9/17/2018	(Pre-Qualification Amendment No. 2 to Offering Statement 1)	1998 Dodge Viper GTS-R	Closed	9/27/2018	10/10/2018	$65.00	2,000	$130,000 (3)	$2,314	8/18/2021
#06FS1	9/17/2018	(Pre-Qualification Amendment No. 7 to Offering Statement 1)	2006 Ferrari F430 Spider "Manual"	Sold -$227,500 Acquisition Offer Accepted on 05/06/2019	10/12/2018	10/19/2018	$39.80	5,000	$199,000 (3)	$774	5/23/2019
#93XJ1	3/29/2018	(Post-Qualification Amendment No. 4 to Offering Statement 1)	1993 Jaguar XJ220	Closed	8/22/2018	11/6/2018	$99.00	5,000	$495,000 (3)	-$7,373	9/21/2021

#02AX1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	2002 Acura NSX-T	Closed	11/16/2018	11/30/2018	$54.00	2,000	$108,000 (3)	$1,944	8/2/2021
#99LE1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1999 Lotus Esprit Sport 350	Closed	11/23/2018	12/4/2018	$34.75	2,000	$69,500 (3)	$1,770	10/14/2021
#91MV1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1991 Mitsubishi 3000GT VR4	Closed	11/28/2018	12/7/2018	$19.00	2,000	$38,000 (3)	$600	10/7/2021
#92LD1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1992 Lancia Delta Integrale Evo "Martini 5"	Closed	12/7/2018	12/26/2018	$55.00	3,000	$165,000 (3)	$2,219	8/9/2021
#94DV1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1994 Dodge Viper RT/10	Closed	12/11/2018	12/26/2018	$28.75	2,000	$57,500 (3)	$1,841	8/27/2021
#00FM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2000 Ford Mustang Cobra R	Sold -$60,000 Acquisition Offer Accepted on 04/16/2019	12/21/2018	1/4/2019	$24.75	2,000	$49,500 (3)	$862	4/24/2019
#72MC1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1972 Mazda Cosmo Sport Series II	Closed	12/28/2018	1/4/2019	$62.25	2,000	$124,500 (3)	$2,474	8/13/2021

#06FG1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2006 Ford GT	Sold -$365,000 Acquisition Offer Accepted on 06/09/2021	12/14/2018	1/8/2019	$64.00	5,000	$320,000 (3)	$3,198	6/9/2021
#11BM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2011 BMW 1M	Closed	1/8/2019	1/25/2019	$42.00	2,000	$84,000 (3)	$517	8/25/2021
#80LC1	9/17/2018	(Pre-Qualification Amendment No. 7 to Offering Statement 1)	1980 Lamborghini Countach LP400 S Turbo	Closed	1/17/2019	2/8/2019	$127.00	5,000	$635,000 (3)	$9,216	8/4/2021
#02BZ1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	2002 BMW Z8	Closed	1/6/2019	2/8/2019	$65.00	3,000	$195,000 (3)	$2,620	9/20/2021
#88BM1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1988 BMW E30 M3	Closed	1/11/2019	2/25/2019	$47.00	3,000	$141,000 (3)	$226	7/29/2021
#63CC1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1963 Chevrolet Corvette Split Window	Closed	3/8/2019	3/18/2019	$63.00	2,000	$126,000 (3)	$1,553	11/4/2021
#76PT1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1976 Porsche 911 Turbo Carrera	Closed	3/15/2019	3/22/2019	$63.30	3,000	$189,900 (3)	$1,793	11/16/2021

#75RA1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1975 Renault Alpine A110 1300	Closed	3/29/2019	4/9/2019	$28.00	3,000	$84,000 (3)	$3,732	9/14/2021
#65AG1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1965 Alfa Romeo Giulia Sprint Speciale	Closed	4/5/2019	4/16/2019	$89.25	2,000	$178,500 (3)	$1,903	8/3/2021
#93FS1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1993 Ferrari 348TS Serie Speciale	Closed	4/12/2019	4/22/2019	$68.75	2,000	$137,500 (3)	$1,272	9/3/2021
2003 Porsche 911 GT2				Cancelled / Underlying Asset Sold Pre-Offering
#61JE1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1961 Jaguar E-Type	Closed	4/19/2019	4/26/2019	$82.00	3,000	$246,000 (3)	$3,858	10/12/2021
#90MM1	3/6/2019	(Post-Qualification Amendment No. 12 to Offering Statement 1)	1990 Mazda Miata MX-5	Closed	4/17/2019	4/26/2019	$5.32	5,000	$26,600 (3)	$918	10/5/2021
#65FM1	3/6/2019	(Pre-Qualification Amendment No. 11 to Offering Statement 1)	1965 Ford Mustang 2+2 Fastback	Closed	5/3/2019	7/18/2019	$41.25	2,000	$82,500 (3)	$1,966	9/8/2021
#88PT1	11/16/2018	(Post-Qualification Amendment No. 8 to Offering Statement 1)	1988 Porsche 944 Turbo S	Closed	5/10/2019	7/18/2019	$30.00	2,200	$66,000 (3)	-$2,214	9/29/2021

#94LD1	12/6/2018	(Post-Qualification Amendment No. 10 to Offering Statement 1)	1994 Lamborghini Diablo SE30 Jota	Closed	7/12/2019	8/6/2019	$119.50	5,000	$597,500 (3)	$11,251	7/16/2021
#99SS1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1999 Shelby Series 1	Closed	9/4/2019	9/11/2019	$137.50	1,000	$137,500 (3)	$1,815	9/28/2021
#94FS1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1994 Ferrari 348 Spider	Closed	9/12/2019	9/17/2019	$72.50	2,000	$145,000 (3)	$669	7/23/2021
#61MG1	3/6/2019	(Post-Qualification Amendment No. 11 to Offering Statement 1)	1961 Maserati 3500GT	Closed	9/20/2019	9/30/2019	$68.00	5,000	$340,000 (3)	$4,613	8/31/2021
#92CC1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1992 Chevrolet Corvette ZR1	Closed	9/27/2019	10/2/2019	$26.25	2,000	$52,500 (3)	$2,875	11/2/2021
#89FT1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1989 Ferrari Testarossa	Closed	10/4/2019	10/11/2019	$45.00	4,000	$180,000 (3)	-$400	9/7/2021
#80PN1	10/23/2019	(Post-Qualification Amendment No. 18 to Offering Statement 1)	1980 Porsche 928	Closed	11/1/2019	11/6/2019	$9.60	5,000	$48,000 (3)	-$4,030	8/24/2021

#89FG2	10/23/2019	(Post-Qualification Amendment No. 15 to Offering Statement 1)	1989 Ferrari 328 GTS	Closed	11/8/2019	11/14/2019	$75.00	1,700	$127,500 (3)	$1,719	9/17/2021
#88LL1	8/9/2019	(Post-Qualification Amendment No. 14 to Offering Statement 1)	1988 Lamborghini LM002	Closed	11/18/2019	12/8/2019	$146.00	2,000	$292,000 (3)	$3,115	8/12/2021
1990 Mercedes 190E 2.5-16 Evo II				Cancelled / Underlying Asset Sold Pre-Offering
#03SS1	12/9/2019	(Post-Qualification Amendment No. 19 to Offering Statement 1)	2003 Saleen S7	Sold -$420,000 Acquisition Offer Accepted on 09/27/2020	7/6/2020	9/22/2020	$125.00	3,000	$375,000 (3)	$29,638	10/1/2020
1972 Ferrari 365 GTC/4				Cancelled / Underlying Asset Sold Pre-Offering
#MEEB11275	12/6/2021	(Post-Qualification Amendment No. 1 to Offering Statement 2)	Number 11275 Elephant Meebit NFT	Closed	12/6/2021	1/10/2022	$8.00	20,000	$160,000 (3)	$16,139
#82TAYLOR	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1982 Topps #434 Lawrence Taylor Rookie Card graded BGS 10	Closed	12/13/2021	1/10/2022	$6.50	2,000	$13,000 (3)	$1,538
#HOLMES	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1892 1st Edition copies of The Adventures of Sherlock Holmes and the Memoirs of Sherlock Holmes by Arthur Conan Doyle	Closed	12/13/2021	1/10/2022	$10.00	2,500	$25,000 (3)	$3,458

#HULK180	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1974 Incredible Hulk #180 Comic Book published by Marvel graded CGC 9.8	Closed	12/13/2021	1/10/2022	$4.20	10,000	$42,000 (3)	$4,342
#05JAYZ	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	2005 Topps Finest Jay-Z Autographed Card graded PSA 10	Closed	12/20/2021	1/10/2022	$5.00	3,700	$18,500 (3)	$1,459
#JUSTINIAN	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	Coin from the First Reign of Justinian II Depicting the First Numismatic Depiction of Jesus Christ (AD 685-695) graded NGC Ch MS	Closed	12/20/2021	1/10/2022	$9.00	2,000	$18,000 (3)	$1,720
#67ICEBOWL	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1967 Full Ticket from the Ice Bowl graded PSA 8	Closed	12/27/2021	1/14/2022	$5.00	2,000	$10,000 (3)	$1,262
#DKCOUNTRY	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1994 SNES Donkey Kong Country Video Game graded Wata 9.4 A+	Closed	12/27/2021	1/14/2022	$6.00	3,000	$18,000 (3)	$3,162
#FALCON	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1979 Kenner Star Wars Millennium Falcon Spaceship Action Figure graded AFA 80	Closed	12/27/2021	1/14/2022	$5.00	10,000	$50,000 (3)	$5,420
#MARIOWRLD	12/13/2021	(Post-Qualification Amendment No. 3 to Offering Statement 2)	1991 SNES Super Mario World Video Game graded Wata 9.4 A	Closed	12/13/2021	1/18/2022	$5.00	33,000	$165,000 (3)	$17,264

#82AV1	11/15/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1982 Aston Martin V8 Vantage 'Oscar India'	Closed	11/16/2021	2/7/2022	$20.00	14,875	$297,500 (3)	$2,530
#SUPERBWL1	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	1967 Super Bowl I Full Ticket graded PSA 5	Closed	2/9/2022	3/2/2022	$6.00	4,000	$24,000 (3)	$3,079
#MEEB7985	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	Number 7985 Pig Meebit NFT with Magenta Overshirt Color	Closed	2/9/2022	3/2/2022	$5.00	7,600	$38,000 (3)	$2,574
#BONDWATCH	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1999 Omega Seamaster Watch Worn by Pierce Brosnan During the Filming of The World is Not Enough	Closed	12/20/2021	3/22/2022	$4.00	20,000	$80,000 (3)	$3,320
#95FF1	12/27/2021	(Post-Qualification Amendment No. 5 to Offering Statement 2)	1995 Ferrari 355 Spider	Closed	12/27/2021	3/22/2022	$10.00	12,000	$120,000 (3)	$3,862
#MAYC857	2/9/2022	(Post-Qualification Amendment No. 6 to Offering Statement 2)	Number 857 Mutant Ape Yacht Club NFT with M1 Irish Boho Hat	Closed	2/9/2022	3/23/2022	$5.00	10,800	$54,000 (3)	$3,893
#PUNK2981	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 2981 CryptoPunk NFT with Welding Goggles	Closed	2/18/2022	3/22/2022	$5.00	62,000	$310,000 (3)	$13,975

#WOW2221	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 2221 World of Women NFT with Golden Bib Necklace	Closed	2/18/2022	3/30/2022	$7.00	4,000	$28,000 (3)	$1,193
#NIKON1	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1949 Nikon One Camera in Condition ‘B/A’	Closed	2/18/2022	4/8/2022	$4.00	7,000	$28,000 (3)	$2,720
#LOTF	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	1954 1st Edition copy Lord of the Flies by William Golding	Closed	3/14/2022	4/8/2022	$7.00	2,000	$14,000 (3)	$1,568
#DOOD6778	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6778 Doodle NFT with Holographic Mohawk	Closed	3/30/2022	4/8/2022	$5.00	6,000	$30,000 (3)	$340
#BAKC7820	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	Number 7820 Bored Ape Kennel Club NFT with Jetpack	Closed	2/18/2022	4/20/2022	$5.00	6,000	$30,000 (3)	-$143
#NBAJAM	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	1994 Sega Genesis NBA Jam Video Game graded Wata 9.8 A++	Closed	3/14/2022	4/20/2022	$5.00	9,400	$47,000 (3)	$3,338
1947 Jackie Robinson News Photo				Cancelled / Underlying Asset Sold Pre-Offering
#MACWORLD1	12/20/2021	(Post-Qualification Amendment No. 4 to Offering Statement 2)	1984 Steve Jobs and Steve Wozniak Signed Issue of Macworld #1	Open	12/20/2021		$11.25	16,000 / 20,000	$180,000 / $225,000	$17,711

#TREASURE	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1883 First Edition copy of Treasure Island By Robert Stevenson	Open	2/18/2022	$5.00	3,600 / 4,500	$18,000 / $22,500	$2,425
#57UNITAS	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1957 Topps #138 Johnny Unitas Rookie Card graded PSA NM MT+ 8.5	Open	2/18/2022	$9.50	4,000 / 5,000	$38,000 / $47,500	$3,425
#BATMAN	2/18/2022	(Post-Qualification Amendment No. 7 to Offering Statement 2)	1940 Batman #1 Comic Book published by DC Comics graded CGC 8	Open	2/18/2022	$10.00	144,000 / 180,000	$1,440,000 / $1,800,000	$67,900
#04PHELPS	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	2004 Sports Illustrated For Kids #360 Michael Phelps Rookie Card graded PSA GEM MT 10	Open	3/14/2022	$4.00	4,000 / 5,000	$16,000 / $20,000	$0
#VERSTAPP1	3/14/2022	(Post-Qualification Amendment No. 8 to Offering Statement 2)	2020 Topps Dynasty Formula 1 Triple Patch Autographs #TRAIMV Max Verstappen Card graded BGS 9.5	Open	3/14/2022	$8.00	3,200 / 4,000	$25,600 / $32,000	$1,178
#WOW6586	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6586 World of Women NFT with Golden Skin Tone	Open	3/30/2022	$5.00	8,320 / 10,400	$41,600 / $52,000	$711
#AZUKI6704	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 6704 Azuki NFT with Glowing Eyes	Open	3/30/2022	$5.00	5,120 / 6,400	$25,600 / $32,000	$228

#WWLAND1	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Worldwide Webb Land Large Apartment 8325 NFT	Open	3/30/2022	$5.00	2,560 / 3,200	$12,800 / $16,000	$860
#MAYC9114	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	Number 9114 Mutant Ape Yacht Club NFT with M2 Stunt Jacket	Open	3/30/2022	$5.00	14,000 / 17,500	$70,000 / $87,500	$1,066
#SANDBOX1	3/30/2022	(Post-Qualification Amendment No. 10 to Offering Statement 2)	The Sandbox ESTATE with a bundle of 9 LAND NFTs	Open	3/30/2022	$5.00	16,800 / 21,000	$84,000 / $105,000	$1,175
#OBAMABALL	3/30/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	2010 Basketball Signed by Barack Obama, Kobe Bryant, LeBron James, Magic Johnson, and Carmelo Anthony	Open	3/30/2022	$10.00	8,400 / 10,500	$84,000 / $105,000	$3,563
#STARWARS3	3/30/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1977 Topps Star Wars Series 1-5 Wax Boxes Authenticated by BBCE	Open	3/30/2022	$10.00	2,080 / 2,600	$20,800 / $26,000	$1,840
#VFRNDS1	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	VeeFriends Original Sharing Squirrel Drawing by Gary Vee	Open	4/4/2022	$10.00	22,000 / 27,500	$220,000 / $275,000	$19,642
#96TIGER	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1996 Sports Illustrated For Kids Tiger Woods Rookie Card graded BGS 10	Open	4/4/2022	$5.00	8,800 / 11,000	$44,000 / $55,000	$4,313

#58PELE4	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1958 Pele World Cup Debut Ticket Stub graded PSA 1.5	Open	4/4/2022	$6.00	6,400 / 8,000	$38,400 / $48,000	$4,420
#BART	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1993 Skybox Simpsons Bart Sketch graded PSA 10	Open	4/4/2022	$7.00	2,400 / 3,000	$16,800 / $21,000	$2,290
#HOMER	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	1993 Skybox Simpsons Homer Sketch graded PSA 10	Open	4/4/2022	$7.00	2,400 / 3,000	$16,800 / $21,000	$2,290
#YEEZY	4/4/2022	(Post-Qualification Amendment No. 13 to Offering Statement 2)	Complete Collection of Yeezy 350 Sneakers (2015-2020)	Open	4/4/2022	$8.00	4,000 / 5,000	$32,000 / $40,000	$6,500
#LEDZEPP1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	Led Zeppelin I Album Signed By Jimmy Page, Robert Plant, John Bonham & John Paul Jones authenticated by Beckett	Open	4/11/2022	$6.00	6,400 / 8,000	$38,400 / $48,000	$4,420
#SI1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1954 Sports Illustrated #1 graded CGC 9.8	Open	4/11/2022	$2.00	4,000 / 5,000	$8,000 / $10,000	$1,100
#ELVIS	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1977 Elvis Presley Last Live Performance Full Ticket graded PSA 8	Open	4/11/2022	$8.00	4,000 / 5,000	$32,000 / $40,000	$3,700

#GOLD1	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	Alaska Gold Nugget weighing 172 grams	Open	4/11/2022	$4.00	3,200 / 4,000	$12,800 / $16,000	$990
#88ZELDA	4/11/2022	(Post-Qualification Amendment No. 14 to Offering Statement 2)	1988 NES Zelda II: The Adventure of Link Video Game graded WATA 9.8 A+	Open	4/11/2022	$5.00	9,600 / 12,000	$48,000 / $60,000	$4,300
#DOOD7387		(Post-Qualification Amendment No. 17 to Offering Statement 2)	Number 7387 Doodle NFT with Pink Long Hair	Upcoming		$5.00	8,960 / 11,200	$44,800 / $56,000	$903
#SACHS1		(Post-Qualification Amendment No. 17 to Offering Statement 2)	Tom Sachs Rocket Factory "Gamechanger" NFT with USPS Brand	Upcoming		$10.00	2,120 / 2,650	$21,200 / $26,500	$604	1/0/1900
#AZUKI8467		(Post-Qualification Amendment No. 17 to Offering Statement 2)	Number 8467 Azuki NFT with Blue Tassel Ear	Upcoming		$5.00	12,000 / 15,000	$60,000 / $75,000	$0
#32RUTH		(Post-Qualification Amendment No. 17 to Offering Statement 2)	1932 Babe Ruth Called Shot Ticket Stub graded PSA 6	Upcoming		$5.00	15,200 / 19,000	$76,000 / $95,000	$7,738
#20WITT		(Post-Qualification Amendment No. 17 to Offering Statement 2)	2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card graded PSA 10	Upcoming		$4.50	1,600 / 2,000	$7,200 / $9,000	$810

#SANDBOX2	(Post-Qualification Amendment No. 17 to Offering Statement 2)	The Sandbox 3x3 ESTATE with a bundle of 9 LAND NFTs	Upcoming	$5.00	18,400 / 23,000	$92,000 / $115,000	$5,926
#TOADZ5028	(Post-Qualification Amendment No. 17 to Offering Statement 2)	Number 5028 CrypToadz NFT with Swamp Single Bun Head	Upcoming	$5.00	1,880 / 2,350	$9,400 / $11,750	$338
#TOADZ3079	(Post-Qualification Amendment No. 17 to Offering Statement 2)	Number 3079 CrypToadz NFT with 3D Eyes	Upcoming	$5.00	2,160 / 2,700	$10,800 / $13,500	$363
#KENNERSET	(Post-Qualification Amendment No. 17 to Offering Statement 2)	1978 Kenner Star Wars Early Bird Set graded AFA 75	Upcoming	$10.00	1,000 / 1,250	$10,000 / $12,500	$1,024
#MBIRD2754		Number 2754 Moonbird NFT with Raincloud Headwear	Upcoming	$5.00	12,000 / 15,000	$60,000 / $75,000	$0
#DLAND1		Decentraland Estate 2X2 Bundle with 4 LAND NFTs	Upcoming	$10.00	13,600 / 17,000	$136,000 / $170,000	$5,592
#WARHOL1		1967 Andy Warhol Marilyn Monroe Signed Print Stamp-Numbered 140/250	Upcoming	$10.00	13,600 / 17,000	$136,000 / $170,000	$9,556
#94CSI		1994 BMW 850CSi	Upcoming	$14.25	8,000 / 10,000	$114,000 / $142,500	$9,306

#EMERALD			2005 Game Boy Advance Pokémon Emerald Version Video Game graded Wata 9.8 A++	Upcoming			$4.00	6,700 / 8,375	$26,800 / $33,500	$865
TOTAL:	-	-	-	-	-	-	-	-	$5,829,750 (7)	-

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of such Series’ Underlying Asset.

(1)The opening date of a Series will occur no later than two calendar days following the date of qualification of the Offering of such Series by the Commission.  With respect to a Series, the Offering of such Series is subject to qualification by the Commission.

(2)Interests sold in Series are generally limited to 2,000 “qualified purchasers” with a maximum of 500 non-“accredited investors.”

(3)Represents the actual values for closed Offerings, including Offering Size, number of Interests sold and sourcing fees at the Closing of the Offering.

(4)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s previous offering circular. All other Interests in Series of the Company were issued under Tier 2 of Regulation A.

(5)Negative values in this column reflect the amount by which the estimated aggregate value of the uses of proceeds from the Offering exceeds the amount of the Total Proceeds of the Offering.  See the “Use of Proceeds” section for each respective Series in Appendix B for further details.

(6)Represents the most recent Trading Window for the Series as of the date of this filing. Blank cells indicate that no Trading Window for the Series has yet occurred as of the date of this filing.

(7)Represents the proposed maximum public offering price aggregated across all Series introduced under this Offering Statement 2 for which an Offering is upcoming, open, or closed, as required for purposes of the Form 5110 submitted to FINRA in connection with this Post-Qualification Amendment.  Series whose Offerings have been cancelled and Series that were introduced under Offering Statement 1 are not reflected in this total.

APPENDIX B

This Appendix B sets forth the Use of Proceeds and Description of Series for all Series that have been submitted to the Commission for qualification.  Additionally, with respect to all Series that have been qualified and are currently being offered by the Company, the Use of Proceeds and Description of Series sections of such Series are set forth in this Appendix B.  With respect to Series for which a Closing has occurred, the Use of Proceeds and Description of Series sections of such Series are incorporated herein by reference.  See the “Incorporation of Certain Information by Reference” section of this Offering Circular for further details.

In addition, the Asset Manager also serves as Asset Manager of two of the Company’s affiliates, RSE Archive, LLC (“RSE Archive”) and RSE Innovation, LLC (“RSE Innovation”), which operate under business models similar to the Company’s.  For more information about the Asset Manager’s role with respect to the Company, RSE Archive and RSE Innovation, see “Potential Conflicts of Interest – Our affiliates’ interests in other Rally Entities.”

Each of RSE Archive and RSE Innovation may at times offer interests in series for which the underlying assets are similar to Underlying Assets of Series of the Company.  At present, RSE Archive offers interests in a number of series whose underlying assets are similar to certain Underlying Assets of Series of the Company.  For more information about the offerings and underlying assets of RSE Archive and the series thereof, refer to RSE Archive’s EDGAR database at https://www.sec.gov/edgar/browse/?CIK=1768126.

USE OF PROCEEDS – SERIES #MACWORLD1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MACWORLD1 Asset Cost (1)	$201,021	89.34%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.13%
	Brokerage Fee	$2,250	1.00%
	Offering Expenses (2)	$1,688	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,830	0.81%
	Marketing Materials	$200	0.09%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$17,711	7.87%
	Total Fees and Expenses	$23,679	10.52%
	Total Proceeds	$225,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on November 23, 2021, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	8/20/2021
Expiration Date of Agreement	N/A
Purchase Price	$201,021
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$2,030

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1984 MACWORLD #1

Investment Overview

•Upon completion of the Series #MACWORLD1 Offering, Series #MACWORLD1 will purchase a 1984 Steve Jobs and Steve Wozniak Signed Issue of Macworld #1 as the Underlying Asset for Series #MACWORLD1 (The “Series 1984 Macworld #1” or the “Underlying Asset” with respect to Series #MACWORLD1, as applicable), the specifications of which are set forth below.

•Apple is a technology company known for producing some of the most successful products in consumer tech history such as the Macintosh, the iPod, and the iPhone.

•Macworld was a print magazine dedicated to the Apple brand. The magazine is responsible for the creation of the Macworld Expo, which is known as “one of the few successful tech conferences ever aimed at consumers rather than industry types,” according to Fast Company.

•The Underlying Asset is a 1984 Steve Jobs and Steve Wozniak Signed Issue of Macworld #1.

Asset Description

Overview & Authentication

•Apple was founded by Steve Jobs and Steve Wozniak in Los Altos, California on April 1, 1976. A third cofounder, Ronald Wayne, joined them as well to provide business guidance, sketching the first Apple logo by hand, but ultimately leaving the company before its incorporation, accepting an $800 check for his shares in the company.

•Apple’s first product was the Apple-1, a motherboard with a processor and some memory intended for hobbyists invented by Wozniak, who hand-built every kit. Customers had to build their own case and add their own keyboard and monitor.

•The Apple-1 cost $250 to build and the original sale-price was $666.66.

•Apple produced 200 Apple-1 computers.

•The second batch of Apple-1 computers have a logo with letters “NTI” under the Apple-1 logo.

•Apple’s initial market was Palo Alto’s Homebrew Computer Club, a group of enthusiasts and personal computing hobbyists.

•In October 1977, the Apple-1 was discontinued, with Apple offering discounts and trade-ins, destroying those that were returned.

•The Apple-2, designed by Wozniak in 1977, was the first personal computer to achieve significant commercial success.

•The Apple-2 would go on to sell between five and six million units over more than a decade.

•In 1980, Apple released the Apple-3, a business focused computer meant to compete with IBM and Microsoft.

•In 1984, Apple released a TV commercial called “1984” directed by Ridley Scott that aired a single time during the third quarter of Super Bowl XVIII and never again. The commercial cost Apple $1.5 million and helped make the company a household name.

•In 1985, after a failed coup on the part of Jobs, Apple’s board of directors removed Jobs from his duties and Jobs quite Apple.

•Wozniak left the company in 1985, selling most of his shares and claiming he felt the company was going in the wrong direction.

•After a series of failures and lagging financial performance, Apple purchased NeXT Computer, the company Jobs had gone on to found, and brought the founder back in-house in February 1997.

•On July 4 weekend of 1997, Jobs staged a successful boardroom coup and was installed as interim CEO.

•In 1997, another famous Apple advertising campaign was launched, “Think Different,” which featured famous artists, scientists, and musicians.

•In 2001, Apple released the iPod.

•In 2007, Apple released the iPhone.

•In August 2020, Apple became a $2 trillion company, just 24 months after reaching the $1 trillion threshold.

•Macworld magazine became a popular magazine for Apple enthusiasts after its 1984 launch. On the cover of its first issue Jobs is depicted behind a display of three Macintosh computers, which was released the same day, covering the newest product in the first issue.

•Macworld continued to run as a print magazine until November 2014, when the publication transitioned to a website.

•The Macintosh is a series of Apple computers introduced by Apple on January 24, 1984.

•The Macintosh was based on a “vertical integration model” used in all Apple hardware and created its own operating system (later known as Mac OS) pre-installed on Mac computers. This is in direct opposition to the common practice of many PCs produced by IBM which allows for multiple businesses to build features for their product.

•The Macintosh was meant to be used by the average person rather than only experts.

•The Underlying Asset is certified by a PSA/DNA letter of authenticity.

Notable Features

•The Underlying Asset is a 1984 Steve Jobs and Steve Wozniak Signed Issue of Macworld #1.

•The Underlying Asset comes from the collection of a senior product marketing manager for “QuickTime technology at Apple’s corporate office in Cupertino, CA, from 1992-2000.”

•The Underlying Asset was given to the product marketing manager as a gift from an employee of Macworld Magazine in either 1995 or 1996. The gift recipient was called to meet with Jobs in 1997 to discuss the QuickTime technology. The two continued to have meetings and a few months later Jobs was signing the 5-year plaques of employees to celebrate their time at the company. This original owner brought their plaque to Jobs in his office as well as the Underlying Asset, which Jobs signed.

•The Underlying Asset was signed by Steve Wozniak “a few years later” at Macworld in San Francisco. When Wozniak was asked to sign, he said “Sure! Let’s make this complete!'"

Notable Defects

•The Underlying Asset’s condition is consistent with its Letter of Authenticity from PSA/DNA.

Details

Series 1984 Macworld #1
Magazine	Macworld #1
Release Date	January 1984
Condition	Fine
Signed	Steve Jobs
Signed	Steve Wozniak
Certification	PSA/DNA

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1984 Macworld #1 going forward.

USE OF PROCEEDS – SERIES #TREASURE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #TREASURE Asset Cost (1)	$18,750	83.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.33%
	Brokerage Fee	$225	1.00%
	Offering Expenses (2)	$500	2.22%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.44%
	Marketing Materials	$200	0.89%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,425	10.78%
	Total Fees and Expenses	$3,450	15.33%
	Total Proceeds	$22,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on February 10, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/14/2021
Expiration Date of Agreement	N/A
Purchase Price	$18,750
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1883 TREASURE ISLAND

Investment Overview

•Upon completion of the Series #TREASURE Offering, Series #TREASURE will purchase an 1883 First Edition copy of Treasure Island By Robert Stevenson for Series #TREASURE (The “Series 1883 Treasure Island” or the “Underlying Asset” with respect to Series #TREASURE, as applicable), the specifications of which are set forth below.

•Robert Louis Stevenson was a British author known for works such as Treasure Island, Strange Case of Dr Jekyll and Mr Hyde, and New Arabian Nights.

•Treasure Island is a book published by Stevenson in 1883 that tells the story of boy’s adventure searching for a buried treasure.

•The Underlying Asset is an 1883 First Edition copy of Treasure Island By Robert Stevenson.

Asset Description

Overview & Authentication

•Robert Louis Stevenson was born on November 13, 1850, in Edinburgh.

•In 1867, Stevenson began studying engineering at Edinburgh University. His father hoped he would follow in his footsteps and join the family business building deep-sea lighthouses in Scotland. Stevenson instead switched his courses to study law, graduating in 1875 but never practicing, instead pursuing his dream of becoming a writer.

•In 1873, Stevenson published his first essay, titled Roads, under the name L.S. Stoneven.

•In 1878, Stevenson’s first published volume is released. An Inland Voyage described his journey via canoe from Antwerp to Northern France.

•In 1881, Stevenson begins work on The Sea Cook, which would later evolve into Treasure Island, published in November 1883. The book was serialized in a magazine from October 1881 to January 1882.

•Treasure Island was published under the pseudonym “Captain George North” and follows the journey of a teenager named Jim Hawkins searching for buried treasure. Along the way, Hawkins encounters pirates who have their own plans to uncover the treasure.

•In 1882, Stevenson published New Arabian Nights, a collection of four stories published over the previous decade in magazines.

•In October 1885, Stevenson completes Dr Jekyll and Mr Hyde after just a month of writing.

•In January 1886, Dr Jekyll and Mr Hyde is published.

•Stevenson died in Somoa in December 1894.

•According to Smithsonian Magazine, the 1950 film adaptation of Treasure Island “helped to create the way that many film and TV pirates would speak going forward.”

•The 1950’s Treasure Island adaptation was The Walt Disney Company’s first live-action film, as well as the first adaptation of Treasure Island to be filmed in color.

•The idea for the story of Treasure Island came from a map drawn by Stevenson as he joined his stepson drawing pictures on a rainy day in the Scottish Highlands.

•Treasure Island included the pirate Long John Silver as a main character, originally based off a one-legged friend of Stevenson’s.

•A Treasure Island adaptation was released in January of 1990, featuring Charlton Heston as Long John Silver and Christian Bale as Jim Hawkins.

•The Muppets were featured in a Treasure Island adaptation known as Muppet Treasure Island.  The film also starred Tim Curry, Jennifer Saunders, and Billy Connolly.  Bringing in more than 34 million dollars, it was the 45th top grossing movie of 1996.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is an 1883 First Edition copy of Treasure Island By Robert Stevenson.

•The Underlying Asset is housed in its original red-brown cloth.

•The Underlying Asset comes with its original gilt-lettered spine.

Notable Defects

•The Underlying Asset exhibits little wear to its spine.

Details

Series 1883 Treasure Island
Title	Treasure Island
Author	Robert Louis Stevenson
Publisher	Cassel & Company
Publication Date	November 1883
Edition	First Edition
Condition	Near Fine

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1883 Treasure Island going forward.

USE OF PROCEEDS – SERIES #57UNITAS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #57UNITAS Asset Cost (1)	$42,500	89.47%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.63%
	Brokerage Fee	$475	1.00%
	Offering Expenses (2)	$500	1.05%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.21%
	Marketing Materials	$200	0.42%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,425	7.21%
	Total Fees and Expenses	$4,700	9.89%
	Total Proceeds	$47,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on February 10, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	6/3/2021
Expiration Date of Agreement	N/A
Purchase Price	$42,500
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1957 TOPPS JOHNNY UNITAS ROOKIE CARD

Investment Overview

•Upon completion of the Series #57UNITAS Offering, Series #57UNITAS will purchase a 1957 Topps #138 Johnny Unitas Rookie Card graded PSA NM MT+ 8.5 for Series #57UNITAS (The “Series 1957 Topps Johnny Unitas Rookie Card” or the “Underlying Asset” with respect to Series #57UNITAS, as applicable), the specifications of which are set forth below.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•Johnny Unitas was a Hall of Fame professional football player who played 18 seasons in the NFL. During his career Unitas was a 3-time MVP, 3-time NFL Champion (before the Super Bowl), 1-time Super Bowl winner, and 10-time Pro Bowler.

•The Underlying Asset is a 1957 Topps #138 Johnny Unitas Rookie Card graded PSA NM MT+ 8.5.

Asset Description

Overview & Authentication

•John “Johnny” Constantine Unitas was born on May 7, 1933, in Pittsburgh, Pennsylvania.

•Unitas was drafted in the 9th round (102nd overall) by the Pittsburg Steelers in the 1955 NFL Draft.

•Unitas was cut by the Steelers before throwing a single pass in a game. He then played semi-professional football for $6 per game before he signed with the Baltimore Colts.

•In his second season in 1957, Unitas started 12 games for the Colts and led the league in passing yard (2,550), passing touchdowns, (24), and yards per attempt (8.5). He was awarded the 1957 NFL Newspaper Ent. Assoc. MVP.

•In 1958, Unitas won his first NFL Championship, throwing for 349 yards.

•In 1959, Unitas was awarded the NFL MVP from both the AP and UPI, and was also named Player of the Year. During the 1959 season, Unitas led the league in completions (193), passing yards (2,899), passing touchdowns (32), and yards per game (241.6). Unitas won his second consecutive NFL Championship, throwing for 264 yards and 2 touchdowns.

•In 1970, Unitas won his first and only Super Bowl, throwing for 478 yards and 4 touchdowns.

•Unitas retired in 1973. At the time of his retirement he held the all-time NFL record for most passes attempted (5,186), most passes completed (2,830), most yards gained (40,239), most games with 300 or more yards (26), and most touchdown passes (290).

•Unitas was inducted into the Pro Football Hall of Fame on January 20, 1979.

•Unitas passed away on September 11, 2002.

•The Topps 1957 Football set contains 154 cards. PSA wrote “The set’s formidable rookie triumvirate, Bart Starr, Johnny Unitas and Paul Hornung, is among the most powerful group of debut collectibles in any sport, and other first-year Hall of Famer appearances include cards of Ray Berry, ‘Night Train’ Lane and Tommy McDonald.”

•The Underlying Asset has been issued a grade of NM MT+ 8.5 by Professional Sports Authenticators (PSA) with Certification No. 24054063.

Notable Features

•The Underlying Asset is a 1957 Topps #138 Johnny Unitas Rookie Card graded PSA NM MT+ 8.5.

•The Underlying Asset is 1 of 6 1957 Topps #138 Johnny Unitas Rookie Card examples graded PSA 8.5 with 13 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1957 Topps Johnny Unitas Rookie Card
Sport	Football
Professional League	NFL
Player	Johnny Unitas
Team	Baltimore Colts
Year / Season	1957
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Rarity	1 of 6 (PSA 8.5)
Number in Set	#138
Authentication	Professional Sports Authenticators (PSA)
Grade	8.5
Certification No.	24054063

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1957 Topps Johnny Unitas Rookie Card going forward.

USE OF PROCEEDS – SERIES #BATMAN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BATMAN Asset Cost (1)	$1,360,000	75.56%
	Interests issued to Asset Seller as part of total consideration (1)	$340,000	18.89%
	Cash on Series Balance Sheet	$300	0.02%
	Brokerage Fee	$18,000	1.00%
	Offering Expenses (2)	$13,500	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.01%
	Marketing Materials	$200	0.01%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$67,900	3.77%
	Total Fees and Expenses	$99,700	5.54%
	Total Proceeds	$1,800,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  Pursuant to the agreement listed in the Series Detail Table, if the Offering of Series #BATMAN1 is not fully funded on April 22, 2022, the Company, or an affiliate of the Company, and the Asset Seller will purchase any unsold Interests in the Series such that the maximum number of Interests offered are sold in the Offering.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/11/2022
Expiration Date of Agreement	N/A
Purchase Price	$1,360,000
Interests issued to Asset Seller as part of total consideration	$340,000
Asset Seller Specifics	Member of the Advisory Board of RSE Archive Manager, LLC
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1940 BATMAN #1 COMIC BOOK

Investment Overview

•Upon completion of the Series #BATMAN Offering, Series #BATMAN will purchase a 1940 Batman #1 Comic Book published by DC Comics graded CGC 8 as the Underlying Asset for Series #BATMAN (The “Series 1940 Batman #1 Comic Book” or the “Underlying Asset” with respect to Series #BATMAN, as applicable), the specifications of which are set forth below.

•DC Comics was founded in 1934 by Major Malcolm Wheeler-Nicholson, originally called National Allied Publications.

•Batman is a fictional superhero in the DC Comics Universe, first appearing in Detective Comics #27 in May 1939.

•The Underlying Asset is a 1940 Batman #1 Comic Book published by DC Comics graded CGC 8.

Asset Description

Overview & Authentication

•The Golden Age of Comics refers to an era of comic publishing in post-depression America that gave rise to the success of comic book heroes like Superman, Batman, Captain Marvel and The Flash. Sales and popularity increased during World War Two, as they were cheap and featured patriotic stories of pro-American heroes, in some cases literally fighting the Axis Powers.

•Batman, created by Bob Kane with Bill Finger, was first introduced in 1939 in Detective Comics #27.

•The first self-titled Batman comic book debuted on March 31, 1940.

•According to Quality Comix: "In Spring of 1940, Batman #1 was published and introduced new characters into Batman’s pantheon, most notably those of Selina Kyle, a.k.a. the Catwoman (although initially she was just called the Cat), The Joker, who of course would become Batman’s nemesis and Alfred Pennyworth, the Wayne family butler, was introduced in issue #16 soon after. Other Villains which debuted during this early era included the Mad Hatter and Killer Moth in issue #49 and #63 respectively. It would soon become a collaborative effort to produce such prodigious content on a consistent basis. Although he was the creation of Bob Kane and Bill Finger it would take a steady stream of some of the Golden Age's finest artists and writers to keep the Caped Crusader's stories fresh and full of suspense and fear.”

•According to CGC Comics: “Golden Age comic books featuring Batman and Superman have wrestled over the years for honors as the most-prized.”

•The Batman comics have since spawned a media franchise that has generated over $25 billion in revenue.

•The Dark Knight film trilogy earned over $2,400,000,000 at the worldwide box office.

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) and issued a grade of CGC 8.0 with certification No. 1419501001.

Notable Features

•The Underlying Asset is a 1940 Batman #1 Comic Book published by DC Comics graded CGC 8.

•The Underlying Asset is 1 of 6 1940 Batman #1 Comic Book examples graded CGC 8 with 7 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1940 Batman #1 Comic Book
Title	Batman #1
Key Issue	First ongoing Batman comic series First appearance of The Joker; First appearance of Catwoman
Store Date	March 31, 1940
Cover Price	$0.10
Publisher	D.C. Comics
Writer(s)	Bill Finger, Paul Gustavson, Guy Monroe, Whitney Ellsworth, George Shute, Bob Kane
Cover Artist(s)	Bob Kane, Jerry Robinson
Penciller(s)	Bob Kane
Inker(s)	Sheldon Moldoff, Jerry Robinson
Editor	Whitney Ellsworth
Rarity	1 of 6 (CGC 8.0)
Authentication	Certified Guaranty Company (CGC)
Grade	8
Certification No.	1419501001

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1940 Batman #1 Comic Book going forward.

USE OF PROCEEDS – SERIES #04PHELPS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Carrying Value of the #04PHELPS Asset Cost (1)	$18,700	93.50%
	Interests issued to Asset Seller as part of total consideration	$0	0.00%
	Cash on Series Balance Sheet	$300	1.50%
	Brokerage Fee	$200	1.00%
	Offering Expenses (3)	$500	2.50%
Acquisition Expenses (4)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.50%
	Marketing Materials	$200	1.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$0	0.00%
	Total Fees and Expenses	$1,000	5.00%
	Total Proceeds	$20,000	100.00%

(1)The Company decided to write-down the value of the asset due to changing market conditions from the purchase price of $28,000 to $18,700.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(4)The Manager has waived any Sourcing Fee with respect to this Offering.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on February 24, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/7/2021
Expiration Date of Agreement	N/A
Purchase Price	$28,000
Interests issued to Asset Seller as part of total consideration	$0
Carrying Value	$18,700
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2004 MICHAEL PHELPS ROOKIE CARD

Investment Overview

•Upon completion of the Series #04PHELPS Offering, Series #04PHELPS will purchase a 2004 Sports Illustrated For Kids #360 Michael Phelps Rookie Card graded PSA GEM MT 10 for Series #04PHELPS (The “Series 2004 Michael Phelps Rookie Card” or the “Underlying Asset” with respect to Series #04PHELPS, as applicable), the specifications of which are set forth below.

•Sports Illustrated is a sports-focused magazine that began in 1954. Starting in 1989, “Sports Illustrated for Kids” began issuing an offshoot publication aimed at children. These magazines often featured sheets of nine uncut cards depicting players of various sports. To receive a grade from PSA, a single card must be pulled apart from the sheet, which makes high condition cards relatively scarce.

•Michael Phelps is a professional swimmer who has competed in five Olympic Games for Team USA (2000, 2004, 2008, 2012, 2016) and has won 28 Olympic medals, making him the most decorated Olympian of all time.

•The Underlying Asset is a 2004 Sports Illustrated For Kids #360 Michael Phelps Rookie Card graded PSA GEM MT 10.

Asset Description

Overview & Authentication

•Michael Phelps was born on June 30, 1985, in Baltimore, Maryland.

•Phelps attended the University of Michigan.

•Phelps made his Olympic debut in 2000 in Sydney, placing 5th in the 200 meters butterfly event.

•During the 2004 Olympic Games in Athens, Phelps won gold medals in the 100 meters butterfly, 200 meters butterfly, 200 meters medley, 400 meters medley, 4x200 meters freestyle, and the 4x100 meters medley. Phelps won the bronze medal in the 200 meters freestyle and 4x100 meter freestyle.

•During the 2008 Olympic Games in Beijing, Phelps won gold medals in the 100 meters butterfly, 200 meters butterfly, 200 meters freestyle, 200 meters medley, 400 meters medley, 4x100 meters freestyle, 4x200 meters freestyle, and the 4x100 meters medley.

•During the 2012 Olympic Games in London, Phelps won gold medals in the 100 meters butterfly, 200 meters medley, 4x100 meters medley, and the 4x200 meters freestyle. Phelps won silver medals in the 200 meters butterfly and the 4x100 meters freestyle.

•During the 2016 Olympic Games in Rio, Phelps won gold medals in the 4x100 meters medley, 4x100 meters freestyle, 200 meters butterfly, 4x200 meters freestyle, and the 200 meters medley. Phelps won a silver medal in the 100 meters butterfly.

•Phelps has won 34 medals in the Swimming World Championships. “His four individual world records and seven gold medals at the 2007 World Championships made him the winningest athlete in world championship history,” according to TeamUSA.org.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 14827836.

Notable Features

•The Underlying Asset is a 2004 Sports Illustrated For Kids #360 Michael Phelps Rookie Card graded PSA GEM MT 10.

•The Underlying Asset is 1 of 2 2004 Sports Illustrated For Kids #360 Michael Phelps Rookie Card examples graded PSA 10 with 0 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 2004 Michael Phelps Rookie Card
Sport	Swimming
Professional League	Olympics
Player / Number	Michael Phelps
Team	Team USA
Year / Season	2004
Memorabilia Type	Trading Card
Manufacturer	Sports Illustrated
Rarity	1 of 2 (PSA 10)
Number in Set	#360
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification	14827836

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 2004 Michael Phelps Rookie Card going forward.

USE OF PROCEEDS – SERIES #VERSTAPP1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #VERSTAPP1 Asset Cost (1)	$29,402	91.88%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.94%
	Brokerage Fee	$320	1.00%
	Offering Expenses (2)	$500	1.56%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.31%
	Marketing Materials	$200	0.63%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,178	3.68%
	Total Fees and Expenses	$2,298	7.18%
	Total Proceeds	$32,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on February 24, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/7/2022
Expiration Date of Agreement	N/A
Purchase Price	$29,402
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of RSE Archive Manager, LLC
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2020 TOPPS MAX VERSTAPPEN CARD

Investment Overview

•Upon completion of the Series #VERSTAPP1 Offering, Series #VERSTAPP1 will purchase a 2020 Topps Dynasty Formula 1 Triple Patch Autographs #TRAIMV Max Verstappen Card graded BGS 9.5 for Series #VERSTAPP1 (The “Series 2020 Topps Max Verstappen Card” or the “Underlying Asset” with respect to Series #VERSTAPP1, as applicable), the specifications of which are set forth below.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•Max Verstappen is a Belgian-Dutch Formula 1 driver who began his F1 career at age 17 in 2015 and has since won 20 races including the 2021 Formula 1 World Championship.

•The Underlying Asset is a 2020 Topps Dynasty Formula 1 Triple Patch Autographs #TRAIMV Max Verstappen Card graded BGS 9.5.

Asset Description

Overview & Authentication

•Max Verstappen was born on September 30, 1997, in Hasselt, Belgium.

•In August 2014, Verstappen was signed by the Toro Rosso racing team. At the time he was just 16, and unable to legally drive in Belgium.

•In March 2015, Verstappen made his F1 debut at the Australian Grand Prix, retiring after 32 laps due to engine troubles. At just 17, Verstappen became the youngest F1 driver in history.

•During the Spanish Grand Prix in May 2016, Verstappen became the youngest F1 driver in history to win an F1 race.

•In his first race since being promoted to the senior Red Bull team, Verstappen became the youngest F1 winner in history at the Spanish Grand Prix in May 2016 at age 18. Verstappen also became the first Dutch driver to win an F1 race.

•After a difficult start to the 2018 season, including a “high profile collision” with Daniel Ricciardo, according to GPToday, he recovered by winning the Austrian Grand Prix in July.

•During the 2021 season, SkySports.com reported that rule changes “designed to cut rear downforce” were observed to be advantageous for Red Bull and Verstappen, who appeared to emerge as a challenger to Lewis Hamilton, the 7-time champion.

•In December 2021, Verstappen won his first F1 Championship at the Abu Dhabi Grand Prix, beating Lewis Hamilton in a controversial victory.

•According to Front Office Sports, the Netflix docuseries F1 “Drive to Survive” is “credited with a huge increase in F1’s popularity, especially in the U.S. The 2021 season averaged 931,000 viewers through its first 14 races – up 53% from 2020 and 40% from a comparable period in 2019.”

•The Underlying Asset has been issued a grade of GEM MINT 9.5 by Beckett Grading Services (BGS) with Certification No. 0013733822.

Notable Features

•The Underlying Asset is a 2020 Topps Dynasty Formula 1 Triple Patch Autographs #TRAIMV Max Verstappen Card graded BGS 9.5.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 10, Corners: 9, Edges: 9.5, Surface: 9.5.

•The Underlying Asset is 1 of 1 2020 Topps Dynasty Formula 1 Triple Patch Autographs #TRAIMV Max Verstappen Card examples graded BGS 9.5 with 0 graded higher.

•The Underlying Asset comes from a print-run of 10.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 2020 Topps Max Verstappen Card
Sport	Formula 1
Professional League	Formula 1
Player	Max Verstappen
Team	Aston Martin Red Bull
Year / Season	2020
Memorabilia Type	Trading Card
Manufacturer	Topps
Rarity	1 of 1 (BGS 9.5)
Number in Set	#TRAIMV
Authentication	Beckett Grading Services (BGS)
Grade	9.5
Grade (Centering)	10
Grade (Corners)	9
Grade (Edges)	9.5
Grade (Surface)	9.5
Grade (Autograph)	10
Certification No.	0013733822

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 2020 Topps Max Verstappen Card going forward.

USE OF PROCEEDS – SERIES #WOW6586

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #WOW6586 Asset Cost (1)	$49,742	95.66%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.58%
	Brokerage Fee	$520	1.00%
	Offering Expenses (2)	$500	0.96%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fees	$28	0.05%
	Marketing Materials	$200	0.38%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$711	1.37%
	Total Fees and Expenses	$1,958	3.77%
	Total Proceeds	$52,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/10/2022
Expiration Date of Agreement	N/A
Purchase Price	$49,742
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$228

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES WORLD OF WOMEN 6586 NFT

Investment Overview

•Upon completion of the Series #WOW6586 Offering, Series #WOW6586 will purchase a Number 6586 World of Women NFT with Golden Skin Tone for Series #WOW6586 (The “Series World of Women 6586 NFT” or the “Underlying Asset” with respect to Series #WOW6586, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•The World of Women is a collection of 10,000 randomly generated NFTs described as “artworks of diverse and powerful women.” Each World of Women NFT is unique and grants its owner full ownership of underlying artwork and all its Intellectual Property.

•The Underlying Asset is a Number 6586 World of Women NFT with Golden Skin Tone.

Asset Description

Overview & Authentication

•World of Women NFTs are 10,000 randomly generated NFTs that are each composed of up to eleven traits, which are Background, Clothes, Earrings, Eyes, Face Accessories, Facial Features, Hairstyle, Lips Color, Mouth, Necklace, and Skin Tone.

•The artwork featured in World of Women NFTs was composed by Yam Karkai, an artist whose art focuses on bringing women into the spotlight. According to the World of Women website, “Her art combines vivid, harmonious colors with playful, delicate lines and a touch of fantasy. Her mission has always been to highlight and empower women by making them the center of her pieces.” Karkai created World of Women with her operations partner, Raphael Malavieille.

•On July 27, 2021, NFT Collectors were able to mint World of Women NFTs for a price of 0.07 ETH ($~225), not including transaction fees.  Up to 20 NFTs could be minted per transaction. According to CoinDesk, the mint sold out overnight. The World of Women team withheld 200 tokens for the purposes of future giveaways, marketing, and for members of the WoW team.

•Word of Women have described their team as follows: “From 4 friends sharing the same vision and coming together to launch WoW, to now a team of 9 united in our mission to create a beautiful, diverse, empowering collection and thriving community.”

•The World of Women website lists a timeline of sales milestones with each milestone triggering a community event for token holders such as shipping physical prints to token holder featuring their NFT artwork, charitable donations, and the launch and funding of the World of Women fund.

•World of Women sent out 100 signed framed physical prints to token owners. Only WoW NFT owners were eligible. The website explains: “Every 1000 primary sales, we will pick 10 random owners and ship them a print of their WoW NFT!”

•The World of Women website explains, “Each WoW NFT is a 800x800 PNG file available to all the right click save guys out there. But only by owning a WoW NFT, will you be able to unlock its super high resolution 4000x4000 version. You’ll then be free to print the art yourself, and use it for your derivative projects!”

•World of Women introduced the decentralized autonomous organization DAWOW, “a first step into community governance that will involve WoW token holders in decisions that will help shape the future of World of Women.”

•In January 2022 Rolling Stone printed: “The NFT scene really is overwhelmingly, grossly male. It is starting to expand, though, thanks in large part to the World of Women (WoW) NFT collection.”

•An Alternate Reality Game (ARG) known as Galaxy of Women was announced in December 2021. The game ties into a new NFT collection from World of Women known as World of Women – Galaxy. This will be a less expensive NFT collection that will allow holders of an original World of Women NFT the opportunity to mint a new World of Women – Galaxy NFT for free.

•The World of Women collection was launched on July 27, 2021 and sold out overnight. Supporters include prominent NFT collectors Pranksy, YouTuber Logan Paul, and entrepreneur Gary Vaynerchuk.

•In mid-October 2021, Reese Witherspoon changed her Twitter profile picture to a blonde-haired, blue-skinned WoW avatar. By January 2022 Shonda Rhimes, Eva Longoria, and beauty influencer Huda Kattan had all purchased WoW NFTs and have used them in relation to their social media presence.

•In January 2021, World of Women partnered with Code Green, a climate charity that uses NFTs to raise climate change awareness, to curate a charitable NFT drop on the theme of Women and Climate. Artists will channel 70% of their proceeds to women-led solutions along the Great Green Wall, an initiative that is growing an 8000 km green corridor across Africa.

•Forbes Magazine states: “To date, this project, based on ‘diverse female avatars,’ has successfully produced over $40 million in revenue since its debut in July 2021, and it has gained overwhelming support from other celebrities such as Eva Longoria and Shonda Rhimes.”

•As of February 3rd, 2022, World of Women is the 23rd ranked of the top NFTs on OpenSea of all time, ranked by volume, floor price, and other statistics.

•According to Crypto Slam, there has been nearly 50 thousand ETH (~$160 million) in total WoW sales volume since the project’s creation in July 2021.

•According to Crypto Slam, WoW had its highest sales volume month in January 2022 with over 22 thousand ETH ($69.5 million) in total sales. This represented a 1,103.6% month over month USD increase from December 2021.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 6586 World of Women NFT with Golden Skin Tone.

•The Underlying Asset consists of the following attributes: Golden (Skin Tone), Hypnotic Glasses (Face Accessories), Red Leather Jacket (Clothes), WoW Coins (Earrings), Curly Ponytail (Hairstyle), Rainbow (Necklace), Marilyn (Facial Features), Dark Emerald (Background), Black To The Right (Eyes), Stern (Mouth), and Passion Red (Lips Color).

•The Underlying Asset was minted on July 28, 2021.

•The Underlying Asset was sold for 0.35 ETH ($951.51) on July 28, 2021.

•The Underlying Asset was sold for 3.8824 ETH ($10,546.57) on August 23, 2021.

•The Underlying Asset was sold for 8 ETH ($21,730.40) on September 25, 2021.

•The Underlying Asset was sold for 10 ETH ($27,485) on January 10, 2022.

•The Underlying Asset is ranked the 4,607th rarest WoW in the collection by Rarity Tools with a Rarity Score of 131.12.

Notable Defects

•The Underlying Asset is consistent with the description provided by World of Women and proof of ownership stored on the Ethereum blockchain.

Details

Series World of Women 6586 NFT
Creator	Yam Karkai, Raphael Malavielle
NFT	World of Women
Number	6586
Feature	Golden (Skin Tone)
Feature Rarity	2% Have This Trait

Feature	Hypnotic Glasses (Face Accessories)
Feature Rarity	2% Have This Trait
Feature	Red Leather Jacket (Clothes)
Feature Rarity	4% Have This Trait
Feature	WoW Coins (Earrings)
Feature Rarity	4% Have This Trait
Feature	Curly Ponytail (Hairstyle)
Feature Rarity	4% Have This Trait
Feature	Rainbow (Necklace)
Feature Rarity	5%
Feature	Marilyn (Facial Features)
Feature Rarity	6%
Feature	Dark Emerald (Background)
Feature Rarity	9%
Feature	Black To The Right (Eyes)
Feature Rarity	9%
Feature	Stern (Mouth)
Feature Rarity	17%
Feature	Passion Red (Lips Color)
Feature Rarity	30%
Rarity Score	131.12
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series World of Women 6586 NFT going forward.

USE OF PROCEEDS – SERIES #AZUKI6704

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #AZUKI6704 Asset Cost (1)	$30,434	95.11%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.94%
	Brokerage Fee	$320	1.00%
	Offering Expenses (2)	$500	1.56%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fees	$18	0.06%
	Marketing Materials	$200	0.63%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$228	0.71%
	Total Fees and Expenses	$1,266	3.96%
	Total Proceeds	$32,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/9/2022
Expiration Date of Agreement	N/A
Purchase Price	$30,434
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$218

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES AZUKI 6704 NFT

Investment Overview

•Upon completion of the Series #AZUKI6704 Offering, Series #AZUKI6704 will purchase a Number 6704 Azuki NFT with Glowing Eyes for Series #AZUKI6704 (The “Series Azuki 6704 NFT” or the “Underlying Asset” with respect to Series #AZUKI6704, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to the Azuki website, the Azuki NFT collection is made up of “10,000 avatars that give you membership access to The Garden. It starts with exclusive streetwear collabs, NFT drops, live events, and much more that will be revealed over time. Community ownership in Azuki allows for a new genre of media which the world has yet to explore. An Azuki is your identity in the metaverse — let's build together.”

•The Underlying Asset is a Number 6704 Azuki NFT with Glowing Eyes.

Asset Description

Overview & Authentication

•The Azuki Garden is described by the Azuki website as: “a corner of the internet where art, community, and culture fuse to create magic. The lines between the physical and digital worlds are blurring and the rules are being rewritten.”

•Azuki is described by the Azuki website as: “A brand for the metaverse. By the community.”

•The initial Azuki mint occurred on January 12, 2022. 8,700 of the 10,000 NFTs were released at a price of $3,400 each. Within three minutes, the mint sold out according to Forbes. This launch generated over $29 million in revenue and was followed a few days later by a private offering that generated around $2 million in sales.

•According to Forbes, Azuki transaction volume nearly reached $300 million in its first month.

•Forbes wrote on February 14, 2022: “Over the last month, total Azuki sales have easily surpassed more well-known tokens like the Bored Ape Yacht Club and CryptoPunks. They are already the eighth-most traded NFTs of all time.”

•Chiru Labs is the company behind Azuki, founded by four-person anonymous team. On the Chiru Labs website, a brief description reads: “Born in Los Angeles. Building for the metaverse. Creators of Azuki.”

•On February 14, 2022, Arnold Tsang joined Chiru Labs full time, leaving behind his job leading character design for the video game “Overwatch,” which is produced by Activision Blizzard.

•Forbes quoted Tsang’s vision for the future of Azuki: “The dream is for Azuki to have such big IP (intellectual property) that there's an animated series, maybe even games and all kinds of merch.”

•Tsang is also quoted in Forbes explaining the popularity of Azuki as a result of “the rebellious culture of skateboarders,” which connects well with those into crypto and NFTs.

•According to Forbes, another factor in the popularity of Azuki is its anime-style artwork: “Another factor that has driven the rise in interest for Azukis: pent-up demand for anime art. Over the past few years, Netflix has ramped up its anime content, and in late 2020, it announced that 100 million households had watched an anime show on Netflix over the prior year.”

•As of March 8, 2022, Azuki is ranked 8 all time on OpenSea’s Top NFTs ranked by volume, floor price, and other statistics. On March 8, 2022, Azuki NFTs have surpassed 125,000 ETH in volume traded on OpenSea.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 6704 Azuki NFT with Glowing Eyes.

•The Underlying Asset consists of the following attributes: Glowing (Eyes), Alpine Jacket (Clothing), Gloves (Offhand), Maroon Half Bun (Hair), Purple Kanzashi (Headgear), Smile (Mouth), Dark Blue (Background), and Human (Type).

•The Underlying Asset was minted on January 12, 2022.

•The Underlying Asset was sold for 2.689 ETH ($8,950.69) on January 15, 2022.

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series Azuki 6704 NFT
NFT	Azuki
Number	6704
Feature	Glowing (Eyes)
Feature Rarity	0.78% Have This Trait
Feature	Alpine Jacket (Clothing)
Feature Rarity	1% Have This Trait
Feature	Gloves (Offhand)
Feature Rarity	1% Have This Trait
Feature	Maroon Half Bun (Hair)
Feature Rarity	1% Have This Trait
Feature	Purple Kanzashi (Headgear)
Feature Rarity	2% Have This Trait
Feature	Smile (Mouth)
Feature Rarity	4%
Feature	Dark Blue (Background)
Feature Rarity	5%
Feature	Human (Type)
Feature Rarity	90%
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Azuki 6704 NFT going forward.

USE OF PROCEEDS – SERIES #WWLAND1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #WWLAND1 Asset Cost (1)	$13,956	87.23%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.88%
	Brokerage Fee	$160	1.00%
	Offering Expenses (2)	$500	3.13%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fees	$24	0.15%
	Marketing Materials	$200	1.25%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$860	5.37%
	Total Fees and Expenses	$1,744	10.90%
	Total Proceeds	$16,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/11/2022
Expiration Date of Agreement	N/A
Purchase Price	$13,956
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$224

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES WORLDWIDE WEBB LAND NFT

Investment Overview

•Upon completion of the Series #WWLAND1 Offering, Series #WWLAND1 will purchase a Worldwide Webb Land Large Apartment 8325 NFT for Series #WWLAND1 (The “Series Worldwide Webb Land NFT” or the “Underlying Asset” with respect to Series #WWLAND1, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to the Worldwide Webb’s website, the project is described as: “An interoperable, dystopian pixel art metaverse giving utility to popular NFT projects.”

•The Underlying Asset is a Worldwide Webb Land Large Apartment 8325 NFT.

Asset Description

Overview & Authentication

•According to the Worldwide Webb’s website: “The Worldwide Webb is an MMORPG metaverse game that uses NFTs for in-game avatars, pets, lands, items and even quests. It is heavily inspired by 'Ready Player One'.”

•“MMORPG” is an acronym for “massively multiplayer online role-playing game.”

•The creators of Worldwide Webb aim to “create a template for metaverses with the core values to keep the space open to all, and to incorporate other NFT projects into the world, giving them tools to build and create their own communities inside our world.”

•The Worldwide Webb is a 2D metaverse with the stated goal to “push the limits and innovate on this frontier. The end game of the Webb will be a fully interoperable Metaverse game with a flourishing play-to-earn & create-to-earn economy for players, creators, and collectors alike.”

•By using a 2D pixel approach, Worldwide Webb is able to “integrate NFT projects with unprecedented speed,” according to the Worldwide Webb Whitepaper.

•The first large partnerships forged by Worldwide Webb are with Ponderware (the company behind the NFT project MoonCats) and the Forgotten Runes Wizards Cult.

•The creators of Worldwide Webb claim that the most successful approaches to the Metaverse have been sandbox-style games, which they liken to “Minecraft on the blockchain.” They believe that the best and most influential of these games are story-driven, which they aim to do using Web3 technology.

•Within the Worldwide Webb metaverse, land is available as NFTs. The plots of land can be used “to house social events, NFTs, pets, avatars and much more. Some land tokens however are in-game businesses, integral parts of the game world which can be somewhat controlled by the owner of the respective NFT,” according to the Worldwide Webb Whitepaper.

•The Worldwide Webb Genesis Land Mint occurred on November 29th, 2021.

•Worldwide Webb Land NFTs come in four types (listed in order from least rare to most rare): Small Apartments, Medium Apartments, Large Apartments, and Penthouses.

•In 2022’s Wealth Report, Head of Retail Research at Knight Frank (an independent real estate consultant founded in 1896), Stephen Springham, discusses the trend that brands are finding ways to incorporate “fictional spaces as a secondary revenue stream,” giving the example of a digital version of a physical Gucci handbag selling for 162% more than it’s “real-world” original. Springham goes on to say, “The online, metaverse and physical stores need to be seamless and complement each other. They should be part of integrated thinking and are not binary, all adding to the brand.”

•According to 2022’s Wealth Report, in November of 2021, “Republic Realm purchased 92 parcels of land in The Sandbox representing over 7.9 million sq m of game area, from Atari SA.” Republic Realm, now called EveryRealm, is a platform that manages investments in the metaverse.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Worldwide Webb Land Large Apartment 8325 NFT.

•The Underlying Asset was minted on November 29, 2021.

•The Underlying Asset was sold for 8.88 ETH on February 22, 2022.

Notable Defects

•The Underlying Asset is consistent with the description provided by Worldwide Webb Land and proof of ownership stored on the Ethereum blockchain.

Details

Series Worldwide Webb Land NFT
NFT	Worldwide Webb Land
Land Type	Large Apartment
Number	8325
Rarity	11% Have This Trait
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Worldwide Webb Land NFT going forward.

USE OF PROCEEDS – SERIES #MAYC9114

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MAYC9114 Asset Cost (1)	$84,357	96.41%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.34%
	Brokerage Fee	$875	1.00%
	Offering Expenses (2)	$656	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fees	$45	0.05%
	Marketing Materials	$200	0.23%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,066	1.22%
	Total Fees and Expenses	$2,843	3.25%
	Total Proceeds	$87,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/17/2022
Expiration Date of Agreement	N/A
Purchase Price	$84,357
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$245

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES MUTANT APE YACHT CLUB 9114 NFT

Investment Overview

•Upon completion of the Series #MAYC9114 Offering, Series #MAYC9114 will purchase a Number 9114 Mutant Ape Yacht Club NFT with M2 Stunt Jacket for Series #MAYC9114 (The “Series Mutant Ape Yacht Club 9114 NFT” or the “Underlying Asset” with respect to Series #MAYC9114, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•The Bored Ape Yacht Club (commonly abbreviated as BAYC) is a collection of 10,000 “Bored Ape” NFTs created by Yuga Labs. Each Ape is unique and grants its owner entrance to the Yacht Club and associated membership benefits.

•The Underlying Asset is a Number 9114 Mutant Ape Yacht Club NFT with M2 Stunt Jacket.

Asset Description

Overview & Authentication

•According to the BAYC website, each Ape is unique and “programmatically generated from over 170 possible traits, including expression headwear, clothing, and more.”

•The BAYC project was launched on April 30th, 2021. Originally, Apes were offered at a price of around $200. About a day after launch, all of the 10,000 Apes had sold out.

•The founders of the BAYC project have explained that their intention is for the NFTs to foster community and act as a “digital identity.”

•BAYC was one of the first NFT projects to allow individual buyers the commercial rights to their NFTs, according to The New Yorker. “…each member is allowed to brand his own projects or products and sell them independently.”

•Members of the BAYC were offered an NFT dog (a collection called the Bored Ape Kennel Club).

•The Mutant Ape Yacht Club is “a collection of up to 20,000 Mutant Apes that can only be created by exposing an existing Bored Ape to a vial of MUTANT SERUM or by minting a Mutant Ape in the public sale.”

•According to the BAYC website: “The MAYC is a way to reward our ape holders with an entirely new NFT—a “mutant” version of their ape—while also allowing newcomers into the BAYC ecosystem at a lower tier of membership.”

•On August 28, 2021, BAYC airdropped 10,000 vials of Mutant Serum NFTs that allowed existing BAYC holders to mint Mutant Apes. Then 10,000 additional MAYC were sold for $10,000 each. In a single hour, BAYC had sold $96 million in Mutant Apes.

•According to Decrypt, Yuga Labs “airdropped one free Mutant Serum NFT to the 10,000 existing Bored Ape Yacht Club NFT holders, letting them create a new Mutant Ape NFT image that looks like it was mutated from their original owned character.”

•The Mutant Serum NFTs came in one of three types according to Decrypt: “M1, M2, or Mega Mutant (M3). If a Bored Ape is injected with an M1 or M2 serum, the resulting Mutant Ape retains traits of the original ape. The M3 serum creates a completely different ape, with potentially rarer—and therefore more valuable—traits.”

•According to Boardroom.tv: “On Aug. 28, every BAYC owner was given a serum, with 7,500 M1 serums, 2,492 M2 serums, and eight super-rare M3 or Mega Mutant serums. These Mega Mutant serums are being sold for millions of dollars, with one bid reportedly coming in at $6.2 million earlier this week.”

•According to Yahoo: “Alongside CryptoPunks, BAYC has established itself as a premium “blue-chip” NFT collection and has attracted the likes of NBA players Steph Curry and Kevin Durant alongside popular social media personality and artist KSI into becoming holders of the now coveted collection.”

•On August 20th, 2021, Arizona Iced Tea announced a collaboration with BAYC in the form of an “Arizona Aped” NFT comic.

•On October 12, 2021, Variety announced that Yuga Labs had signed a representation deal with the founder of management firm Maverick, which counts Madonna and U2 among its clients.

•As of February 16, 2022, Mutant Ape Yacht is the 4th ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics. As of February 16, 2022, Mutant Ape Yacht is the 2nd ranked of the top NFTs on OpenSea for the past 30 days, ranked by volume, floor price, and other statistics.

•According to Crypto Slam, as of February 16, 2022, there has been over $876 million in total MAYC sales since the project’s creation in August 2021.

•In January 2022, there was $247,661,253.65 in sales.

•In December 2021, Adidas launched an NFT collection in partnership with BAYC. In its first 72 hours, the project generated 11,391 ETH (over $43 million).

•On December 29, 2021, Decrypt reported: “Mutant Ape Yacht Club NFT prices are rising, with a nearly 500% increase in trading volume over the last week.”

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is Mutant Ape Yacht Club #9114.

•The Underlying Asset has the following seven properties: M2 Stunt Jacket (Clothes), M2 Gold Hoop (Earring), M2 Coins (Eyes), M2 Beanie (Hat), M2 Yellow (Background), M2 Brown (Fur), and M2 Bored Unshaven (Mouth).

•The Underlying Asset was minted on August 29, 2021 by WilkinsNFT.

•The Underlying Asset is ranked the 1,407th most rare MAYC in the collection of 17,960 by Rarity Tools with a Rarity Score of 102.08.

Notable Defects

•The Underlying Asset is consistent with the description provided by The Mutant Ape Yacht Club and proof of ownership stored on the Ethereum blockchain.

Details

Series Mutant Ape Yacht Club 9114 NFT
Creator	Yuga Labs
NFT	Mutant Ape Yacht Club
Number	9114
Property	M2 Stunt Jacket (Clothes)
Property Rarity	0.4% Have This Trait
Property	M2 Gold Hoop (Earring)
Property Rarity	1% Have This Trait
Property	M2 Coins (Eyes)
Property Rarity	1% Have This Trait
Property	M2 Beanie (Hat)
Property Rarity	1% Have This Trait
Property	M2 Yellow (Background)

Property Rarity	3% Have This Trait
Property	M2 Brown (Fur)
Property Rarity	3% Have This Trait
Property	M2 Bored Unshaven (Mouth)
Property Rarity	4% Have This Trait
Rarity Score	102.08
Proof of Ownership	Ethereum Blockchain
Wallet	0xA41E60f8943D2C7B6FcD6831F6Dd791fF9456FE8

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Mutant Ape Yacht Club 9114 NFT going forward.

USE OF PROCEEDS – SERIES #SANDBOX1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SANDBOX1 Asset Cost (1)	$101,424	96.59%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.29%
	Brokerage Fee	$1,050	1.00%
	Offering Expenses (2)	$788	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fees	$63	0.06%
	Marketing Materials	$200	0.19%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,175	1.12%
	Total Fees and Expenses	$3,276	3.12%
	Total Proceeds	$105,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/11/2022
Expiration Date of Agreement	N/A
Purchase Price	$101,424
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$263

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES THE SANDBOX ESTATE NFT BUNDLE

Investment Overview

•Upon completion of the Series #SANDBOX1 Offering, Series #SANDBOX1 will purchase a The Sandbox ESTATE with a bundle of 9 LAND NFTs for Series #SANDBOX1 (The “Series The Sandbox ESTATE NFT Bundle” or the “Underlying Asset” with respect to Series #SANDBOX1, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to a Medium article written by the developers behind The Sandbox: “The Sandbox is a virtual world where players can build, own, and monetize their gaming experiences in the Ethereum blockchain.”

•The Underlying Asset is a The Sandbox ESTATE with a Bundle of 9 LAND NFTs.

Asset Description

Overview & Authentication

•Founded in 2011, indie game publisher Pixowl had some success with mobile games, specifically “builder” themed mobile games featuring IPs such as Snoopy and Goosebumps. The company launched their own builder game franchise, The Sandbox, in 2012. This franchise has since gone on to incorporate the blockchain and NFT infrastructure in its latest voxel-based iteration.

•There are four types of users on The Sandbox platform: players, creators, curators, and land owners. The token-types these users have access to are described by The Sandbox developers as follows: “SAND: the ERC-20 token used within The Sandbox as the basis for all of the ecosystem's transactions and interactions; LAND: a digital piece of real estate in The Sandbox metaverse. Players buy LAND in order to populate it with games, assets and interactive experiences. Each LAND is a unique (non-fungible) token lying on the public Ethereum blockchain (ERC-721); ASSETS: a token created by players who build/assemble user generated content (UGC). ASSETS utilize the ERC-1155 standard and can be traded on the marketplace, with their main utility being to serve as creation elements in The Sandbox Game Maker.”

•According to The Sandbox official documentation: “An ESTATE is a group of 1x1 LANDs that have been merged together into a larger parcel. Typically, ESTATEs come in sizes of 3x3, 6x6, 12x12 and 24x24. ESTATEs can either be bought readily-assembled. Or they can be created by merging 1x1 LANDs that are adjacent to each other.”

•According to The Sandbox Documentation, "Premium LANDs are surrounding major partners or social hubs. This means that the LANDs surrounding that area will experience higher traffic from players, due to players joining the metaverse through these social hubs via portals and then branching outwards to explore the nearby LANDs."

•According to The Sandbox Documentation, “Another benefit of having more traffic is that more players will see any advertisements that have been placed on billboards on premium LANDs. Potentially netting the premium LAND owner a small trickle of income from renting out billboard space on their LANDs to others or directing visitors to their own online store, and so forth.”

•The first public LAND sale took place on February 11, 2021, in partnership with CoinMarketCap. Nine ESTATES and 1,200 Premium LANDS were made available during this wave.  There are 166,464 LANDS in total. 123,840 LANDS (74%) are being sold across 5 different sales. 25,920 (16%) are held in a reserve and distributed to partners, creators, and gamers, and 16,704 LANDS (10%) are held by The Sandbox and used to hold special events.

•The first Public LAND sale of 1,200 Premium LANDS sold out in 20 minutes to 330 unique LAND owners.

•The second Public LAND Sale (Wave 2) launched on February 25, 2022, and all 1,024 regular LANDS offered sold in 60 seconds.

•According to The Sandbox website: “The Sandbox was founded by Arthur Madrid, who is the company's CEO, and Sébastien Borget, who is the COO.”

•On February 16, 2022, Snoop Dogg tweeted: “Tha Doggies. On Tha Sandbox.”

•The Smurfs, Atari, Snoop Dogg, The Walking Dead, and Adidas have all partnered with The Sandbox as of December 2021 according to StealthOptional.com: “The Smurfs are the iconic blue creatures with white hair that we all love. Now, all the lovable blue Smurfs characters and their Smurf Village world can be found in the Sandbox Metaverse; The Sandbox metaverse is bringing some of [Atari’s] best-loved games, such as Pong®, Roller Coaster Tycoon®, Centipede®, Super Breakout®, Asteroids® to life in the Sandbox Metaverse; Legendary rapper, actor, songwriter, and entertainer Snoop Dogg has made his way to the Sandbox Metaverse. He owns a mansion in the metaverse where he would perform live concerts and interact with his fans; The Walking Dead is one of the most popular TV series around, and it’s available in the Sandbox Metaverse now; Recently, Adidas has joined the Sandbox Metaverse as the latest partner in their gaming universe.”

•The Sandbox announced a partnership with Ubisoft on February 8, 2022. The partnership aims to have Ubisoft curate their own ESTATE, specifically with the IP of the Rabbids video game franchise.

•On March 8, 2022, it was announced that The World of Women NFT project has partnered with The Sandbox, which granted $25 million to “lead and support women into NFTs & the metaverse.” World of Women wrote: “We are thrilled to be teaming up with The Sandbox. With this grant, we are going to establish our mission in the metaverse, by leading and supporting women in this new space. We will start by voxelizing all 10,000 WoW so that our entire community can join us there. Then, we’ll achieve our mission through numerous actions; such as the opening of the WoW Museum, which will be a symbol of representation and diversity in the metaverse. We have great projects ahead, and are looking forward to achieving them with our community in The Sandbox,” said Yam Karkai, Co-founder & Artist of World of Women.

•As of March 8, 2022, The Sandbox is the 6th ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics.

•According to News.Bitcoin.com, Snoop Dogg first announced his acquisition of “land in the blockchain-based virtual metaverse The Sandbox” in September of 2021. On December 2, 2021, The Sandbox held a “Snoopverse Land Sale,” which allowed participants to purchase land adjacent to the famous hip hop star’s virtual estate.” Snoop Dogg owns a large piece of digital (NFT) real estate within The Sandbox. The “Snoopverse” is a 12X12, 144 LAND parcel area at location coordinates 0, -84.

•Snoop Dogg announced via twitter that he is the famed, anonymous NFT collector known as Cosmo Medici in September of 2021. While this continues to be unverified, being actively investigated by new outlets like Slate, Cosmo Medici does own LAND directly adjacent to Snoop Dogg within a 3X3, 9 LAND parcel area with the coordinates 12, -84.

•On December 16, 2021, Steve Aoki initiated a partnership with The Sandbox in which users could purchase land next to Aoki’s plot, known within The Sandbox as, ‘Aoki’s Playhouse’. The DJ Tweeted information about this sale to his 8.2M followers. Aoki’s Playhouse exists in The Sandbox within a 6X6, 36 LAND parcel area with location coordinates -6, -90.

•In 2022’s Wealth Report, Head of Retail Research at Knight Frank (an independent real estate consultant founded in 1896), Stephen Springham, discusses the trend that brands are finding ways to incorporate “fictional spaces as a secondary revenue stream,” giving the example of a digital version of a physical Gucci handbag selling for 162% more than it’s “real-world” original. Springham goes on to say, “The online, metaverse and physical stores need to be seamless and complement each other. They should be part of integrated thinking and are not binary, all adding to the brand.”

•According to 2022’s Wealth Report, in November of 2021, “Republic Realm purchased 92 parcels of land in The Sandbox representing over 7.9 million sq m of game area, from Atari SA” Republic Realm, now called EveryRealm, is a platform that manages investments in the metaverse.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a The Sandbox ESTATE NFT Bundle.

•The Underlying Asset has the following nine LAND NFTs: LAND (-16, -118); LAND (-17, -118); LAND (-16, -119); LAND (-17, -119); LAND (-15, -120); LAND (-15, -118); LAND (-15, -119); LAND (-16, -120); LAND (-17, -120).

•The Underlying Asset was minted on January 30, 2022.

Notable Defects

•The Underlying Asset is consistent with the description provided by The Sandbox and proof of ownership stored on the Ethereum blockchain.

Details

Series The Sandbox ESTATE NFT Bundle
Creator	Pixowl
NFT Collection	The Sandbox ESTATE Bundle
Total NFTs	9
NFT No. 1	LAND (-16, -118): 35276
NFT No. 2	LAND (-17, -118): 35275
NFT No. 3	LAND (-16, -119): 34868
NFT No. 4	LAND (-17, -119): 34867
NFT No. 5	LAND (-15, -120): 34461
NFT No. 6	LAND (-15, -118): 35277
NFT No. 7	LAND (-15, -119): 34869
NFT No. 8	LAND (-16, -120): 34460
NFT No. 9	LAND (-17, -120): 34459
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series The Sandbox ESTATE NFT Bundle going forward.

USE OF PROCEEDS – SERIES #OBAMABALL

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #OBAMABALL Asset Cost (1)	$99,000	94.29%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.29%
	Brokerage Fee	$1,050	1.00%
	Offering Expenses (2)	$788	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.10%
	Marketing Materials	$200	0.19%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,563	3.39%
	Total Fees and Expenses	$5,700	5.43%
	Total Proceeds	$105,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on March 14, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/26/2022
Expiration Date of Agreement	N/A
Purchase Price	$99,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2010 OBAMA SIGNED BASKETBALL

Investment Overview

•Upon completion of the Series #OBAMABALL Offering, Series #OBAMABALL will purchase a 2010 Basketball Signed by Barack Obama, Kobe Bryant, LeBron James, Magic Johnson, and Carmelo Anthony for Series #OBAMABALL (The “Series 2010 Obama Signed Basketball” or the “Underlying Asset” with respect to Series #OBAMABALL, as applicable), the specifications of which are set forth below.

•Barack Obama was the 44th President of the United States. Serving two terms from 2008-2016, Obama’s election was a landmark moment in American history as he became the country’s first black president.

•Obama played basketball since he was a kid and was known to invite some of the biggest NBA stars in the world to the White House for pick-up games during his presidency.

•The Underlying Asset is a 2010 Basketball Signed by Barack Obama, Kobe Bryant, LeBron James, Magic Johnson, and Carmelo Anthony.

Asset Description

Overview & Authentication

•Barack Obama was born on August 4, 1961, in Hawaii.

•In 2004, Obama was elected to the position of U.S. Senator from Illinois.

•At Hawaii’s Punahou School, Obama played on the J.V. and varsity basketball teams, even winning a state championship in 1979. According to a former coach: “He would carry his books in one hand and his ball in the other… He lived across the street from school and before classes he’d shoot baskets on the outside courts, then at lunch he’d shoot more baskets, then I’d have him for three hours, then he’d go home, eat supper, and then be outside again shooting baskets.”

•Obama played basketball for two hours on election day in 2008.

•According to the Obama White House website: “Shortly after taking office, President Obama had the White House tennis court adapted so it could be used for both tennis and basketball. The White House has had a smaller outdoor court since 1991, but the adapted tennis court allows enough room for a full court game of basketball. The new court has played host to a number of distinguished visitors, from college basketball championship teams to Wounded Warrior players.”

•According to ESPN, President Obama invited a handful of basketball players to play a pickup game for his 49th birthday. Present at the game was Kobe Bryant, LeBron James, Magic Johnson, and Carmelo Anthony, in addition to Dwyane Wade, Derrick Rose, Bill Russell, and Maya Moore. “The reporters assigned to keep tabs on the president were shut out of the gym, forced to wait in vans outside. Asked why media coverage was blocked, White House Press Secretary Robert Gibbs said Obama ‘just wanted to play.’”

•President Obama wrote in his 2020 memoir that he briefly coached his daughter Sasha’s basketball team.

•The Underlying Asset has authenticated by James Spence Authentication (JSA) with Certification No. X05125.

Notable Features

•The Underlying Asset is a 2010 Basketball Signed by Barack Obama, Kobe Bryant, LeBron James, Magic Johnson, and Carmelo Anthony.

Notable Defects

•The Underlying Asset’s condition is consistent with its authenticity grade from JSA and Letter of Opinion from PSA/DNA.

Details

Series 2010 Obama Signed Basketball
Sport	Basketball
Game Location	Fort McNair
Year	2010
Player Signature	Barack Obama
Signature Grade	9/10
Player Signature	LeBron James
Signature Grade	8/10
Player Signature	Kobe Bryant
Signature Grade	9/10
Player Signature	Magic Johnson
Signature Grade	8/10
Player Signature	Carmelo Anthony
Signature Grade	7/10
Memorabilia Type	Signed Basketball
Manufacturer	Spalding
Authentication	James Spence Authentication (JSA)
Grade	Authentic
Certification No.	X05125

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 2010 Obama Signed Basketball going forward.

USE OF PROCEEDS – SERIES #STARWARS3

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #STARWARS3 Asset Cost (1)	$22,800	87.69%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.15%
	Brokerage Fee	$260	1.00%
	Offering Expenses (2)	$500	1.92%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.38%
	Marketing Materials	$200	0.77%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,840	7.08%
	Total Fees and Expenses	$2,900	11.15%
	Total Proceeds	$26,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/24/2022
Expiration Date of Agreement	N/A
Purchase Price	$22,800
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of RSE Archive Manager, LLC
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1977 TOPPS STAR WARS SERIES 1-5 BOXES

Investment Overview

•Upon completion of the Series #STARWARS3 Offering, Series #STARWARS3 will purchase a 1977 Topps Star Wars Series 1-5 Wax Boxes Authenticated by BBCE for Series #STARWARS3 (The “Series 1977 Topps Star Wars Series 1-5 Boxes” or the “Underlying Asset” with respect to Series #STARWARS3, as applicable), the specifications of which are set forth below.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•Star Wars is a series of films created by George Lucas that has spawned a wide-spanning industry since its debut in 1977, including ongoing films and TV shows, merchandise, trading cards, toys, and video games. The New York Times called Star Wars a “cultural behemoth.”

•The Underlying Asset is a 1977 Topps Star Wars Series 1-5 Wax Boxes Authenticated by BBCE.

Asset Description

Overview & Authentication

•The first Star Wars film was released on May 25, 1977 (later retitled “Star Wars: Episode IV — A New Hope”). Directed by George Lucas, the “Space Opera” grossed an estimated $775,398,007 at the worldwide box office.

•Following the debut hit, the franchise has since released a total of 11 films, with “Star Wars: Episode IX — The Rise of Skywalker” arriving in theatres on December 20, 2019.

•The Walt Disney corporation announced they agreed to acquire Lucasfilm Ltd. on October 30, 2012. Through this deal Disney acquired ownership of Star Wars and associated businesses in film, consumer products, animation, and more.

•Beckett called the 1977 Topps Star Wars trading cards set “one of the most popular in the history of the hobby” and elaborated by saying “it helped launch a franchise that has continues to be a juggernaut more than 40 years later. In that same span this particular set has gone from a phenomenon to a trading card icon.”

•Donruss had already secured a license to produce toys for the Star Wars franchise, but decided against pursuing trading cards based on the film. In addition, “there was opposition within Topps” regarding the merits of securing the license to produce the trading cards, partially due to several commercially unsuccessful non-sports cards releases in the 1970s.

•According to Beckett: “Like the film, Topps’ initial bow with Star Wars trading cards was a hit. So much so that the first film’s cards would end up spanning five separate series. Each is connected numerically but each stands out on its own.”

•Each of the original five Topps Star Wars trading cards series used a different colored border: Series 1, blue; Series 2, Red; Series 3, yellow; Series 4, green; and Series 5, orange.

•The most common card-back across each series consists of puzzle pieces, which can be matched with proper cards within the series to create a larger illustration. For example, in Series 1, 28 cards can be used to depict an image of Luke Skywalker.

•Each series was also sold with a sticker in every pack, depicting main character portraits, scenes from the film, and other designs.

•The Series 1 set consists of the main characters from the film in the first eight numbered cards. According to Beckett: “Today these cards are treated somewhat similarly to Rookie Cards on the sports card side and can command significant premiums on the secondary market.”

•One of the most famous cards from the entire set is the #207 C-3PO (Anthony Daniels) Card, which became notorious due to its image depicting the Star Wars droid in an “obscene” and “juvenile” pose.

•The Underlying Asset has been authenticated by BBCE.

Notable Features

•The Underlying Asset is 1977 Topps Star Wars Series 1-5 Wax Boxes Authenticated by BBCE.

•The Underlying Asset contains a total of 180 packs from the 1977 Topps Star Wars set, with each box holding 36 packs.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BBCE.

Details

Series 1977 Topps Star Wars Series 1-5 Boxes
Memorabilia	Trading Card Sealed Boxes
Manufacturer	Topps
Year	1977
Variety	Star Wars Series 1-5
Authentication	BBCE
Certification No.	A8355

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1977 Topps Star Wars Series 1-5 Boxes going forward.

USE OF PROCEEDS – SERIES #VFRNDS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #VFRNDS1 Asset Cost (1)	$181,250	65.91%
	Interests issued to Asset Seller as part of total consideration (1)	$68,750	25.00%
	Cash on Series Balance Sheet	$300	0.11%
	Brokerage Fee	$2,750	1.00%
	Offering Expenses (2)	$2,063	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$45	0.02%
	Marketing Materials	$200	0.07%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$19,642	7.14%
	Total Fees and Expenses	$24,700	8.98%
	Total Proceeds	$275,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on March 21, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	3/2/2022
Expiration Date of Agreement	N/A
Purchase Price	$181,250
Interests issued to Asset Seller as part of total consideration	$68,750
Asset Seller Specifics	None
Acquisition Expenses	$245

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES VEEFRIENDS SHARING SQUIRREL DRAWING

Investment Overview

•Upon completion of the Series #VFRNDS1 Offering, Series #VFRNDS1 will purchase a VeeFriends Original Sharing Squirrel Drawing by Gary Vee graded PSA 10 for Series #VFRNDS1 (The “Series VeeFriends Sharing Squirrel Drawing” or the “Underlying Asset” with respect to Series #VFRNDS1, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to VeeFriends.com, VeeFriends are, “A Gary Vaynerchuk NFT project around meaningful intellectual property and an extraordinary community.”  There are 10,255 VeeFriends tokens for the first collection, and ownership of a VeeFriend NFT grants access to the VeeFriends community as well as VeeCon, a multi-day event exclusively for NFT holders.

•The Underlying Asset is a VeeFriends Original Sharing Squirrel Drawing by Gary Vee.

Asset Description

Overview & Authentication

•Gary Vaynerchuck was born November 14, 1975, according to GaryVaynerchuck.com: “Gary Vaynerchuk was born in Babruysk, Belarus, in the former USSR. His parents were fortunate enough to find their way to America as part of an exchange program where Soviet Jews were allowed to immigrate to the US in exchange for food aid.”

•When Vaynerchuck graduated from Mount Ida College in Boston he moved back to New Jersey to help his father with the family business.  He renamed “Shoppers Discount Liquors” to “Wine Library,” and honed in on the company’s online presence.  According to Capitalism.com: “Within five years of launching the website, he succeeded. Sales increased from $3 million to $60 million a year.”

•Vaynerchuck moved from growing Wine Library to co-founding a new company with his younger brother. GaryVaynerchuck.com states: “Vaynerchuk then co-founded VaynerMedia in 2009 with his younger brother, AJ Vaynerchuk. True to his own DNA, Gary never raised startup funding and began the business in a conference room at Buddy Media. Just 9 years later, the company now includes more than 800 employees, servicing clients such as PepsiCo, GE, Johnson and Johnson, Chase, AbInBev and more.”

•In 2011 Wall Street Journal ranked Vaynerchuck as the #2 on their list of Twitter Small Business Big Shots.  The list was compiled using Dun & Bradstreet Credibility Corp’s proprietary algorithm which identified the most influential small-business voices on Twitter.

•‘Bloomberg Businessweek’ included Vaynerchuck on their list of the ‘20 People Every Entrepreneur Should Follow.’

•Vaynerchuck was ranked #10 on Fortune Magazine’s NFTy 50, “In a new list, Fortune ranks the most influential builders, creatives, and influencers on the scene. Meet the NFTy 50.”

•On Friday, October 1st, 2021, Christie’s auction house auctioned five art works created by entrepreneur Gary Vaynerchuck for his VeeFriends NFT Collection. When the collection sold for over $1.2M, Vaynerchuck told CNBC: “It feels like an out-of-body-experience. I view myself as a very creative and artistic person, but this is way bigger than me. ... It represents a paradigm shift and the consumer is intrigued.”

•VeeFriends holders are able to attend the exclusive VeeCon. VeeCon 2022 takes place May 19th-22nd. The conference will include a huge array of NFT influencers, celebrities, actors, musicians, entreprenuers and entertainers including Hasan Minhaj, Randi Zuckerberg, Ricky Williams, Beeple, Deepak Chopra, Logan Paul, Mila Kunis, and Kevin Smith among others.  According to Vanyerchuck’s blog: “The conference is focused around business, marketing, ideas, creativity, entrepreneurship, innovation, and competition. Attendees will enjoy an extraordinary lineup of iconic keynote speakers, innovative and educational talks and panels, plus A-List entertainment.”

•On July 21, 2021, DJ and Influencer, Steve Aoki tweeted a picture of himself in front of three VeeFriends NFTs including Swaggy Sea Lion, Generous Gerbil, and Brilliant Barracuda.

•As of March 10, 2022, VeeFriends is the 10th ranked of the top NFTs on OpenSea of all time, ranked by volume, floor price, and other statistics.

•According to Crypto Slam, there has been nearly 161,609.6359 ETH (~$515M) in total VeeFriends sales volume since the project’s creation in May 2021.

•In March 2022, VeeFriends published a blog post outlining VeeFriends Series 2 titled: “Huge Alpha on VeeFriends Series 2.” According to NFT Evening: “In essence, the post outlined a few benefits that only VeeFriends Series 1 holders will be able to enjoy.” The blog post revealed new artwork for Series 2 and explained that Series 1 holders will be able to mint Series 2 NFTs in the “Evolving” pose, which Vaynerchuk expects to be “the most coveted ones from Series 2 on the secondary market.

•In March 2022, Zerocool and VeeFriends collaborated to produce a new set of trading cards inspired by the VeeFriends NFT collection.

Notable Features

•The Underlying Asset is a VeeFriends Original Sharing Squirrel Drawing by Gary Vee.

•The Underlying Asset is 1 of 1 VeeFriends Original Sharing Squirrel Drawings by Gary Vee.

Notable Defects

•The Underlying Asset is consistent with its condition grade provided by PSA.

Details

Series VeeFriends Sharing Squirrel Drawing
Creator	Gary Vaynerchuk
Memorabilia Type	Drawing
Character	Sharing Squirrel
Rarity	1 of 1 (Original Drawing)

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series VeeFriends Sharing Squirrel Drawing going forward.

USE OF PROCEEDS – SERIES #96TIGER

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #96TIGER Asset Cost (1)	$49,037	89.16%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.55%
	Brokerage Fee	$550	1.00%
	Offering Expenses (2)	$500	0.91%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.18%
	Marketing Materials	$200	0.36%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,313	7.84%
	Total Fees and Expenses	$5,663	10.30%
	Total Proceeds	$55,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on March 21, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/18/2021
Expiration Date of Agreement	N/A
Purchase Price	$49,037
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1996 TIGER WOODS ROOKIE CARD

Investment Overview

•Upon completion of the Series #96TIGER Offering, Series #96TIGER will purchase a 1996 Sports Illustrated For Kids Tiger Woods Rookie Card graded BGS 10 for Series #96TIGER (The “Series 1996 Tiger Woods Rookie Card” or the “Underlying Asset” with respect to Series #96TIGER, as applicable), the specifications of which are set forth below.

•Sports Illustrated is a sports-focused magazine that began in 1954. Starting in 1989, “Sports Illustrated for Kids” began issuing an offshoot publication aimed at children. These magazines often featured sheets of nine uncut players of various sports.

•Tiger Woods is a professional golfer with 82 career PGA Tour Victories, 15 major victories, and is widely considered one of the greatest and most dominant golfers of all time.

•The Underlying Asset is a 1996 Sports Illustrated For Kids Tiger Woods Rookie Card graded BGS 10.

Asset Description

Overview & Authentication

•Eldrick “Tiger” Woods was born in Cypress, California in 1975.

•Woods became the youngest PGA golfer in 35 years at the age of 16, competing in the Nissan Los Angeles Open in 1992 and missing the 36-hole cut.

•In 1994, Woods became the youngest-ever winner of the U.S. Amateur Championship.

•In 1997, at the age of 21, Woods won the Masters Tournament — his first career Major win.

•In 2019, Woods won the Masters Tournament after an 11-year win-less drought.

•Woods is tied with Sam Snead for the most all-time PGA Tour victories with 82.

•From 1998-2005, Woods made the cut in 142 consecutive PSA Tour events, breaking the previous record of 113.

•In 2008, Businessweek named Woods No. 1 in their list of the most influential people in sports.

•In 2009, Woods was named AP Athlete of the Decade.

•The Underlying Asset has been issued a grade of GEM PRISTINE 10 by Beckett Grading Services (BGS) with Certification No. 0004022955.

Notable Features

•The Underlying Asset is a 1996 Sports Illustrated For Kids Tiger Woods Rookie Card graded BGS 10.

•The Underlying Asset is 1 of 14 1992 1996 Sports Illustrated For Kids Tiger Woods Rookie Card examples graded BGS 10.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 1996 Tiger Woods Rookie Card
Sport	Golf
Professional League	PGA
Player	Tiger Woods
Year / Season	1996

Memorabilia Type	Trading Card
Manufacturer	Sports Illustrated
Rarity	1 of 14 (BGS 10)
Number in Set	#536
Authentication	Beckett Grading Services (BGS)
Grade	10
Certification No.	0004022955

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1996 Tiger Woods Rookie Card going forward.

USE OF PROCEEDS – SERIES #58PELE4

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #58PELE4 Asset Cost (1)	$42,000	87.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.63%
	Brokerage Fee	$480	1.00%
	Offering Expenses (2)	$500	1.04%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.21%
	Marketing Materials	$200	0.42%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,420	9.21%
	Total Fees and Expenses	$5,700	11.88%
	Total Proceeds	$48,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on March 21, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/26/2022
Expiration Date of Agreement	N/A
Purchase Price	$42,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1958 PELE WORLD CUP DEBUT TICKET

Investment Overview

•Upon completion of the Series #58PELE4 Offering, Series #58PELE4 will purchase a 1958 Pele World Cup Debut Ticket Stub graded PSA 1.5 for Series #58PELE4 (The “Series 1958 Pele World Cup Debut Ticket” or the “Underlying Asset” with respect to Series #58PELE4, as applicable), the specifications of which are set forth below.

•Pelé was a Brazilian professional soccer player who is generally considered one of the greatest players of all time.

•Pelé made his World Cup debut on June 17, 1958, against the Soviet Union at age 17.

•The Underlying Asset is a 1958 Pele World Cup Debut Ticket Stub graded PSA 1.5.

Asset Description

Overview & Authentication

•Edson Arantes do Nascimento was born on October 23, 1940 in Três Corações, Brazil. He would go on to be nicknamed Pelé, and the name would stick.

•Pelé played in four World Cups for the Brazilian National Team, and was a member of three winning teams in 1958, 1962, and 1970.

•While it is difficult to place an exact number on the number of goals scored by Pelé over the course of his 22-year career due to differing standards and leagues, most reports have him scoring over 1,000.

•At 17-years-old, Pelé debuted at the 1958 World Cup in Stockholm.

•The 1958 World Cup was the first internationally telvised World Cup.

•Pelé sat out the first two games of the tournament and only appeared for the first time in Brazil’s final group game against the Soviet Union in front of over 50,000 fans. He scored his first goal in the quarterfinals against Wales. In the semifinal against France, Pelé scored a hat trick (3 goals). He would score again in the victorious finals match, bringing his tournament total to 6. This was the first World Cup Brazil had ever won and Pelé was the youngest ever World Cup-winner.

•The International Olympics Committee (IOC) named Pelé “Athlete of the Century” in 1999.

•According to Altan Insights, as of February 28, 2022, five of the top ten most expensive ticket sales occurred in 2022, as well as three of the top five. Of the top ten, seven are debut tickets of athletes such as Jackie Robinson, Michael Jordan, and Mickey Mantle — all of whom are considered among the greatest and most influential to ever play their respective sports.

•The Underlying Asset has been issued a grade of FR 1.5 by Professional Sports Authenticators (PSA) with Certification No. 47714097.

Notable Features

•The Underlying Asset is a 1958 Pele World Cup Debut Ticket Stub graded PSA 1.5.

•The Underlying Asset is 1 of 7 1958 Pele World Cup Debut Ticket Stub examples graded PSA 1.5 with 15 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1958 Pele World Cup Debut Ticket
Sport	Soccer
Professional League	FIFA
Player / Number	Pele
Team	Brazilian National Team
Year / Season	1958
Memorabilia Type	Ticket Stub
Rarity	1 of 7 (PSA 1.5)
Authentication	Professional Sports Authenticators (PSA)
Grade	1.5
Certification No.	47714097

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1958 Pele World Cup Debut Ticket going forward.

USE OF PROCEEDS – SERIES #BART

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BART Asset Cost (1)	$17,400	82.86%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.43%
	Brokerage Fee	$210	1.00%
	Offering Expenses (2)	$500	2.38%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.48%
	Marketing Materials	$200	0.95%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,290	10.90%
	Total Fees and Expenses	$3,300	15.71%
	Total Proceeds	$21,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on March 21, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/26/2022
Expiration Date of Agreement	N/A
Purchase Price	$17,400
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1993 SKYBOX SIMPSONS BART SKETCH

Investment Overview

•Upon completion of the Series #BART Offering, Series #BART will purchase a 1993 Skybox Simpsons Bart Sketch graded PSA 10 for Series #BART (The “Series 1993 Skybox Simpsons Bart Sketch” or the “Underlying Asset” with respect to Series #BART, as applicable), the specifications of which are set forth below.

•The Simpsons are a cartoon TV show that began in 1989 and is ongoing, having produced over 30 seasons and over 730 episodes. The series has won 34 Primetime Emmys.

•The 1993 SkyBox Simpsons trading card set that included multiple insert variations and is considered one of the most significant Simpsons trading card sets ever produced.

•The Underlying Asset is a 1993 Skybox Simpsons Bart Sketch graded PSA 10.

Asset Description

Overview & Authentication

•Matt Groening is a cartoonist and creator of The Simpsons.

•The producer of The Tracey Ullman Show, James L. Brooks, asked Groening to create a series of animated shorts based off of his comic strip “Life in Hell.”

•The Simpsons first appeared as shorts on The Tracey Ullman Show, with the first installment (“Good Night”) airing on April 19, 1987.

•The Simpsons received their own show on Fox, airing on December 17, 1989.

•The 1993 SkyBox Simpsons set features a base set of 80 cards. The set includes multiple insert sets, including redemption cards, which collectors could redeem for an original sketch card drawn by Matt Groening. These sketch cards (known as “Art DeBart” cards) are believed to be the first sketch cards produced by a trading card company.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 84395864.

Notable Features

•The Underlying Asset is a 1993 Skybox Simpsons Bart Sketch graded PSA 10.

•The Underlying Asset is limited to a print-run of 400.

•The Underlying Asset features the following text on the back of the card: “THIS GENUINE, ONE-OF-A-KIND, AUTHENTIC PIECE OF MATT GROENING ORIGINAL ART IS CERTIFIABLY REAL AND UNDENIABLY WORTH EVERY PENNY YOU PAID FOR IT. AND DON’T LET ANYONE TELL YOU OTHERWISE.”

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1993 Skybox Simpsons Bart Sketch
Character	Bart Simpson
Year	1993
Memorabilia Type	Trading Card
Manufacturer	Skybox
Variant	Art DeBart Sketch
Artist	Matt Groening
Signature	Matt Groening
Print-run	/400
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	84395864

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1993 Skybox Simpsons Bart Sketch going forward.

USE OF PROCEEDS – SERIES #HOMER

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #HOMER Asset Cost (1)	$17,400	82.86%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.43%
	Brokerage Fee	$210	1.00%
	Offering Expenses (2)	$500	2.38%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.48%
	Marketing Materials	$200	0.95%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,290	10.90%
	Total Fees and Expenses	$3,300	15.71%
	Total Proceeds	$21,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on March 21, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/26/2022
Expiration Date of Agreement	N/A
Purchase Price	$17,400
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1993 SKYBOX SIMPSONS HOMER SKETCH

Investment Overview

•Upon completion of the Series #HOMER Offering, Series #HOMER will purchase a 1993 Skybox Simpsons Homer Sketch graded PSA 10 for Series #HOMER (The “Series 1993 Skybox Simpsons Homer Sketch” or the “Underlying Asset” with respect to Series #HOMER, as applicable), the specifications of which are set forth below.

•The Simpsons are a cartoon TV show that began in 1989 and is ongoing, having produced over 30 seasons and over 730 episodes. The series has won 34 Primetime Emmys.

•The 1993 SkyBox Simpsons trading card set that included multiple insert variations and is considered one of the most significant Simpsons trading card sets ever produced.

•The Underlying Asset is a 1993 Skybox Simpsons Homer Sketch graded PSA 10.

Asset Description

Overview & Authentication

•Matt Groening is a cartoonist and creator of The Simpsons.

•The producer of The Tracey Ullman Show, James L. Brooks, asked Groening to create a series of animated shorts based off of his comic strip “Life in Hell.”

•The Simpsons first appeared as shorts on The Tracey Ullman Show, with the first installment (“Good Night”) airing on April 19, 1987.

•The Simpsons received their own show on Fox, airing on December 17, 1989.

•The 1993 SkyBox Simpsons set features a base set of 80 cards. The set includes multiple insert sets, including redemption cards, which collectors could redeem for an original sketch card drawn by Matt Groening. These sketch cards (known as “Art DeBart” cards) are believed to be the first sketch cards produced by a trading card company.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 84395865.

Notable Features

•The Underlying Asset is a 1993 Skybox Simpsons Homer Sketch graded PSA 10.

•The Underlying Asset is limited to a print-run of 400.

•The Underlying Asset features the following text on the back of the card: “THIS GENUINE, ONE-OF-A-KIND, AUTHENTIC PIECE OF MATT GROENING ORIGINAL ART IS CERTIFIABLY REAL AND UNDENIABLY WORTH EVERY PENNY YOU PAID FOR IT. AND DON’T LET ANYONE TELL YOU OTHERWISE.”

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1993 Skybox Simpsons Homer Sketch
Character	Homer Simpson
Year	1993
Memorabilia Type	Trading Card
Manufacturer	Skybox
Variant	Art DeBart Sketch
Artist	Matt Groening
Signature	Matt Groening
Print-run	/400
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	84395865

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1993 Skybox Simpsons Homer Sketch going forward.

USE OF PROCEEDS – SERIES #YEEZY

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #YEEZY Asset Cost (1)	$32,000	80.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.75%
	Brokerage Fee	$400	1.00%
	Offering Expenses (2)	$500	1.25%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.25%
	Marketing Materials	$200	0.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$6,500	16.25%
	Total Fees and Expenses	$7,700	19.25%
	Total Proceeds	$40,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on March 21, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	1/24/2022
Expiration Date of Agreement	N/A
Purchase Price	$32,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES COMPLETE COLLECTION OF YEEZY 350 SNEAKERS (2015-2020)

Investment Overview

•Upon completion of the Series #YEEZY Offering, Series #YEEZY will purchase a Complete Collection of Yeezy 350 Sneakers (2015-2020) as the Underlying Asset for Series #YEEZY (The “Series 2015-2020 Yeezy 350 Sneakers” or the “Underlying Asset” with respect to Series #YEEZY, as applicable), the specifications of which are set forth below.

•With the following lyrics delivered in the 2002 track titled, The Bounce, “Shout out to Just Bleezy and Kan-Yeezy; See how we adjusted the game so easy,” Jay-Z gave recognition to a young, still relatively unknown Kanye West. West took to the nickname and would use it often moving forward.

•During the February 2015 weekend in which both the NBA All-Star games and Fashion Week were taking place in New York, West debuted a collection that included his Adidas Yeezy Boost 350. Internally known as the “Roshe Killer,” the shoe was riffing on Nike’s popular Roshe Run sportswear silo. Attendees of West’s collection included Anna Wintour and Pusha T. The shoe had a peppered Primeknit upper, encaged Boost cushioning, and rope lacing. The retail cost of the shoe was $200.

•The Underlying Asset is a Complete Collection of Yeezy 350 Sneakers (2015-2020).

Asset Description

Overview & Authentication

•Kanye Omari West was born in Atlanta, Georgia, on June 8, 1977. His father was an Atlanta Journal photojournalist, his mother was a professor of English at Chicago State University.

•West started out as a music producer in Chicago, working with local artists and developing a signature style called “chipmunk soul.” He moved to New York in 2001 where he got his big break producing the Jay-Z track, “This Can’t Be Life,” from the album “Dynasty: Roc La Familia” and four songs on Jay-Z’s following album The Blueprint. He went onto produce famous singers and rappers including Mos Def, Talib Kweli, Ludacris, Alicia Keys, and Beyoncé.

•In February of 2004 West released his first solo album, The College Dropout, which sold 2.6 million copies and made West a star. It peaked at number 2 on the Billboard Hot 200 chart and was responsible for West’s 10 Grammy nominations that year, including Best Rap Song for “Jesus Walks,” and best rap album.

•West partnered with Nike for his first shoe line, the Nike Air Yeezys. West debuted the shoes at the 2008 Grammy Awards in Los Angeles in a tribute to his recently deceased mother. This would be followed by an official release of the shoe in spring of 2009.

•West severed his Nike partnership in 2013, during which time only two shoes were produced over a five year span. West is quoted as saying, “I said, 'Well I need royalties.' It's not even like I have a joint venture. At least give me some royalties. Michael Jordan has 5 percent and that business is $2 billion. He makes a $100 million dollars a year off of 5 percent royalties. Nike told me, 'We can’t give you royalties because you're not a professional athlete.' I told them, 'I go to the Garden and play one-on-no one. I'm a performance athlete.'”

•In 2015 sales at Adidas increased 14% and net income went up 10%, and this can be, in part, credited to Yeezy Boost partnership.

•In 2016 a version of the Adidas Yeezy Boost 350 was made cleated. While it was initially worn on the field by NFL players, the league quickly banned the shoe.

•The Adidas Yeezy Boost 350 v2 was released with and without a heel tab, also had an updated upper Primeknit pattern. Some Yeezy Boost 350 v2s employed reflective threading, others had the ability to glow in the dark.

•Adidas Yeezy 350 V1 “Turtle Dove” was released in June 2015, the Adidas Yeezy 350 V1 “Pirate Black” was released in August 2015, the Adidas Yeezy 350 V1 “Moonrock” was released in November of 2015, the Adidas Yeezy 350 V1 “Oxford Tan” was released in December of 2015, the Adidas Yeezy 350 V2 “Pirate Black v2” was released February 2016, the Adidas Yeezy 350 V2 “Beluga” was released in September of 2016, the Adidas Yeezy 350 V2 “Black/Red,” “Black/Green,” and, “Black/Copper,” were released in November 2016, the Adidas Yeezy 350 V2 “Oreo,” was released December 2016, the Adidas Yeezy 350 V2 “Bred,” and “Zebra,” were released February 2017, the Adidas Yeezy 350 V2 “Cream

White” was released February 2017, The Adidas Yeezy 350 V2 “Semi-Frozen Yellow” was released November 2017, the Adidas Yeezy 350 V2 “Beluga 2.0” was released November 2017, The Adidas Yeezy 350 V2 “Blue Tint” was released December 2017, Adidas Yeezy 350 V2 “Butter was released June 2018, the Adidas Yeezy 350 V2 “Sesame” was released November 2018, the Adidas Yeezy 350 V2 “Static” and “Static Reflective” were released in December 2018, The Adidas Yeezy 350 V2 “Hyperspace was released March 2019, The Adidas Yeezy 350 V2 “True Form” was released March 2019, The Adidas Yeezy 350 V2 “Clay” was released March 2019, the Adidas Yeezy 350 V2 “Glow” was released May 2019, The Adidas Yeezy 350 V2 “Static Black” and “Static Black Reflective” were released June of 2019, The Adidas Yeezy 350 V2 “Antlia” and “Antlia Reflective” were released June 2019, the Adidas Yeezy 350 V2 “Synth” and “Synth Reflective” were released June 2019, the Adidas Yeezy 350 V2 “Lundmark” and “Lundmark Reflective” were released July 2019, The Adidas Yeezy V2 “Cloud White” and “Cloud White Reflective” were released in September 2019, The Adidas Yeezy V2 “Citrin” and “Citrin Reflective” were released September 2019, the Yeezy 350 v2 “Yeezreel” and “Yeezreel Reflective” were released December 2019, the Adidas Yeezy 350 V2 “Yecheil” and “Yecheil Reflective” were released December 2019, The Adidas Yeezy 350 V2 “Yeshaya” and “Yeshaya Reflective” were released January 2020, the Adidas Yeezy 350 V2 “Marsh” was released February 2020, the Adidas Yeezy 350 V2 “Flax” was released February 2020, the Adidas Yeezy 350 V2 “Earth” was released February 2020, the Adidas Yeezy 350 V2 “Tail Light” was released February 2020, the Adidas Yeezy 350 V2 “Desert Sage” was released March 2020, the Adidas Yeezy 350 V2 “Cinder” and “Cinder Reflective” were released March 2020, the Adidas Yeezey 350 V2 “Linen” was released April 2020, the Adidas Yeezy 350 V2 “Sulfur” was released May 2020, the Yeezy 350 V2 “Zyon” was released July 2020, the Adidas Yeezy 350 V2 “Israfil” was released August 2020, the Yeezy 350 V2 “Carbon” was released October 2020, The Adidas Yeezy 350 V2 “Natural” was released October 2020, the Adidas Yeezy 350 V2 “Fade” was released November 2020, the Adidas Yeezy 350 V2 “Sand Taupe” was released December 2020.

•When the Yeezy Boost 350 ‘Turtle Dove’ launched the Yeezy 350 Boost line of sneakers, it sold out instantly online and was made 2015’s Shoe of the Year at the Footwear News 29th Annual Achievement Awards.

•In 2019 West and Adidas released the successor to the Yeezy Boost 350, the Yeezy Boost 380.

•West released his latest album, Donda 2, starting on February 22, 2022 exclusively for his Donda Stem Player. Kanye announced via Instagram: "Donda 2 will only be available on my own platform, the Stem Player. Not on Apple Amazon Spotify or YouTube. Today artists get just 12% of the money the industry makes. It’s time to free music from this oppressive system. It’s time to take control and build our own."

•The authenticity of the Underlying Asset has been guaranteed by Christie’s.

Notable Features

•The Underlying Asset is a collection of Yeezy Boosts from 2015-2020 consisting of the following styles/colorways: Turtle Dove, Pirate Black v1, Moonrock, Oxford Tan, Pirate Black v2, Beluga v1 Stripe, Black Friday Copper, Black Friday Red, Black Friday Green, Oreo, Black and Red, Zebra, Cream White, Frozen Yellow, Beluga v2, Blue Tint, Butter, Sesame, Static, Static 3M, TRFRM, Hyperspace, Clay, Glow, Triple Black Reflective, Triple Black, Synth, Lundmark, Lundmark Reflective, Cloud White Reflective, Citrin, Yeezreel Glow Reflective, Yeezreel, Yecheil Reflective, Yecheil, Yeshaya Reflective, Yeshaya, Marsh, Tailgate, Flax, Earth, Desert Sage, Cinder, Cinder Reflective, Linen, Sulfur, Zyon, Israfil, Carbon, Natural, Fade/Yecher, Sand/Eliada

Notable Defects

•The Underlying Asset is consistent with the description of ‘pristine’ provided by Christie’s

Details

Series Complete Collection of Yeezy 350 Sneakers (2015-2020)
Memorabilia Type	Sneakers
Manufacturer	Adidas
Model	Yeezy 350
Colorway	Turtle Dove
Release Date	June 27, 2015
Colorway	Pirate Black v1
Release Date	September 22, 2015
Colorway	Moonrock
Release Date	November 14, 2015
Colorway	Oxford Tan
Release Date	December 29, 2015
Colorway	Pirate Black v2
Release Date	February 15, 2016
Colorway	Beluga v1 Stripe
Release Date	September 24, 2016
Colorway	Black Friday Copper
Release Date	November 23, 2016
Colorway	Black Friday Red
Release Date	November 23, 2016
Colorway	Black Friday Green
Release Date	November 23, 2016
Colorway	Oreo
Release Date	December 17, 2016
Colorway	Black and Red
Release Date	February 11, 2017
Colorway	Zebra
Release Date	February 25, 2017
Colorway	Cream White
Release Date	April 29, 2017
Colorway	Frozen Yellow
Release Date	November 18, 2017
Colorway	Beluga v2

Release Date	November 25, 2017
Colorway	Blue Tint
Release Date	December 16, 2017
Colorway	Butter
Release Date	June 30, 2018
Colorway	Sesame
Release Date	November 23, 2018
Colorway	Static
Release Date	December 27, 2018
Colorway	Static 3M
Release Date	December 27, 2018
Colorway	TRFRM
Release Date	March 16, 2019
Colorway	Hyperspace
Release Date	March 16, 2019
Colorway	Clay
Release Date	March 30, 2019
Colorway	Glow
Release Date	May 25, 2019
Colorway	Triple Black Reflective
Release Date	June 5, 2019
Colorway	Triple Black
Release Date	June 7, 2019
Colorway	Synth
Release Date	June 21, 2019
Colorway	Antilia
Release Date	June 22, 2019
Colorway	Antilia Reflective
Release Date	June 29, 2019
Colorway	Synth Reflective
Release Date	June 29, 2019
Colorway	Lundmark
Release Date	July 13, 2019
Colorway	Lundmark Reflective
Release Date	July 20, 2019

Colorway	Cloud White Reflective
Release Date	September 19, 2019
Colorway	Citrin Reflective
Release Date	September 21, 2019
Colorway	Cloud White
Release Date	September 21, 2019
Colorway	Citrin
Release Date	September 23, 2019
Colorway	Yeezreel Glow Reflective
Release Date	December 13, 2019
Colorway	Yeezreel
Release Date	December 14, 2019
Colorway	Yecheil Reflective
Release Date	December 19, 2019
Colorway	Yecheil
Release Date	December 20, 2019
Colorway	Yeshaya Reflective
Release Date	January 22, 2020
Colorway	Yeshaya
Release Date	January 23, 2020
Colorway	Marsh
Release Date	February 1, 2020
Colorway	Tailgate
Release Date	February 22, 2020
Colorway	Flax
Release Date	February 22, 2020
Colorway	Earth
Release Date	February 22, 2020
Colorway	Desert Sage
Release Date	March 14, 2020
Colorway	Cinder
Release Date	March 21, 2020
Colorway	Cinder Reflective
Release Date	April 4, 2020

Colorway	Linen
Release Date	April 18, 2020
Colorway	Sulfur
Release Date	May 8, 2020
Colorway	Zyon
Release Date	July 18, 2020
Colorway	Israfil
Release Date	August 22, 2020
Colorway	Carbon
Release Date	October 2, 2020
Colorway	Natural
Release Date	October 24, 2020
Colorway	Fade/Yecher
Release Date	November 11, 2020
Colorway	Sand/Eliada
Release Date	December 19, 2020

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Complete Collection of Yeezy 350 Sneakers (2015-2020) going forward.

USE OF PROCEEDS – SERIES #LEDZEPP1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #LEDZEPP1 Asset Cost (1)	$42,000	87.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.63%
	Brokerage Fee	$480	1.00%
	Offering Expenses (2)	$500	1.04%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.21%
	Marketing Materials	$200	0.42%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,420	9.21%
	Total Fees and Expenses	$5,700	11.88%
	Total Proceeds	$48,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/24/2022
Expiration Date of Agreement	N/A
Purchase Price	$42,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of RSE Archive Manager, LLC
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES LED ZEPPELIN I SIGNED ALBUM

Investment Overview

•Upon completion of the Series #LEDZEPP1 Offering, Series #LEDZEPP1 will purchase a Led Zeppelin I Album Signed By Jimmy Page, Robert Plant, John Bonham & John Paul Jones authenticated by Beckett for Series #LEDZEPP1 (The “Series Led Zeppelin I Signed Album” or the “Underlying Asset” with respect to Series #LEDZEPP1, as applicable), the specifications of which are set forth below.

•Led Zeppelin was a British rock band consisting of Jimmy Page, Robert Plant, John Bonham & John Paul Jones that became one of the most popular bands of the 1970s, winning a Grammy for Lifetime Achievment and becoming one of the best-selling bands of all-time with a reported 300 million records sold.

•Led Zeppelin’s self-titled debut album (later called Led Zeppelin I) is reached the top 10 on both the U.S. and U.K. Charts and set the stage for the band’s rapid rise through the next decade.

•The Underlying Asset is a Led Zeppelin I Album Signed By Jimmy Page, Robert Plant, John Bonham & John Paul Jones authenticated by Beckett.

Asset Description

Overview & Authentication

•Jimmy Page was born on January 9, 1944, in Middlesex, England.

•Robert Plant was born on August 20, 1948, in West Bromwich, West Midlands.

•John Paul Jones was born on January 3, 1946, in Sidcup, Kent. His original name was John Baldwin.

•John Bonham was born on May 31, 1948, in Redditch, Hereford and Worcester.

•Jimmy Page took over the management of The Yardbirds and reformed the band to include drummer John Bonham, singer Robert Plant, and bassist John Paul Jones. Page’s goal for this new era of the band was to “start a frontal attack on the ears…and just make noise,” according to grunge.com.

•According to Rolling Stone, the origin of the name for Led Zeppelin goes back to May 1966 when Keith Moon and John Entwistle of The Who recorded a song with Page, Paul Jones, and Jeff Beck. “The track came out well, and they tossed around the idea of forming a new band. Moon allegedly said the band would go over like a lead balloon. Page remembered the joke two years later when he created Zep.” Rolling Stone fact-checked this legendary story, concluding that while accounts differ over whether or not it was Moon or Entwistle who made the comment “history seems to favor Moon’s version.”

•Led Zeppelin played their first live show on September 7, 1968, in a converted gym known as the “Teen Club” in Gladsaxe, Denmark. At the time, they were named the New Yardbirds. According to Rolling Stone, guitarist Jimmy Page was the only band member known widely at the time.

•During this tour of Scaninavia in the Summer of 1968 is when Zeppelin rehearsed the material to be used in their first album.

•According to Rolling Stone: “The members barely knew each other when they began recording their first LP, but all the pieces were in place: blues, power and incredible musicianship”

•Led Zeppelin’s self-titled debut album (later referred to as Led Zeppelin I) was recorded in 30 hours of sudio time over a three-week period, according to Rolling Stone. “Zeppelin’s debut was hardly a high-concept affair; its making has been compared to the breakneck daylong session the Beatles pulled to cut Please Please Me in 1963.”

•Led Zeppelin began recording Led Zeppelin I on September 25, 1968. According to Jimmy Page: The group went to Studio No.1, Olympic Studios, 117 Church Road, Barnes, London, SW13, having extensively rehearsed the material for Led Zeppelin I at my house in Pangbourne and we had had the opportunity to perform a good percentage of that material during a few concerts in Scandinavia and the UK to experience our music in a live situation under the clandestine cloak of the Yardbirds. In those days, the studio time was scattered and limited over a few days in September and October, dictated by Olympic's availability.”

•Led Zeppelin I was produced by Jimmy Page, with the total cost of £1,782 covering the abbreviated studio time.

•According to Page: "The group had only been together for two-and-a-half weeks when we recorded it. We’d had fifteen hours of rehearsal before shooting straight over to Scandinavia for a few gigs, then straight after that we cut the album. There was very little double-tracking. We deliberately aiming at putting down what we could actually reproduce on stage.”

•After the album’s release in January 1969, it went to the Top 10 on the U.S. and U.K. Charts “despite lukewarm reviews” according to Rolling Stone.

•The original art created for Led Zeppelin I — a retracing of the 1937 photograph of the Hindenberg disaster — sold for $325,000 in June 2020 at Christie’s. The original estimate was between $20,000 and $30,000.

•Led Zeppelin followed their debut album with Led Zeppelin II in October 1969, Led Zeppelin III in October 1970. Led Zeppelin III’s release was met with controversey, as the band had become one of the biggest acts in the world, and the album’s more gentle, acousitic sound was a major artistic departure. Led Zeppelin IV was released in November 8, 1971, including one of the most famous songs in rock history: Stairway to Heaven. In 1975, Led Zeppelin released their album Physical Graffiti.

•John Bonham died on September 25, 1980, due to excessive drinking. The group disbanded after Bonham’s death.

•Led Zeppelin was inducted into the Rock & Roll Hall of Fame in 1995.

Notable Features

•The Underlying Asset is a Led Zeppelin I Album Signed By Jimmy Page, Robert Plant, John Bonham & John Paul Jones authenticated by Beckett.

Notable Defects

•The Underlying Asset’s condition is consistent with its authenticity grade from Beckett.

Details

Series Led Zeppelin I Signed Album
Memorabilia Type	Signed Album
Album	Led Zeppelin
Band	Led Zeppelin
Year	1969
Publisher	Atlantic Records
Signed	Jimmy Page, Robert Plant
Signed Cont'd	John Bonham, John Paul Jones
Inscribed (Bonham)	“For Chris”
Authentication	Beckett
Certification No.	AA00969

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Led Zeppelin I Signed Album going forward.

USE OF PROCEEDS – SERIES #SI1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SI1 Asset Cost (1)	$7,700	77.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	3.00%
	Brokerage Fee	$100	1.00%
	Offering Expenses (2)	$500	5.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.00%
	Marketing Materials	$200	2.00%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,100	11.00%
	Total Fees and Expenses	$2,000	20.00%
	Total Proceeds	$10,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on March 22, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/7/2022
Expiration Date of Agreement	N/A
Purchase Price	$7,700
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1954 SPORTS ILLUSTRATED #SI1

Investment Overview

•Upon completion of the Series #SI1 Offering, Series #SI1 will purchase a 1954 Sports Illustrated #1 graded CGC 9.8 for Series #SI1 (The “Series 1954 Sports Illustrated #1” or the “Underlying Asset” with respect to Series #SI1, as applicable), the specifications of which are set forth below.

•Sports Illustrated was created in 1954 by Henry Luce, the founder of Time Magazine. The magazine has since become renowned as one of the preeminent sports journalism outlets in the U.S.

•Sports Illustrated #1 was published on August 16, 1954. The cover features Eddie Matthews (a future member of the Baseball Hall of Fame) in the batter’s box during a game between his Milwaukee Braves and the New York Giants.

•The Underlying Asset is a 1954 Sports Illustrated #1 graded CGC 9.8.

Asset Description

Overview & Authentication

•Luce launched Sports Illustrated in an attempt to “diversify the publications owned by Time Inc.,” according to Britannica.

•Early on, the magazine covered a mix of popular sports and more elite events like rugby, resulting in lackluster sales. According to Britannica: “After 1960, when Andre Laguerre took over as managing editor, Sports Illustrated focused on premier sporting events, allowing people to read more about what they had seen on television or read about in newspapers. Laguerre was thus able to gain millions of new readers and generate billions of dollars in profit. With Laguerre at the helm, Sports Illustrated began to feature both high-calibre photography and outstanding sports journalism. The magazine also published occasional pieces by such literary giants as William Saroyan, Robert Frost, and William Faulkner.

•Sports Illustrated has spawned multiple off-shoot magazines, including Sports Illustrated Kids (January 1989) and Sports Illustrated Almanac (December 1991).

•The annual Sports Illustrated Swimsuit Issue, first launched in January 1964 as a way to fill the sports void between football and baseball seasons, has since become the magazine’s best-selling issue.

•In January 2018, the Meredith Corporation acquired Sports Illustrated as part of its purchase of Time Inc.

•In May 2019, the Meredith Corporation announced the sale of Sports Illustrated to Authentic Brands Group (ABG) for $110,000,000.

•Sports Illustrated began as a weekly magazine though as the era of digital media matured, it was reduced to a twice-monthly release in January 2018, then cut down to a monthly magazine in 2020.

•The Underlying Asset has been issued a grade of 9.8 by Certified Guaranty Company (CGC) with Certification No. 3830903002.

Notable Features

•The Underlying Asset is a 1954 Sports Illustrated #1 graded CGC 9.8.

•The Underlying Asset is 1 of 67 1954 Sports Illustrated #1 examples graded CGC 9.8 with 0 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1954 Sports Illustrated #1
Memorabilia Type	Magazine
Title	Sports Illustrated
Issue	#1
Year	1954
Rarity	1 of 67 (CGC 9.8)
Authentication	Certified Guaranty Company (CGC)
Grade	9.8
Certification No.	3830903002

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1954 Sports Illustrated #1 going forward.

USE OF PROCEEDS – SERIES #ELVIS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #ELVIS Asset Cost (1)	$34,800	87.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.75%
	Brokerage Fee	$400	1.00%
	Offering Expenses (2)	$500	1.25%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.25%
	Marketing Materials	$200	0.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,700	9.25%
	Total Fees and Expenses	$4,900	12.25%
	Total Proceeds	$40,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on March 21, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/26/2022
Expiration Date of Agreement	N/A
Purchase Price	$34,800
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1977 ELVIS PRESLEY LAST LIVE PERFORMANCE TICKET

Investment Overview

•Upon completion of the Series #ELVIS Offering, Series #ELVIS will purchase a 1977 Elvis Presley Last Live Performance Full Ticket graded PSA 8 for Series #ELVIS (The “Series 1977 Elvis Presley Last Live Performance Ticket” or the “Underlying Asset” with respect to Series #ELVIS, as applicable), the specifications of which are set forth below.

•Elvis Presley was a musician and actor that rose to fame during the 1950s.  He is known as one of the biggest names in Rock N’ Roll History.

•Elvis’ final live concert took place on June 26, 1977, when he performed for 18,000 fans at Indianapolis’ Market Square Arena.  The performer would die tragically just six weeks later.

•The Underlying Asset is a 1977 Elvis Presley Last Live Performance Full Ticket graded PSA 8.

Asset Description

Overview & Authentication

•Elvis Aaron Presley was born to Vernon and Gladys Presley in a two-room house in Tupelo, Mississippi, on January 8, 1935.

•As a child, Presley attended Assembly of God church where Gospel music would become important to him at a young age.  At 11 years old he received his first guitar from his mother, just a few years later he would win a musical talent show at his high school in Memphis, Tennessee.

•According to Elvis Presley Official Fan Club of Australia: “In the summer of 1953, most likely inspired by a July article in the local paper on the Memphis Recording Service and Sam Phillips's recording of the Prisonaires, a group of prisoners from the state penitentiary, Elvis ventured into 706 Union Avenue and asked to record his voice for the very first time. There he made a two-sided acetate at his own expense and accompanying himself on guitar. The songs he recorded were: My Happiness, That’s When Your Heartaches Begin, I’ll Never Stand In Your Way, It Wouldn’t Be The Same Without You, I Love You Because, That’s All Right, Harbor Lights, and Blue Moon of Kentucky.”

•Presley’s first performance took place on July 30, 1954, at Levitt Shell amphitheater in Memphis Tennessee.  He was a supporting musician for the more well-known Slim Whitman.  According to the book Scotty & Elvis: Aboard the Mystery Train: “Elvis was so nervous he stood up on the balls of his feet and shook his leg in time with the music. To his shock and horror the girls in the audience went crazy, yelling and applauding.”  According to the official website for the Overton Park Shell venue this performance is what, “music historians call the first-ever rock and roll show.”

•John Lennon of The Beatles is quoted as saying, “Before Elvis, there was nothing. ‘Heartbreak Hotel’ seemed a corny title, but then, when I heard it, it was the end for me.”

•The first television appearance for Presley took place on January 28, 1956, on the Dorsey Brothers’ Stage Show.  At the time he was 21 years of age and a relative unknown.  He performed Shake Rattle, and Roll; Flip, Flop, and Fly; and I Got a Woman by Ray Charles.

•According to Radio Station WRKR 107.7 FM’s website: “Over the course of his career he [Presley] performed 1,684 concerts but never played for a bigger audience than the time more than 60,000 fans packed the Pontiac Silverdome to ring in 1976. This was Elvis Presley's highest grossing concert, with his highest attendance.”

•While Presley is known as a rock n’ roll icon, he was also famous for starring in films.  UltimateClassicRock.com says: “This is a fact that often gets lost in our memory of him, but in the 13 years between his first role in 1956's Love Me Tender and his final one in 1969's Change of Habit, he made 31 films, often churning out two or three a year.”

•Elvis’ final set of tours took place in 1977 from February 12 through February 2; March 23 – April 3; April 21 – May 3; May 20 – June 2; and June 17 – June 26.

•According to ElvisConcerts.com: “The 26th June 1977 was the last time Elvis would walk on stage and perform in front of his fans and this show is possibly the best of the whole year as he sung rare songs such as Release Me, I Cant Stop Lovin' You & Bridge over Troubled Water. He was in high spirits for the show and like the night before he introduced his father who he was glad was able to be on tour with him after being ill. After the show many of the band members became ill and were hospitalised [SIC] overnight.”

•Presley died of heart failure on August 16, 1977, at his Graceland mansion in Memphis, Tennessee at 42 years of age.

•According to Hollywood Reporter: “The rock hall inducted Presley in 1986 and calls him ‘the undisputed King of Rock and Roll.’ The rock hall says he holds records for the most Top 40 hits with 104 and the most Top 10 hits with 38.”

•Statista.com lists Elvis Presley as being the second best-selling music artist in history looking at sales between 1954 and 2016.  He falls behind only The Beatles with 206.8M in certified sales.

•Elvis, a film that looks at the life of Elvis Presley, is slated for release on June 24, 2022.  It is directed by Baz Luhrman.  It stars Tom Hanks, Austin Butler, and Olivia DeJonge.

•Paul Simon is quoted as saying: “Well, we are definitely grown up now. If Elvis is dead we can’t be kids anymore, the effect of his life time is well marked.”

•The Underlying Asset has been issued a grade of NM-MT 8 by Professional Sports Authentication (PSA) with Certification No. 62063189.

Notable Features

•The Underlying Asset is a 1977 Elvis Presley Last Live Performance Full Ticket graded PSA 8.

•The Underlying Asset is 1 of 3 1977 Elvis Presley Last Live Performance Ticket Stub examples graded PSA 8 with none graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1977 Elvis Presley Last Live Performance Ticket
Memorabilia Type	Full Ticket
Date	June 26, 1977
Venue	Market Square Arena
Location	Indianapolis, Indiana
Rarity	1 of 3 (PSA 8) with none higher
Authentication	Professional Sports Authenticators (PSA)
Grade	8
Certification No.	62063189

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1977 Elvis Presley Last Live Performance Ticket going forward.

USE OF PROCEEDS – SERIES #GOLD1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GOLD1 Asset Cost (1)	$13,750	85.94%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.88%
	Brokerage Fee	$160	1.00%
	Offering Expenses (2)	$500	3.13%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.63%
	Marketing Materials	$200	1.25%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$990	6.19%
	Total Fees and Expenses	$1,950	12.19%
	Total Proceeds	$16,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on March 21, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	1/17/2022
Expiration Date of Agreement	N/A
Purchase Price	$13,750
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ALASKA GOLD NUGGET

Investment Overview

•Upon completion of the Series #GOLD1 Offering, Series #GOLD1 will purchase an Alaska Gold Nugget weighing 172 grams for Series #GOLD1 (The “Series Alaska Gold Nugget” or the “Underlying Asset” with respect to Series #GOLD1, as applicable), the specifications of which are set forth below.

•According to the National Mining Association gold was first used by cultures in modern day Eastern Europe beginning around 4000 BC for the purpose of making decorative objects, jewelry, and idols for worship.

•In 1898, two prospectors discovered gold while they were fishing in Klondike, Alaska.  This ignited the final gold rush of the 19th Century.

•The Underlying Asset is an Alaska Gold Nugget weighing 172 grams.

Asset Description

Overview & Authentication

•The Nubia regions in Egypt become wealthy when gold became the standard mode of exchange for international trade in 1500 BC.

•In 1500 BC, “The Shekel,” a coin weighing 11.3 grams of gold, became the standard unit of measure in the Middle East.

•Squares of gold were legalized in China as a form of money in 1091 BC.

•In 50 BC Romans began issuing a gold coin known as the Aureus.

•In 1284 Venice introduced the gold Ducat.  This was the world’s most popular coin for more than five centuries.  The same year Great Britain issued its first major gold coin, The Florin.

•In 1792 The Coinage Act places the US on a “bimetallic silver-gold standard,” dictating the U.S. dollar is equivalent to 24.75 grains of fine gold.

•In 1799 gold was first discovered in the United States by a 12-year-old boy named, Conrad Reed.  He discovered a 17-pound gold nugget in Little Meadow Creek, North Carolina.  For several years the nugget was used as a doorstop in the Reed household, as the discovery’s value was not clearly understood.  It was sold to a jeweler in Fayetteville Arkansas for $3.50, but the same nugget was sold shortly after at a price of $3,600.  By 1803 more gold was found in North Carolina and the first U.S. gold rush began.

•In 1848 John Marshall found gold flakes while building a sawmill near Sacramento, California.  This initiated the California Gold Rush and hastened the settlement of the American West.

•As of 2019 Alaska’s mineral industry totaled $3B, an increase of 5% from 2018.  Alaska contains 3.5% of the world’s gold which is the 10th most in the world.

•Gold has been considered a durable store of value and an inflation hedge for many years. In the 15 years from 2005 through 2020, the price of gold increased 330%.  Over the same period the DIJA increased by only 153%.

• Gold nuggets are more valuable than gold bullion because they are much rarer.  Gold nuggets account for only 2% of the total amount of gold discovered each year.

Notable Features

•The Underlying Asset is an Alaska Gold Nugget weighing 172 grams.

•The Underlying Asset is weighty, massive, and globular in form.

•The Underlying Asset highly dimensional with an inflated shape, and a considerable surface area.

•The Underlying Asset measurements are 1.92 x 1.43 x 1.07 inches (4.87 x 3.63 x 2.72 cm).

•The Underlying Asset is an example of an Alaska Gold Nugget weighing 172 grams.

Notable Defects

•The Underlying Asset is consistent with its description from Heritage Auctions

Details

Series Alaska Gold Nugget
Memorabilia Type	Gold Nugget
Location	Alaska, USA
Measurement (in.)	1.92 x 1.43 x 1.07 inches
Measurement (cm.)	4.87 x 3.63 x 2.72 cm
Weight	172 grams

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Alaska Gold Nugget going forward.

USE OF PROCEEDS – SERIES #88ZELDA

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #88ZELDA Asset Cost (1)	$54,000	90.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.50%
	Brokerage Fee	$600	1.00%
	Offering Expenses (2)	$500	0.83%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.17%
	Marketing Materials	$200	0.33%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,300	7.17%
	Total Fees and Expenses	$5,700	9.50%
	Total Proceeds	$60,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/24/2022
Expiration Date of Agreement	N/A
Purchase Price	$54,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of RSE Archive Manager, LLC
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1988 NES ZELDA II: THE ADVENTURES OF LINK VIDEO GAME

Investment Overview

•Upon completion of the Series #88ZELDA Offering, Series #88ZELDA will purchase a 1988 NES Zelda II: The Adventures of Link Video Game graded WATA 9.8 A+ as the Underlying Asset for Series #88ZELDA (The “Series 1988 NES Zelda II: The Adventures of Link Video Game” or the “Underlying Asset” with respect to Series #88ZELDA, as applicable), the specifications of which are set forth below.

•The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986. Nintendo sold 61.9 million NES units worldwide.

•Zelda II: The Adventures of Link, released to North American audiences in December of 1988, is a direct sequel to the original Legend of Zelda.  In this follow up the hero, Link, goes on a quest to break a sleeping curse that has been placed on Princess Zelda.

•The Underlying Asset is a 1988 NES Zelda II: The Adventures of Link Video Game graded WATA 9.8 A+.

Asset Description

Overview & Authentication

•Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889 which remains a one of the highest-grossing video game companies in the world, with a reported revenue of $13.8 billion for the first three quarters of the 2020 fiscal year (ending December 2020).

•The Nintendo Entertainment System (NES) was a console released by Nintendo for U.S. Markets in 1985.2

•The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986.  Nintendo sold 61.9 million NES units worldwide.

•The NES system was sold new in the United States until it was discontinued in 1995.

•“The Legend of Zelda” is an open-ended adventure video game centered around a character named Link and his adventures through the land of “Hyrule.”

•Shigeru Miyamoto, the Japanese video game designer behind the creation of Super Mario Bros. and Donkey Kong, was looking to create a new game for the Famicom Disk System (the Japanese predecessor of the NES) and built a prototype in which two players could make their own dungeons and explore one another’s creation. The exploration aspect interested Miyamoto and his team, so they pivoted to “building a world of mountains and forests and lakes that players could traverse.” This game, originally called “Hyrule,” became “The Legend of Zelda.”

•“The Legend of Zelda” was released on February 21, 1986, for the Famicom in Japan and on August 22, 1987, for the NES in the United States. The first installment in the franchise featured characters like Link, Zelda, and Ganon (who is unnamed in this first game).

•In the book “Hyrule Historia,” Miyamoto explains that he named the character Link because he “connects people together.”

•Zelda II’s gameplay was much different than the original Legend of Zelda’s. Zelda II’s director, Tadashi Sugiyama said of the game: “It’s rooted in actions like jump strikes, downward strikes, and high and low shield defense moves. Types of moves that weren’t possible in the first game. Rather than being a continuation of the series, it started as a new sword and shield type of action game. We were experimenting while producing the game so we didn’t really have the first game’s systems in mind while developing it.”

•Released on November 17, 2003, The Legend of Zelda Collector’s Edition included four early Zelda games including Zelda II: The Adventures of Link, as well as The Legend of Zelda, Ocarina of Time, and Majora’s Mask.  The Legend of Zelda and Zelda II: The Adventures of Link were both given revised texts fixing original mistranslations that had been published within the NES version. The game was released on The Nintendo GameCube.

•A version of Zelda II: The Adventures of Link was released for the Game Boy Advance on October 25, 2004, as part of the Classic NES Series of games released for the system.

•The 1988 “Zelda II: The Adventures of Link” NES title has sold ~5 million copies worldwide.

•The “Legend of Zelda” franchise features 15 titles including multiple spin-off games and media products.

•As of December 2021, the “Legend of Zelda” franchise had sold over 135M copies worldwide.

•The Underlying Asset has been issued a grade of 9.8 A+ by Wata with Certification No. 573927-003.

Notable Features

•The Underlying Asset is a 1988 NES Zelda II: The Adventures of Link Video Game graded WATA 9.8 A+.

•The Underlying Asset is 1 of 11 1988 NES Zelda II: The Adventures of Link Video Game examples graded CGC 9.8 with none graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1988 NES Zelda II: The Adventures of Link Video Game
Game	Zelda II: The Adventures of Link
System	NES
Manufacturer	Nintendo
Production Year	1988
Box Variant	First-party H-Seam
Rarity	1 of 5 (with none higher)
Authentication	WATA
Box Grade	9.8
Seal Rating	A+
Certification No.	573927-003

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1988 NES Zelda II: The Adventures of Link Video Game going forward.

USE OF PROCEEDS – SERIES #DOOD7387

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #DOOD7387 Asset Cost (1)	$53,491	95.52%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.54%
	Brokerage Fee	$560	1.00%
	Offering Expenses (2)	$500	0.89%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fees	$45	0.08%
	Marketing Materials	$200	0.36%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$903	1.61%
	Total Fees and Expenses	$2,209	3.94%
	Total Proceeds	$56,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/6/2022
Expiration Date of Agreement	N/A
Purchase Price	$53,491
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$245

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF Series Doodle 7387 NFT

Investment Overview

•Upon completion of the Series #DOOD7387 Offering, Series #DOOD7387 will purchase a Number 7387 Doodle NFT with Pink Long Hair for Series #DOOD7387 (The “Series Doodle 7387 NFT” or the “Underlying Asset” with respect to Series #DOOD7387, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•Doodles are “A community-driven collectibles project featuring art by Burnt Toast. Doodles come in a joyful range of colors, traits and sizes with a collection size of 10,000. Each Doodle allows its owner to vote for experiences and activations paid for by the Doodles Community Treasury. Burnt Toast is the working alias for Scott Martin, a Canadian–based illustrator, designer, animator and muralist.” Doodles feature “inclusive art: with their pastel color palette, Doodles playfully represent a diverse group, some with rainbow hair, others with notes on their face.”

•The Underlying Asset is a Number 7387 Doodle NFT with Pink Long Hair.

Asset Description

Overview & Authentication

•Doodles were created by Burnt Toast, a pseudonym for Canadian artist, Scott Martin. Martin has worked as an illustrator, designer, animator, and muralist for companies such as Google, Dropbox, Redbull, Facebook, Ford Motor Company, Fast Company Magazine, Entertainment Weekly, JIM Mobile, NESCAFÉ, and Vossen Wheels.

•Doodles launched on October 17, 2021, with a public sale at a .123 ETH mint price.

•Along with Burnt Toast/Scott Martin, The Doodles project is led by “The Doodle Founders,” including Burnt Toast, Evan Keast AKA Tulip, a Canadian-based product marketer and NFT consultant from Kabam Games, Dapper Labs, & CryptoKitties, as well as Jordan Castro AKA Poopie, a blockchain builder who leads the CryptoKitties team at Dapper Labs.

•Dapper Labs, the company behind NBA Top Shot and CryptoKitties NFTs, spun off from Axiom Zen in February of 2018. Notable investors in the company include Andreessen Horowitz, Union Square Ventures, Venrock, Alphabet’s GV (formerly known as Google Ventures), and the founders of Dreamworks, Reddit, Coinbase, Zynga, and AngelList, among others. They employed Evan Keast and Jordan Castro who would go on to help found Doodles.app.

•Doodle owners and fans have formed a community known as The Doodlebank.  The Doodlebank, “contains the roadmap as well as serving as a place for community members to propose things.”  As of October 2021 the DoodleBank had over 650 ETH which will be used to initiate Partnerships with retailers, studios, platforms and Ips.  It will also allow for the team to hire a larger team to build marketing activations, new media, and experiences.

•Burnt Toast minted his first NFT, “A Matter of Time,” alongside Alfie Bogush (Now working with Doodles) on March 26, 2021.  It is an animated hourglass with a suntanning man sinking into a grave made of sand.

•On January 8, 2022, Founder Poopie announced via his twitter that a non-dilutive form of new Doodle will be released known as Space Doodles.  Space Doodles will act as early examples of Wrapped NFT technology, created by CryptoKitty dev, Kabciane.  Wrapped NFTs can be wrapped and unwrapped by NFT owners, transforming an NFT into a new NFT, but also allowing that NFT to be re-wrapped back into its original form.  Space Doodles will place the character represented in the base Doodle into a space vehicle of some kind with its own unique NFT traits.

•Cameo CEO, Steven Galanis, purchased Doodle #8353.

•On February 28, 2022, Doodles released Space Doodles, an NFT collection meant to act as “personal spaceships” for Doodles.

•During SXSW in Austin, Texas, from March 12-14, Doodles collaborated with Behr Paint Company, giving attendees “the exclusive opportunity to engage with Doodles’ NFT world through a virtual painting wall featuring BEHR paint colors and a chance to collect the first-ever POAP NFT by both brands, featuring a custom design by Burnt Toast printed on limited edition physical BEHR paint cans.”

•As of April 8, 2022, Doodles are ranked 9 in the all-time OpenSea Top NFTs rankings with over 100,000 ETH in transaction volume.

•As of April 8, 2022, Doodles have a total sales volume of over $329,400,000 according to CryptoSlam.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 7387 Doodle NFT with Pink Long Hair.

•The Underlying Asset consists of the following attributes:

•The Underlying Asset was minted on October 18, 2021.

•The Underlying Asset was sold for 1.1 ETH ($4,120.75) on October 18, 2021.

•The Underlying Asset was sold for 1.1 ETH ($4,120.75) on October 18, 2021.

•The Underlying Asset was sold for 1.6 ETH ($7,259.18) on November 4, 2021.

•The Underlying Asset was sold for 5 ETH ($18,550.40) on December 30, 2021.

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series Doodle 7387 NFT
NFT	Doodles
Number	7387
Feature	Pink Long (Hair)
Feature Rarity	3% Have This Trait
Feature	Yellow Puffer (Body)
Feature Rarity	3% Have This Trait
Feature	Sunglasses (Face)
Feature Rarity	7% Have This Trait
Feature	Green (Background)
Feature Rarity	7% Have This Trait
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Doodle 7387 NFT going forward.

USE OF PROCEEDS – SERIES #SACHS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SACHS1 Asset Cost (1)	$24,588	92.78%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.13%
	Brokerage Fee	$265	1.00%
	Offering Expenses (2)	$500	1.89%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fees	$43	0.16%
	Marketing Materials	$200	0.75%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$604	2.28%
	Total Fees and Expenses	$1,612	6.08%
	Total Proceeds	$26,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/31/2022
Expiration Date of Agreement	N/A
Purchase Price	$24,588
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$243

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES TOM SACHS ROCKET FACTORY “GAMECHANGER” NFT

Investment Overview

•Upon completion of the Series #SACHS1 Offering, Series #SACHS1 will purchase a Tom Sachs Rocket Factory “Gamechanger” NFT with USPS Brand for Series #SACHS1 (The “Series Tom Sachs Rocket Factory “Gamechanger” NFT” or the “Underlying Asset” with respect to Series #SACHS1, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•The Tom Sachs Rocket Factory NFT collection is made up of 3,000 component based NFTs branded with 1 of 30 unique brands of differing rarity.  According to Rocket Factory’s Medium page: “A Rocket is composed of three Component NFTs: a Nose Cone, a Body, and a Tail Assembly. A Nose Cone, a Body, and a Tail Assembly may be combined to form a Completed Rocket NFT. The Component NFTs are burned, and a Completed Rocket NFT is minted.”

•The Underlying Asset is a Tom Sachs Rocket Factory “Gamechanger” NFT with USPS Brand.

Asset Description

Overview & Authentication

•Tom Sachs is an American artist.  According to Artnet.com, “Tom Sachs is a contemporary American artist whose work both addresses and participates in the fetishization of consumer culture. Employing a variety of materials, including foamcore, bronze, plywood, automotive paint, and glue, Sachs often reconstructs or repurposes luxurious or iconic brands and objects from history and popular culture.”

•Tom Sachs was born on July 26, 1966, in New York, NY.  He graduated from Bennington College in Vermont before studying architecture in London and furniture design in Los Angeles.

•According to TomSachs.com: “Morris-Healy Gallery hosts the artist’s first solo exhibition in New York, featuring a series of works cobbled together in Sachs’ bespoke technique – from duct tape and phone books, to plywood and luxury packaging.”

•In May of 2012, Tom Sachs entered into an ongoing collaboration with Nike.  According to Nike.com, “Anyone familiar with Tom Sachs scrappy make-it-yourself sculpture (some call it bricolage) might find the idea of him collaborating with the biggest sporting goods brand on the planet, in the universe, an unlikely partnership. What he, as an artist, considers a large edition size, Nike runs off in prototypes testing iterations of a new sneaker. And yet born from the dynamic between Tom's D.I.Y. aesthetic and the wide reaching Nike brand, comes an artisanal capsule collection, NIKECraft.”

•Premiering at the New York Metrograph Theater on March 18, 2016, A Space Program, is a 72-minute film that follows internationally acclaimed artist Sachs as he introduces his studio and methods, specifically for the ongoing Space Program series.

•From September 8 – October 13, 2007, Tom Sachs launched the first of his Space Program art exhibitions.  It was his first exhibition at the Gagosian Gallery in Beverly Hills, CA.  According to Gagosian.com: “Experimenting with models of varying scale (Lunar Module (1:18), 1999; Crawler, 2003) has culminated in the realization of his own life-size SPACE PROGRAM. Pirating the milestone in collective memory when man took his first walk on the moon, Sachs reconstructs its key components, built to scale his way. By recollecting this historic event as a custom-made experience from the free domain of public imagination, he renders it totally in and of our time, charged by a vigorous artistic idiom that is ambivalent to the core.”

•According to the official Rocket Factory Medium page, “The Rocket Factory, and all of the NFTs it generates, are artworks. These artworks draw on the foundation of sculpture and painting Tom has made for over thirty years. We see no difference between this project and a Tom Sachs sculpture at MoMA. We are proud to announce Tom Sachs’ Genesis NFT collection.”

•According to HighSnobriety.com: “Head to the Tom Sachs Rocket Factory website to pick up your own custom build so you can match Pharrell Williams, who tweeted out his purchase of a Chanel-branded rocket, a worthy pickup for the luxury label's longtime pal.”

•According to Wallpaper.com: “Tom Sachs’ brilliantly imaginative Rocket Factory marks the American artist’s foray into the world of NFTs, and scoops ‘Best Rocket Launch’ at this year’s Wallpaper* Design Awards 2022”

•On March 27, 2022 Tiffany made Rocket Factory NFT “Okapi” their twitter avatar and announced the Sachs NFT with Tiffany branding, marking their entry into the NFT Space.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Tom Sachs Rocket Factory “Gamechanger” NFT with USPS Brand.

•The Underlying Asset consists of the following attributes: USPS (Body Brand), USPS (Nose Cone Brand), USPS (Tail Assembly Brand), No (Launched), Perfect Rocket (Type), and Rockets (Collection).

•The Underlying Asset was minted on January 20, 2022.

Notable Defects

•The Underlying Asset is consistent with the description provided by World of Women and proof of ownership stored on the Ethereum blockchain.

Details

Series Tom Sachs Rocket Factory “Gamechanger” NFT
Creator	Tom Sachs
NFT	Rocket Factory
Unique Name	Gamechanger
Feature	USPS (Body Brand)
Feature Rarity	3% Have This Trait
Feature	USPS (Nose Cone Brand)
Feature Rarity	3% Have This Trait
Feature	USPS (Tail Assembly Brand)
Feature Rarity	3% Have This Trait
Feature	No (Launched)
Feature Rarity	33% Have This Trait
Feature	Perfect Rocket (Type)
Feature Rarity	37% Have This Trait
Feature	Rockets (Collection)
Feature Rarity	45% Have This Trait
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Tom Sachs Rocket Factory “Gamechanger” NFT going forward.

USE OF PROCEEDS – SERIES #AZUKI8467

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Carrying Value of the #AZUKI8467 Asset Cost (1)	$73,133	97.51%
	Interests issued to Asset Seller as part of total consideration	$0	0.00%
	Cash on Series Balance Sheet	$300	0.40%
	Brokerage Fee	$750	1.00%
	Offering Expenses (2)	$563	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fees	$54	0.07%
	Marketing Materials	$200	0.27%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$0	0.00%
	Total Fees and Expenses	$1,567	2.09%
	Total Proceeds	$75,000	100.00%

(1)The Company decided to write-down the value of the asset due to changing market conditions from the purchase price of $91,835 to $73,133.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

(4)The Manager has waived any Sourcing Fee with respect to this Offering.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/6/2022
Expiration Date of Agreement	N/A
Purchase Price	$91,835
Interests issued to Asset Seller as part of total consideration	$0
Carrying Value	$73,133
Asset Seller Specifics	None
Acquisition Expenses	$254

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES AZUKI 8467 NFT

Investment Overview

•Upon completion of the Series #AZUKI8467 Offering, Series #AZUKI8467 will purchase a Number 8467 Azuki NFT with Blue Tassel Ear for Series #AZUKI8467 (The “Series Azuki 8467 NFT” or the “Underlying Asset” with respect to Series #AZUKI8467, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to the Azuki website, the Azuki NFT collection is made up of “10,000 avatars that give you membership access to The Garden. It starts with exclusive streetwear collabs, NFT drops, live events, and much more that will be revealed over time. Community ownership in Azuki allows for a new genre of media which the world has yet to explore. An Azuki is your identity in the metaverse — let's build together.”

•The Underlying Asset is a Number 8467 Azuki NFT with Blue Tassel Ear.

Asset Description

Overview & Authentication

•The Azuki Garden is described by the Azuki website as: “a corner of the internet where art, community, and culture fuse to create magic. The lines between the physical and digital worlds are blurring and the rules are being rewritten.”

•Azuki is described by the Azuki website as: “A brand for the metaverse. By the community.”

•The initial Azuki mint occurred on January 12, 2022. 8,700 of the 10,000 NFTs were released at a price of $3,400 each. Within three minutes, the mint sold out according to Forbes. This launch generated over $29 million in revenue and was followed a few days later by a private offering that generated around $2 million in sales.

•According to Forbes, Azuki transaction volume nearly reached $300 million in its first month.

•Forbes wrote on February 14, 2022: “Over the last month, total Azuki sales have easily surpassed more well-known tokens like the Bored Ape Yacht Club and CryptoPunks. They are already the eighth-most traded NFTs of all time.”

•Chiru Labs is the company behind Azuki, founded by a four-person anonymous team. On the Chiru Labs website, a brief description reads: “Born in Los Angeles. Building for the metaverse. Creators of Azuki.”

•On February 14, 2022, Arnold Tsang joined Chiru Labs full time, leaving behind his job leading character design for the video game “Overwatch,” which is produced by Activision Blizzard.

•Forbes quoted Tsang’s vision for the future of Azuki: “The dream is for Azuki to have such big IP (intellectual property) that there's an animated series, maybe even games and all kinds of merch.”

•Tsang is also quoted in Forbes explaining the popularity of Azuki as a result of “the rebellious culture of skateboarders,” which connects well with those into crypto and NFTs.

•According to Forbes, another factor in the popularity of Azuki is its anime-style artwork: “Another factor that has driven the rise in interest for Azukis: pent-up demand for anime art. Over the past few years, Netflix has ramped up its anime content, and in late 2020, it announced that 100 million households had watched an anime show on Netflix over the prior year.”

•According to Cryptobriefing.com: “The Azuki floor price then doubled in the lead-up to the announcement of “Something,” a mysterious collection of 20,000 NFTs for the Azuki community. Azuki revealed the airdrop at a private NFT LA party for holders on Mar. 30; Wiz Khalifa also appeared as a special guest at the event. Every holder received two NFTs that traded above 3 Ethereum on launch, equating to a payout of around $20,000.”

•According to Cryptobriefing.com, “Azuki #9605, one of the rarest pieces in the collection,” sold for $1.4 million on March 30.

•As of April 8, 2022, Azukis are ranked 6 in the all-time OpenSea Top NFTs rankings with over 175,000 ETH in transaction volume.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 8467 Azuki NFT with Blue Tassel Ear.

•The Underlying Asset consists of the following attributes:

•The Underlying Asset was minted on January 12, 2022.

•The Underlying Asset was sold for 1.75 ETH ($5,902.80) on January 12, 2022.

•The Underlying Asset was sold for 2.86 ETH ($9,272.86) on January 13, 2022.

•The Underlying Asset was sold for 14 ETH ($39,062.10) on February 1, 2022.

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series Azuki 8467 NFT
NFT	Azuki
Number	8467
Feature	Blue Tassel (Ear)
Feature Rarity	0.26% Have This Trait
Feature	Pointy Straw Hat (Headgear)
Feature Rarity	1% Have This Trait
Feature	Blue Kimono with Bow (Clothing)
Feature Rarity	2% Have This Trait
Feature	Maroon Bun (Hair)
Feature Rarity	2% Have This Trait
Feature	Whistling (Mouth)
Feature Rarity	3% Have This Trait
Feature	Striking (Eyes)
Feature Rarity	4%
Feature	Off White C (Background)
Feature Rarity	20%
Feature	Human (Type)
Feature Rarity	90%
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Azuki 8467 NFT going forward.

USE OF PROCEEDS – SERIES #32RUTH

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #32RUTH Asset Cost (1)	$85,000	89.47%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.32%
	Brokerage Fee	$950	1.00%
	Offering Expenses (2)	$713	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.11%
	Marketing Materials	$200	0.21%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,738	8.14%
	Total Fees and Expenses	$9,700	10.21%
	Total Proceeds	$95,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on April 13, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	3/4/2022
Expiration Date of Agreement	N/A
Purchase Price	$85,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1932 BABE RUTH CALLED SHOT TICKET STUB

Investment Overview

•Upon completion of the Series #32RUTH Offering, Series #32RUTH will purchase a 1932 Babe Ruth Called Shot Ticket Stub graded PSA 6 for Series #32RUTH (The “Series 1932 Babe Ruth Called Shot Ticket Stub” or the “Underlying Asset” with respect to Series #32RUTH, as applicable), the specifications of which are set forth below.

•George Herman “Babe” Ruth Jr. was a professional baseball player in the MLB from 1914-1935. Ruth won three World Series championships with the Boston Red Sox before being traded to the New York Yankees in 1919, with whom he would win an additional 4 titles. Ruth set many records during his tenure, including career home runs and runs batted in. “The Bambino” was inducted into the Baseball Hall of Fame as part of the 1936 inaugural class and was ranked #1 in The Sporting News “Baseball’s 100 Greatest Players.”

•On October 1, 1932, during Game 3 of the 1932 World Series between the New York Yankees and Chicago Cubs at Wrigley Field, Babe Ruth “called his shot,” pointing two fingers toward center field and hitting a homerun in the same direction. This fifth-inning homerun has become the subject of intense scrutiny among baseball historians, who debate whether Ruth truly intended on “calling his shot.”

•The Underlying Asset is a 1932 Babe Ruth Called Shot Ticket Stub graded PSA 6.

Asset Description

Overview & Authentication

•Ruth was born on February 6, 1895, in Baltimore, Maryland.

•Ruth made his MLB debut as a pitcher for the Boston Red Sox on July 11, 1914.

•On January 5, 1920, Boston Red Sox owner Harry Frazee sold Ruth to the New York Yankees for $125,000. This resulted in what became known as the “Curse of the Bambino,” with the Red Sox failing to win a World Series until their 2004 victory.

•Ruth won 7 World Series over the course of his career, with the final coming in a four-game sweep of the Chicago Cubs in 1932.

•After Game 3 of the 1932 World Series, Ruth confirmed that he called his shot. Cubs pitcher Charlie Root claimed “he was giving two fingers to the crowd showing he had two strikes on him and still had one left,” according to the Baseball Hall of Fame.

•The Underlying Asset has been issued a grade of EX MT 6 by Professional Sports Authenticators (PSA) with Certification No. 26487298.

Notable Features

•The Underlying Asset is a 1932 Babe Ruth Called Shot Ticket Stub graded PSA 6.

•The Underlying Asset is 1 of 3 1932 Babe Ruth Called Shot Ticket Stub examples graded PSA 6 with 0 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1932 Babe Ruth Called Shot Ticket Stub
Sport	Baseball
Professional League	MLB

Player	Babe Ruth
Team	New York Yankees
Year / Season	1932
Memorabilia Type	Ticket Stub
Rarity	1 of 3 (PSA 6)
Authentication	Professional Sports Authenticators (PSA)
Grade	6
Certification No.	26487298

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1932 Babe Ruth Called Shot Ticket Stub going forward.

USE OF PROCEEDS – SERIES #20WITT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #20WITT Asset Cost (1)	$7,000	77.78%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	3.33%
	Brokerage Fee	$90	1.00%
	Offering Expenses (2)	$500	5.56%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	1.11%
	Marketing Materials	$200	2.22%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$810	9.00%
	Total Fees and Expenses	$1,700	18.89%
	Total Proceeds	$9,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on April 12, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/3/2022
Expiration Date of Agreement	N/A
Purchase Price	$7,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2020 BOBBY WITT JR. ROOKIE CARD

Investment Overview

•Upon completion of the Series #20WITT Offering, Series #20WITT will purchase a 2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card graded PSA 10 for Series #20WITT (The “Series 2020 Bobby Witt Jr. Rookie Card” or the “Underlying Asset” with respect to Series #20WITT, as applicable), the specifications of which are set forth below.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum. Topps acquired their competitor, Bowman, in 1956.

•Bobby Witt Jr. is a professional baseball player making his rookie debut for the Kansas City Royals in 2022. Prior to the 2022 season, Witt Jr. was ranked first overall on the prospect rankings by the MLB and Baseball Prospectus.

•The Underlying Asset is a 2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card graded PSA 10.

Asset Description

Overview & Authentication

•Bobby Witt Jr. was born on June 14, 2000, in Colleyville, Texas.

•Attending Colleyville Heritage High School, Witt played 42 games during his senior season, batting .482, hitting 15 homeruns, and recording 55 RBI’s.

•Witt Jr. was drafted 2nd overall in the 2019 MLB June Amateur Draft by the Kansas City Royals.

•In 2021, playing in AA and AAA in the Royals farm system, Witt played 124 games, batting .290, hitting 33 homeruns, and stealing 29 bases.

•According to MLB.com: “The Royals invited MLB's No. 1 prospect, Bobby Witt Jr., to big league camp this spring and told him the best opportunity to win a roster spot on Opening Day was to show that he can handle third base and let his talent shine. With two Cactus League games to go, the 21-year-old phenom has done all that and more.”

•Royals General Manager J.J. Picollo said Witt has played “exceptionally well” during Spring Training, going on to say: “I don’t know if we can ever say a player doesn’t have anything left to prove -- the great ones continue to get better. But he’s done a lot of really, really good things for the second year in a row in Spring Training.”

•After finishing spring training with a .406 batting average, 11 runs, 8 RBIs, and a trio of homeruns in just 32 at-bats, Witt Jr. was named the Royals starting third baseman.

•Jon Heyman reported on April 2, 2022, that Witt has made the Royals opening day roster.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 53707592.

Notable Features

•The Underlying Asset is a 2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card graded PSA 10.

•The Underlying Asset is 1 of 47 2020 Bowman Chrome Bobby Witt Jr. Prospect Autographs Rookie Card examples graded PSA 10 with 0 graded higher.

•The Underlying Asset comes from a print-run of 499.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 2020 Bobby Witt Jr. Rookie Card
Sport	Baseball
Professional League	MLB
Player	Bobby Witt Jr.
Team	Kansas City Royals
Year / Season	2020
Memorabilia Type	Trading Card
Manufacturer	Bowman
Rarity	1 of 47 (PSA 10)
Print-run	/499
Number in Set	#CPABWJ
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	53707592

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 2020 Bobby Witt Jr. Rookie Card going forward.

USE OF PROCEEDS – SERIES #TOADZ5028

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #TOADZ5028 Asset Cost (1)	$10,219	86.97%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.55%
	Brokerage Fee	$118	1.00%
	Offering Expenses (2)	$500	4.26%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transaction Fee	$75	0.64%
	Marketing Materials	$200	1.70%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$338	2.88%
	Total Fees and Expenses	$1,231	10.48%
	Total Proceeds	$11,750	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate Rally Holdings LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. Rally Holdings LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on April 13, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/6/2022
Expiration Date of Agreement	N/A
Purchase Price	$10,219
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$275

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES CRYPTOADZ 5028 NFT

Investment Overview

•Upon completion of the Series #TOADZ5028 Offering, Series #TOADZ5028 will purchase a Number 5028 CrypToadz NFT with Swamp Single Bun Head for Series #TOADZ5028 (The “Series CrypToadz 5028 NFT” or the “Underlying Asset” with respect to Series #TOADZ5028, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•CrypToadz is a collection of 6,969 NFTs conceived by anonymous artist Gremplin.

•The Underlying Asset is a Number 5028 CrypToadz NFT with Swamp Single Bun Head.

Asset Description

Overview & Authentication

•According to NFTNow.com: “After the Toadz minting concluded, it wasn’t only the whimsical character art that pushed the project forward, but hype from a slew of prominent influencers seeing the value in the collection. Most prominent were Punk4156, founder of the Nouns project, and Beanie, founder of PUNKS Comic, each giving Toadz a major cosign.”

•According to NFTEvening.com: “CrypToadz are owning the Collectible space with its referential art NFTs. It is the brainchild of Gremplin, the artist behind the iconic art of Nouns DAO. The sold-out series of 6969 toad-themed Collectibles leaped through the NFT charts since its launch last September 8.”

•While Gremplin is the main creator of the CrypToadz collection, there are eight other artists, all of which are CryptoPunk holders. Noah Davis of Christie’s is quoted as saying: “It’s like all the weird art kids and the finance club got a table together at university and started talking and building together 24/7.”

•In October of 2021, CrypToadz and ArcadeNFTs announced a collaboration: “We are happy to announce our first official collaboration & tribute entitled Toad Runnerz. The idea for this collaboration was suggested by the CrypToadz by GREMPLIN team who provided us with official in-game CrypToad assets. From this inspiration the game & Arcades was then developed and created by ArcadeNFT. While the Cryptoadz are in the public domain and are free for anyone to use, we are proud to announce that this collaboration is officially sponsored by CrypToadz and a portion of the revenue from sales of the game will go to the CrypToadz Team and Creator.”

•The CrypToadz project has made donations to several charities. According to thedefiant.io: “The project donated ~120 ETH to the Rainforest Foundation and also has a plan to build out a plot in Cryptovoxels, a user-owned virtual world, to be used as an entertainment area.”

•Cozmo de Medici, a well-known NFT influencer whom Snoop Dogg has claimed to be behind, has a number of CrypToadz in his possession. According to DappRadar: “While simply changing your profile picture might seem like an irrelevant detail, the magnitude of Snoop Dogg’s popularity changes this perception. By making CrypToadz #4236 Cozmo de Medici’s new profile image, Snoop effectively endorsed the collection to the highest possible extent.”

•Electronic music producer and DJ, Marshmello, holds a number of CrypToadz. According to TheRichest.com: “Marshmello has a total contribution of $780,000 in NFTs. Pastel reports that he has invested in Cryptopunks, BAYC, and Veefriends collections. His portfolio has around 120 NFTs, including 11 NFTs from the Cryptoadz collection by Gremplin. His collection's most valuable three NFTs are Cryptopunk #8274, BAYC #4808, and BAYC #9231.”

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 5028 CrypToadz NFT with Swamp Single Bun Head.

•The Underlying Asset consists of the following attributes:

•The Underlying Asset was minted on September 9, 2021.

•The Underlying Asset was sold for 0.99 ETH ($3,423.90) on September 9, 2021.

•The Underlying Asset was sold for 2 ETH ($7,230.44) on September 15, 2021.

•The Underlying Asset was sold for 5.5 ETH ($20,603.77) on October 18, 2021.

•The Underlying Asset was sold for 6.1784 WETH ($23,108.28) on October 18, 2021.

•The Underlying Asset was sold for 6.49 ETH ($25,777.96) on October 22, 2021.

•The Underlying Asset was sold for 5 ETH ($21,050.70) on November 16, 2021.

•The Underlying Asset was sold for 3.39 ETH ($9,458.61) on February 1, 2022.

•The Underlying Asset was sold for 2.68 ETH ($6,945.09) on March 14, 2022.

•The Underlying Asset has a Rarity Score of 90.23 and is ranked 3,589 in terms of rarity by Rarity Tools.

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series CrypToadz 5028 NFT
NFT	CrypToadz
Number	5028
Feature	Swampy Single Bun (Head)
Feature Rarity	0.70% Have This Trait
Feature	Undead (Eyes)
Feature Rarity	2% Have This Trait
Feature	Gummy Slime (Body)
Feature Rarity	3% Have This Trait
Feature	Greyteal (Background)
Feature Rarity	7% Have This Trait
Rarity Score	90.23
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series CrypToadz 5028 NFT going forward.

USE OF PROCEEDS – SERIES #TOADZ3079

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #TOADZ3079 Asset Cost (1)	$11,909	88.21%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.22%
	Brokerage Fee	$135	1.00%
	Offering Expenses (2)	$500	3.70%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transaction Fee	$93	0.69%
	Marketing Materials	$200	1.48%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$363	2.69%
	Total Fees and Expenses	$1,291	9.56%
	Total Proceeds	$13,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate Rally Holdings LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. Rally Holdings LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on April 13, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/6/2022
Expiration Date of Agreement	N/A
Purchase Price	$11,909
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$293

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee

DESCRIPTION OF SERIES CRYPTOADZ 3079 NFT

Investment Overview

•Upon completion of the Series #TOADZ3079 Offering, Series #TOADZ3079 will purchase a Number 3079 CrypToadz NFT with 3D Eyes for Series #TOADZ3079 (The “Series CrypToadz 3079 NFT” or the “Underlying Asset” with respect to Series #TOADZ3079, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•CrypToadz is a collection of 6,969 NFTs conceived by anonymous artist Gremplin.

•The Underlying Asset is a Number 3079 CrypToadz NFT with 3D Eyes.

Asset Description

Overview & Authentication

•According to NFTNow.com: “After the Toadz minting concluded, it wasn’t only the whimsical character art that pushed the project forward, but hype from a slew of prominent influencers seeing the value in the collection. Most prominent were Punk4156, founder of the Nouns project, and Beanie, founder of PUNKS Comic, each giving Toadz a major cosign.”

•According to NFTEvening.com: “CrypToadz are owning the Collectible space with its referential art NFTs. It is the brainchild of Gremplin, the artist behind the iconic art of Nouns DAO. The sold-out series of 6969 toad-themed Collectibles leaped through the NFT charts since its launch last September 8.”

•While Gremplin is the main creator of the CrypToadz collection, there are eight other artists, all of which are CryptoPunk holders. Noah Davis of Christie’s is quoted as saying: “It’s like all the weird art kids and the finance club got a table together at university and started talking and building together 24/7.”

•In October of 2021, CrypToadz and ArcadeNFTs announced a collaboration: “We are happy to announce our first official collaboration & tribute entitled Toad Runnerz. The idea for this collaboration was suggested by the CrypToadz by GREMPLIN team who provided us with official in-game CrypToad assets. From this inspiration the game & Arcades was then developed and created by ArcadeNFT. While the Cryptoadz are in the public domain and are free for anyone to use, we are proud to announce that this collaboration is officially sponsored by CrypToadz and a portion of the revenue from sales of the game will go to the CrypToadz Team and Creator.”

•The CrypToadz project has made donations to several charities. According to thedefiant.io: “The project donated ~120 ETH to the Rainforest Foundation and also has a plan to build out a plot in Cryptovoxels, a user-owned virtual world, to be used as an entertainment area.”

•Cozmo de Medici, a well-known NFT influencer whom Snoop Dogg has claimed to be behind, has a number of CrypToadz in his possession. According to DappRadar: “While simply changing your profile picture might seem like an irrelevant detail, the magnitude of Snoop Dogg’s popularity changes this perception. By making CrypToadz #4236 Cozmo de Medici’s new profile image, Snoop effectively endorsed the collection to the highest possible extent.”

•Electronic music producer and DJ, Marshmello, holds a number of CrypToadz. According to TheRichest.com: “Marshmello has a total contribution of $780,000 in NFTs. Pastel reports that he has invested in Cryptopunks, BAYC, and Veefriends collections. His portfolio has around 120 NFTs, including 11 NFTs from the Cryptoadz collection by Gremplin. His collection's most valuable three NFTs are Cryptopunk #8274, BAYC #4808, and BAYC #9231.”

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 3079 CrypToadz NFT with 3D Eyes.

•The Underlying Asset consists of the following attributes:

•The Underlying Asset was minted on September 9, 2021.

•The Underlying Asset was sold for 1.2 ETH ($4,109.09) on September 9, 2021.

•The Underlying Asset was sold for 1.8 ETH ($5,991.93) on September 19, 2021.

•The Underlying Asset was sold for 1.75 ETH ($5,388.04) on September 22, 2021.

•The Underlying Asset has a Rarity Score of 67.57 and is ranked 6,591 in terms of rarity by Rarity Tools.

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series CrypToadz 3079 NFT
NFT	CrypToadz
Number	3079
Feature	3D (Eyes)
Feature Rarity	2% Have This Trait
Feature	Dog (Body)
Feature Rarity	3% Have This Trait
Feature	Blue Smile (Mouth)
Feature Rarity	5% Have This Trait
Feature	Greyteal (Background)
Feature Rarity	7% Have This Trait
Rarity Score	67.57
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series CrypToadz 3079 NFT going forward.

USE OF PROCEEDS – SERIES #KENNERSET

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #KENNERSET Asset Cost (1)	$10,251	82.01%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.40%
	Brokerage Fee	$125	1.00%
	Offering Expenses (2)	$500	4.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.80%
	Marketing Materials	$200	1.60%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,024	8.19%
	Total Fees and Expenses	$1,949	15.59%
	Total Proceeds	$12,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on April 13, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/11/2022
Expiration Date of Agreement	N/A
Purchase Price	$10,251
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1978 KENNER STAR WARS SET

Investment Overview

•Upon completion of the Series #KENNERSET Offering, Series #KENNERSET will purchase a 1978 Kenner Star Wars Early Bird Set graded AFA 75 for Series #KENNERSET (The “Series 1978 Kenner Star Wars Set” or the “Underlying Asset” with respect to Series #KENNERSET, as applicable), the specifications of which are set forth below.

•Star Wars is a series of films created by George Lucas that has spawned a wide-spanning industry since its debut in 1977, including ongoing films and TV shows, merchandise, trading cards, toys, and video games. The New York Times called Star Wars a “cultural behemoth.”

•Kenner Products was founded in 1947 by Albert, Phillip, and Joseph Kenner. The company would go on to produce toys such as the Easy-Bake Oven and Star Wars action figures.

•The Underlying Asset is a 1978 Kenner Star Wars Early Bird Set graded AFA 75.

Asset Description

Overview & Authentication

•The first Star Wars film was released on May 25, 1977 (later retitled “Star Wars: Episode IV — A New Hope”). Directed by George Lucas, the “Space Opera” grossed an estimated $775,398,007 at the worldwide box office.

•Following the debut hit, the franchise has since released a total of 11 films, with “Star Wars: Episode IX — The Rise of Skywalker” arriving in theatres on December 20, 2019.

•The Walt Disney corporation announced they agreed to acquire Lucasfilm Ltd. on October 30, 2012. Through this deal, Disney acquired ownership of Star Wars and associated businesses in film, consumer products, animation, and more.

•After the success of the Star Wars film in 1977, Kenner signed a licensing deal to produce Star Wars toys. According to Cincinnati.com, other toy companies turned down the deal because at the time toy companies generally produced toys related to TV shows due to the longer exposure period compared to movies.

•A Kenner designer named Jim Swearingen “recalled reading the ‘Star Wars’ script and telling his bosses they had to do these toys.”

•Since Kenner knew they wanted to produce toys of the spaceships from Star Wars, they scaled down the figures from the common 8 or 12 inches to 3.75 inches. This became “the new industry standard.”

•In the fall of 1977, Kenner produced puzzles and a board game, but the action figures would take a year to produce and would not meet the holiday deadline. According to Cincinnati.com: “…they tried a bit of innovative marketing. Kenner whipped up a cardboard stand and an “Early Bird Certificate Package” that promised delivery of the first four figures (Luke Skywalker, Princess Leia, Chewbacca and R2-D2) when they were available the next year. The company essentially sold parents an empty box, an I.O.U., to put under the tree on Christmas morning.”

•Kenner’s Star Wars action figures were added to the National Toy Hall of Fame in 2012.

•The Underlying Asset has been issued a grade of AFA NM+ 85 by Action Figure Authority (AFA) with Certification No. 16702733.

Notable Features

•The Underlying Asset is a 1978 Kenner Star Wars Early Bird Set graded AFA 75+ EX+/NM.

•The Underlying Asset’s AFA Condition Report consists of the following grades: Window: 85, Figure: 80, Box: 75.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from AFA.

Details

Series 1978 Kenner Star Wars Set
Action Figures	Luke Skywalker, R2D2, Princess Leia, Chewbacca
Manufacturer	Kenner
Series	Star Wars
Variation	Early Bird Set
Year	1978
Memorabilia Type	Mailer Kit
Rarity	1 of 1 with 6 higher (AFA 75+ EX+/NM)
Authentication	Action Figure Authority (AFA)
Grade	75+
Grade (Window)	85
Grade (Figure)	80
Grade (Box)	75
Certification No.	16702733

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1978 Kenner Star Wars Set going forward.

USE OF PROCEEDS – SERIES # SANDBOX2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SANDBOX2 Asset Cost (1)	$106,420	92.54%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.26%
	Brokerage Fee	$1,150	1.00%
	Offering Expenses (2)	$863	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transaction Fee	$141	0.12%
	Marketing Materials	$200	0.17%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,926	5.15%
	Total Fees and Expenses	$8,280	7.20%
	Total Proceeds	$115,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate Rally Holdings LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.  Rally Holdings LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on April 13, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/9/2022
Expiration Date of Agreement	N/A
Purchase Price	$106,420
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics
Acquisition Expenses	$341

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES THE SANDBOX 3X3 ESTATE NFT BUNDLE

Investment Overview

•Upon completion of the Series #SANDBOX2 Offering, Series #SANDBOX2 will purchase a The Sandbox 3x3 ESTATE with a bundle of 9 LAND NFTs for Series #SANDBOX2 (The “Series The Sandbox 3x3 ESTATE NFT Bundle” or the “Underlying Asset” with respect to Series #SANDBOX2, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to a Medium article written by the developers behind The Sandbox: “The Sandbox is a virtual world where players can build, own, and monetize their gaming experiences in the Ethereum blockchain.”

•The Underlying Asset is a The Sandbox 3x3 ESTATE with a bundle of 9 LAND NFTs.

Asset Description

Overview & Authentication

•Founded in 2011, indie game publisher Pixowl had some success with mobile games, specifically “builder” themed mobile games featuring IPs such as Snoopy and Goosebumps. The company launched their own builder game franchise, The Sandbox, in 2012. This franchise has since gone on to incorporate the blockchain and NFT infrastructure in its latest voxel-based iteration.

•There are four types of users on The Sandbox platform: players, creators, curators, and land owners. The token-types these users have access to are described by The Sandbox developers as follows: “SAND: the ERC-20 token used within The Sandbox as the basis for all of the ecosystem's transactions and interactions; LAND: a digital piece of real estate in The Sandbox metaverse. Players buy LAND in order to populate it with games, assets and interactive experiences. Each LAND is a unique (non-fungible) token lying on the public Ethereum blockchain (ERC-721); ASSETS: a token created by players who build/assemble user generated content (UGC). ASSETS utilize the ERC-1155 standard and can be traded on the marketplace, with their main utility being to serve as creation elements in The Sandbox Game Maker.”

•According to The Sandbox official documentation: “An ESTATE is a group of 1x1 LANDs that have been merged together into a larger parcel. Typically, ESTATEs come in sizes of 3x3, 6x6, 12x12 and 24x24. ESTATEs can either be bought readily-assembled. Or they can be created by merging 1x1 LANDs that are adjacent to each other.”

•According to The Sandbox Documentation, "Premium LANDs are surrounding major partners or social hubs. This means that the LANDs surrounding that area will experience higher traffic from players, due to players joining the metaverse through these social hubs via portals and then branching outwards to explore the nearby LANDs."

•According to The Sandbox Documentation, “Another benefit of having more traffic is that more players will see any advertisements that have been placed on billboards on premium LANDs. Potentially netting the premium LAND owner a small trickle of income from renting out billboard space on their LANDs to others or directing visitors to their own online store, and so forth.”

•The first public LAND sale took place on February 11, 2021, in partnership with CoinMarketCap. Nine ESTATES and 1,200 Premium LANDS were made available during this wave.  There are 166, 464 LANDS in total. 123,840 LANDS (74%) are being sold across 5 different sales. 25,920 (16%) are held in a reserve and distributed to partners, creators, and gamers, and 16,704 LANDS (10%) are held by The Sandbox and used to hold special events.

•The first Public LAND sale of 1,200 Premium LANDS sold out in 20 minutes to 330 unique LAND owners.

•The second Public LAND Sale (Wave 2) launched on February 25, 2022, and all 1,024 regular LANDS offered sold in 60 seconds.

•According to The Sandbox website: “The Sandbox was founded by Arthur Madrid, who is the company's CEO, and Sébastien Borget, who is the COO.”

•On February 16, 2022, Snoop Dogg tweeted: “Tha Doggies. On Tha Sandbox.”

•The Smurfs, Atari, Snoop Dogg, The Walking Dead, and Adidas have all partnered with The Sandbox as of December 2021 according to StealthOptional.com: “The Smurfs are the iconic blue creatures with white hair that we all love. Now, all the lovable blue Smurfs characters and their Smurf Village world can be found in the Sandbox Metaverse; The Sandbox metaverse is bringing some of [Atari’s] best-loved games, such as Pong®, Roller Coaster Tycoon®, Centipede®, Super Breakout®, Asteroids® to life in the Sandbox Metaverse; Legendary rapper, actor, songwriter, and entertainer Snoop Dogg has made his way to the Sandbox Metaverse. He owns a mansion in the metaverse where he would perform live concerts and interact with his fans; The Walking Dead is one of the most popular TV series around, and it’s available in the Sandbox Metaverse now; Recently, Adidas has joined the Sandbox Metaverse as the latest partner in their gaming universe.”

•The Sandbox announced a partnership with Ubisoft on February 8, 2022. The partnership aims to have Ubisoft curate their own ESTATE, specifically with the IP of the Rabbids video game franchise.

•On March 8, 2022, it was announced that The World of Women NFT project has partnered with The Sandbox, which granted $25 million to “lead and support women into NFTs & the metaverse.” World of Women wrote: “We are thrilled to be teaming up with The Sandbox. With this grant, we are going to establish our mission in the metaverse, by leading and supporting women in this new space. We will start by voxelizing all 10,000 WoW so that our entire community can join us there. Then, we’ll achieve our mission through numerous actions; such as the opening of the WoW Museum, which will be a symbol of representation and diversity in the metaverse. We have great projects ahead, and are looking forward to achieving them with our community in The Sandbox,” said Yam Karkai, Co-founder & Artist of World of Women.

•As of April 8, 2022, The Sandbox is the 8th ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics.

•According to News.Bitcoin.com, Snoop Dogg first announced his acquisition of “land in the blockchain-based virtual metaverse The Sandbox” in September of 2021. On December 2, 2021, The Sandbox held a “Snoopverse Land Sale,” which allowed participants to purchase land adjacent to the famous hip hop star’s virtual estate.” Snoop Dogg owns a large piece of digital (NFT) real estate within The Sandbox. The “Snoopverse” is a 12X12, 144 LAND parcel area at location coordinates 0, -84.

•Snoop Dogg announced via twitter that he is the famed, anonymous NFT collector known as Cosmo Medici in September of 2021. While this continues to be unverified, being actively investigated by new outlets like Slate, Cosmo Medici does own LAND directly adjacent to Snoop Dogg within a 3X3, 9 LAND parcel area with the coordinates 12, -84.

•On December 16, 2021, Steve Aoki initiated a partnership with The Sandbox in which users could purchase land next to Aoki’s plot, known within The Sandbox as, ‘Aoki’s Playhouse’. The DJ Tweeted information about this sale to his 8.2M followers. Aoki’s Playhouse exists in The Sandbox within a 6X6, 36 LAND parcel area with location coordinates -6, -90.

•In 2022’s Wealth Report, Head of Retail Research at Knight Frank (an independent real estate consultant founded in 1896), Stephen Springham, discusses the trend that brands are finding ways to incorporate “fictional spaces as a secondary revenue stream,” giving the example of a digital version of a physical Gucci handbag selling for 162% more than it’s “real-world” original. Springham goes on to say, “The online, metaverse and physical stores need to be seamless and complement each other. They should be part of integrated thinking and are not binary, all adding to the brand.”

•According to 2022’s Wealth Report, in November of 2021, “Republic Realm purchased 92 parcels of land in The Sandbox representing over 7.9 million sq m of game area, from Atari SA” Republic Realm, now called EveryRealm, is a platform that manages investments in the metaverse.

•On March 30, 2022 TIME Magazine named The Sandbox one of the 100 Most Influential Companies of 2022.

•Markets Insider reported in November of 2021, “A plot of virtual land that went for $4.3 million in The Sandbox is the most expensive metaverse property sale ever.” The record sale was from Republic Realm, and their minimum investment is $500K for a user.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a The Sandbox 3x3 ESTATE NFT Bundle.

•The Underlying Asset has the following nine LAND NFTs: LAND (105, -55); LAND (106, -56); LAND 107, -55); LAND (106, -55); LAND (107, -56); LAND (105, -56); LAND (107, -57); LAND (106, -57); LAND (105, -57).

•The Underlying Asset was minted on January 29, 2022.

Notable Defects

•The Underlying Asset is consistent with the description provided by The Sandbox and proof of ownership stored on the Ethereum blockchain.

Details

Series The Sandbox 3x3 ESTATE NFT Bundle
Creator	Pixowl
NFT Collection	The Sandbox ESTATE Bundle
Total NFTs	9
NFT No. 1	LAND (105, -55): 61101
NFT No. 2	LAND (106, -56): 60694
NFT No. 3	LAND (107, -55): 61103
NFT No. 4	LAND (106, -55): 61102
NFT No. 5	LAND (107, -56): 60695
NFT No. 6	LAND (105, -56): 60693
NFT No. 7	LAND (107, -57): 60287
NFT No. 8	LAND (106, -57): 60286
NFT No. 9	LAND (105, -57): 60285
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series The Sandbox 3x3 ESTATE NFT Bundle going forward.

USE OF PROCEEDS – SERIES # MBIRD2754

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Contribution to the #MBIRD2754 Asset Cost (1)	$73,151	97.53%
	Interests issued to Asset Seller as part of total consideration	$0	0.00%
	Cash on Series Balance Sheet	$300	0.40%
	Brokerage Fee	$750	1.00%
	Offering Expenses (2)	$563	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fee	$36	0.05%
	Marketing Materials	$200	0.27%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$0	0.00%
	Total Fees and Expenses	$1,549	2.07%
	Total Proceeds	$75,000	100.00%

(1)The Company contributed $73,151 toward the $76,238 purchase price of the Underlying Asset established by the agreement listed in the Series Detail Table. The remaining $3,177 will be contributed by the Manager, whose contribution is contingent only on the Closing of the related Offering.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/20/2022
Expiration Date of Agreement	N/A
Purchase Price	$76,328
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$236

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES MOONBIRD 2754 NFT

Investment Overview

•Upon completion of the Series #MBIRD2754 Offering, Series #MBIRD2754 will purchase a Number 2754 Moonbird NFT with Raincloud Headwear for Series #MBIRD2754 (The “Series Moonbird 2754 NFT” or the “Underlying Asset” with respect to Series #MBIRD2754, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to Moonbirds.xyz: “Moonbirds are more than just an avatar - They're a collection of 10,000 utility-enabled PFPs that feature a richly diverse and unique pool of rarity-powered traits. What's more, each Moonbird unlocks private club membership and additional benefits the longer you hold them. We call it nesting – because, obviously.”

•The Underlying Asset is a Number 2754 Moonbird NFT with Raincloud Headwear.

Asset Description

Overview & Authentication

•The Moonbirds project launched on April 16, 2022, with a public sale at a 2.5 ETH mint price. After only two days on market the collection has become the top NFT collection in terms of sales volume as reflected in data pulled from CryptoSlam.

•Moonbirds success in just two days is unprecedented.  NFTEvening gave credit to the team that created Moonbird NFTs when the publication reported the following: “To understand why the Moonbirds NFTs have scripted such immense success in no time, you need to first delve into what Proof Collective truly stands for. First of all, Proof boasts a stellar team with a wealth of experience. Not to mention a fully self-doxxed team, which is always a positive sign when it comes to NFT projects. Kevin Rose, Ryan Carson, and Justin Mezzell make up Poof’s founding team. Firstly, all three are well-known in the Web2 and Web3 space. Kevin, for instance, is a technology venture capitalist and partner at the venture capital firm, True Ventures. He is also the host of the PROOF and Modern Finance podcasts.”

•The Moonbirds project is the first official PFP NFT project from PROOF Collective. According to PROOF.xyz, PROOF Collective is: “A private members only collective of 1,000 dedicated NFT collectors and artists. To join, one must hold the PROOF Collective NFT. Membership includes access to our private Discord, early access to the PROOF podcast, in-person events, and other collaborations created exclusively for PROOF Collective members.”

•The Moonbirds Project was created with community and utility at the forefront of considerations.  The official Moonbirds.xyz website explains: “At PROOF, we’re no strangers to building with utility in mind. That’s why every Moonbird is also your key to our private PROOF Discord – where you’ll have admittance to our gated Parliament channels. Once inside, you will have exclusive access to Moonbird-related drops, Parliament meetups and IRL events, and access to upcoming PROOF projects; including the PROOF metaverse, codenamed Project Highrise.”

•On April 19, 2022, Tonight Show host Jimmy Fallon’s personal twitter avatar was a Moonbird NFT and the star tweeted two Moonbird pictures with the caption: “Fly, Moonbirds, Fly! @moonbirds_xyz”. As of April 21, 2022, Jimmy Fallon is the 27th most followed twitter user.

•On April 16, Gremplin, the artist behind Nouns NFTs as well as the creator of the CrypToadz project tweeted: “Keep an eye out for this little nerd @moonbirds_xyz” alongside an image of a Moonbird NFT.  As of April 19, 2022, a Moonbird NFT is Gremplin’s twitter avatar.

•On April 16, 2022, NFT Collector, Beeple, tweeted a picture of a number of owls with glowing eyes, alongside the text: “BLOOD MOON RISING #moonbirds”.

•Kevin Rose tweeted on April 18, 2022: “Hammering down the @moonbirds_xyz nesting details today. This is our way to unlock rewards over time (IRL events, airdrops, physical goods) -- coming soon”.

•Other members of PROOF Collective include, “well-known NFT figures, including artist Mike Winkelmann, known as Beeple, and investor Gary Vaynerchuk.”

•Alexis Ohanian, a member of PROOF Collective retweeted a Moonbirds tweet in late March.

•Kevin Rose drew a connection between web3 innovation and PROOF Collective’s Moonbird NFT project when he tweeted: “What if the Founders of Digg and Reddit got together to work on the future of Web3 / @proof_xyz @moonbirds_xyz hmm....”

•PROOF Collective minted their first NFTs, known as Grails, on March 4, 2022.  The total number minted were 1,036.  The official PROOF Collective website offers the following: “20 artists. 20 unique pieces of art. Artist names revealed after the mint. Once live, PROOF Collective NFT holders will have the ability to mint one Grail per PROOF Collective membership NFT held. During the open minting window, the artist identities are hidden for all. Once the minting window closes, PROOF will host a live streaming event to reveal the artists.” The artists were revealed on March 5, 2022.  Proof.xyz offered more context on the Grails mint: “To get in on the mint, you'll need to be holding the PROOF Collective NFT. Apart from the Grails mint, your membership also includes access to our private Discord, early access to the PROOF podcast, in-person events, and other upcoming collaborations created exclusively for PROOF Collective members.”

•On March 5, 2022 Kevin Rose tweeted, “Live @proof_xyz Grails reveal, 20 NFT artists, big surprises. Going live in 30-minutes (12PM PT)”

•In March of 2021 the first PROOF Collective podcast airs, the Spotify description of the first episode reads: “Aftab Hossain (Twitter: @iamDCinvestor) is a strategic advisor and private investor to projects in the cryptocurrency and blockchain space, with a special focus on decentralized finance ("DeFi"). He specializes in technologies related to the Ethereum public blockchain -- the world's largest decentralized blockchain for programmable financial activity.”

•On July 30, 2021 PROOF Collective tweeted for the first time, sharing a superrare.com article about an NFT selling for 200 ETH.

•As of April 20, 2022, Moonbirds are ranked 13th in the all-time OpenSea Top NFTs rankings with over 83.6K ETH in transaction volume just 4 days after the project was first minted.  It is the top ranked OpenSea NFT collection for the past 30 days and 7 days.  With a 7 day transaction volume of ~83.6K ETH, the collection’s transaction volume was ~500% higher than the 2nd highest ranking NFT collection which had a transaction volume of ~16.7K ETH.

•As of April 20, 2022, Moonbirds have a total sales volume of over $329M according to CryptoSlam.

•According to FXStreet.com: “According to data from CryptoSlam, the project has generated more than $289.9 million worth of secondary sales (figure also includes mint sales). The figure places the project as the top-selling NFT collection over the seven-day and 30-day metrics, and second over the past 24 hours.”

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 2754 Moonbird NFT with Raincloud Headwear.

•The Underlying Asset consists of the following attributes: Raincloud (Headwear), Gray (Feathers), Stark (Body), Blue (Background), Open (Eyes), and Small (Beak).

•The Underlying Asset was minted on April 16, 2022.

•The Underlying Asset was sold for 10 ETH ($30,944.20) on April 17, 2022.

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series Moonbird 2754 NFT
NFT	Moonbirds
Number	2754
Feature	Raincloud (Headwear)
Feature Rarity	3% Have This Trait
Feature	Gray (Feathers)
Feature Rarity	12% Have This Trait
Feature	Stark (Body)
Feature Rarity	14% Have This Trait
Feature	Blue (Background)
Feature Rarity	16% Have This Trait
Feature	Open (Eyes)
Feature Rarity	24% Have This Trait
Feature	Small (Beak)
Feature Rarity	42% Have This Trait
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Moonbird 2754 NFT going forward.

USE OF PROCEEDS – SERIES #DLAND1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #DLAND1 Asset Cost (1)	$160,866	94.63%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.18%
	Brokerage Fee	$1,700	1.00%
	Offering Expenses (2)	$1,275	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transaction Fee	$68	0.04%
	Marketing Materials	$200	0.12%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,592	3.29%
	Total Fees and Expenses	$8,834	5.20%
	Total Proceeds	$170,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/20/2022
Expiration Date of Agreement	N/A
Purchase Price	$160,866
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$268

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES DECENTRALAND ESTATE 2X2 NFT BUNDLE

Investment Overview

•Upon completion of the Series #DLAND1 Offering, Series #DLAND1 will purchase a Decentraland Estate 2X2 Bundle with 4 LAND NFTs for Series #DLAND1 (The “Series Decentraland Estate 2X2 NFT Bundle” or the “Underlying Asset” with respect to Series #DLAND1, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to the Decentraland website: “Decentraland is a decentralized virtual reality platform powered by the Ethereum blockchain. Within the Decentraland platform, users can create, experience, and monetize their content and applications.”

•The Underlying Asset is a Decentraland Estate 2X2 Bundle with 4 LAND NFTs.

Asset Description

Overview & Authentication

•Decentraland was founded in 2015 by Manuel Araoz, Esteban Ordano, Ari Meilich, and Yemel Jardi. The four of them lived in a house in Buenos Aires called “Voltaire House,” a hot-spot for techies to discuss ideas and philosophy. “Heavily inspired” by the video game ‘Second Life,’ the group began developing “a completely transparent 'game’/experience, something that is open source and regulated by its community.”

•In 2017, the team released a whitepaper for the project, declaring “an intention to build a traversable world governed by the community and featuring an on-chain economy.”

•On August 17, 2017, Decentraland opened an ICO (Initial Coin Offering), seeking to raise ~$26M in ETH. It took just 35 seconds to sell out.

•In 2018, Decentraland built a software development kit to place the power to build projects in Decentraland in the hands of developers. The same year, the marketplace for LAND was introduced.

•In December 2018, Binance announced a collaboration with Decentraland, allowing players to use the Binance Coin to bid in Decentraland’s LAND auction.

•In February 2019, Decentraland announced via its blog: “Decentraland is working with HTC to offer the Decentraland Marketplace on the EXODUS 1, the world’s first blockchain-enabled phone”

•In January 2020, Decentraland opened to the wider public, “kicking off the occasion with a massive treasure hunt that offered the opportunity to win CryptoKitties, Axies, and tokens,” according to readthegeneralist.com.

•In July 2020, Decentraland announced via its blog: “Decentraland and Samsung Blockchain team up to accelerate the NFT space”

•By 2021, Decentraland had around 20,000 monthly active users, a number which surpassed 50,000 in the first quarter of 2021 alone.

•In October 2021, Mark Zuckerberg announced that Facebook would be changing its name to “Meta,” spurring a surge in interest in the metaverse. According to the Washington Post, “A search of the Factiva database finds that it has appeared in more than 12,000 English-language news articles in the past two months, after appearing in fewer than 4,000 in the first nine months of 2021 — and fewer than 400 in any prior year.”

•After the Facebook announcement, Decentraland’s monthly active users nearly tripled, with the price of MANA “jolting from $0.75 to $3.56 and eventually closing in on $5.50,” according to readthegeneralist.com. “Decentraland's fully diluted market cap jumped from $1.6 billion to more than $7 billion in four days, effectively increasing its size from 1-800-FLOWERS to The New York Times over the equivalent of a long weekend.”

•By the fall of 2021, Decentraland had amassed 140,000 monthly active users.

•According to readthegeneralist.com, as of January 2022, Decentraland had a “market capitalization of $6.5 billion, more than 800,000 registered accounts, and logged 465,000 MAUs in December.”

•According to readthegeneralist.com, “Decentraland's "population" of roughly 800,000 registered profiles has already surpassed Vegas's own. According to its current CTO, its ‘city’ expanded by 3,300% between

December 2020 and December 2021. This figure doesn't include the ~70% of visitors that are "guests," and as such, not recorded in the system.”

•The Decentraland website refers to “the finite, traversable, 3D virtual space within Decentraland” as “LAND, a non-fungible digital asset maintained in an Ethereum smart contract. Land is divided into parcels that are identified by cartesian coordinates (x,y). These parcels are permanently owned by members of the community and are purchased using MANA, Decentraland’s cryptocurrency token. This gives users full control over the environments and applications that they create, which can range from anything like static 3D scenes to more interactive applications or games.”

•According to the Decentraland website, some parcels within Decentraland are organized into “themed communities” called “Districts.” This is meant to enable a shared space for community to gather around “common interests and uses.”

•Decentraland is organized as a DAO, which acts as “the decision-making tool for MANA, NAMES and LAND holders in Decentraland’s virtual world. Through votes in the DAO, the community can issue grants and make changes to the lists of banned names, POIs, and catalyst nodes. The DAO also controls the LAND and Estate smart contracts,” according to the Decentraland website.

•According to Decrypt: “Decentraland is a virtual world where people can buy, sell and build on the Ethereum blockchain.”

•According to Decrypt: “LAND owners control the content published on their land, which is coded into a smart contract. This content could be anything from scenes and images to games and applications. Users can explore, travel and visit venues in a similar way to in the real world. The platform is also a peer-to-peer network for users to interact.”

•According to Decrypt, the cryptocurrency MANA is a “utility token” which is used in Decentraland. MANA can be used to “pay for land, avatars, items, collectibles, and for entertainment like gambling. The ability to earn MANA is an incentive for developers to create and manage good content.”

•According to Decrypt: “MANA has a fixed supply and when LAND is bought in exchange for MANA, that MANA is burned.”

•From March 24-27, Decentraland hosted “Metaverse Fashion Week.” According to CoinDesk: “Brands such as Estée Lauder, Tommy Hilfiger, Dolce & Gabbana and Forever 21 are all participating in the virtual fashion event. Many spent weeks laying claim to metaverse-ready trademarks in what now appears to have been a preemptive brand protection strategy ahead of their NFT premiere. With the rise of digital goods and metaverse shopping experiences, Decentraland’s Fashion Week seeks to provide a space for people to express themselves and expand the understanding of their own self through wearables on their avatars, said Sam Hamilton, Decentraland’s creative director.”

•As of April 19, 2022, Decentraland is the 5th ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics.

•In 2022’s Wealth Report, Head of Retail Research at Knight Frank (an independent real estate consultant founded in 1896), Stephen Springham, discusses the trend that brands are finding ways to incorporate “fictional spaces as a secondary revenue stream,” giving the example of a digital version of a physical Gucci handbag selling for 162% more than it’s “real-world” original. Springham goes on to say, “The online, metaverse and physical stores need to be seamless and complement each other. They should be part of integrated thinking and are not binary, all adding to the brand.”

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Decentraland Estate 2X2 NFT Bundle.

•The Underlying Asset has the following four LAND NFTs: Parcel (2, -22) 1020847100762815390390123822295304634346; Parcel (3, -21) 1361129467683753853853498429727072845803; Parcel (3, -22) 1361129467683753853853498429727072845802; Parcel (2, -21) 1020847100762815390390123822295304634347.

Notable Defects

•The Underlying Asset is consistent the proof of ownership stored on the Ethereum blockchain.

Details

Series Decentraland Estate 2X2 NFT Bundle
Creator	Decentraland
NFT Collection	Decentraland
Total NFTs	4
NFT No. 1	Parcel (2, -22)
NFT No. 2	Parcel (3, -21)
NFT No. 3	Parcel (3, -22)
NFT No. 4	Parcel (2, -21)
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series Decentraland Estate 2X2 NFT Bundle going forward.

USE OF PROCEEDS – SERIES #WARHOL1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #WARHOL1 Asset Cost (1)	$151,308	89.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.18%
	Brokerage Fee	$1,700	1.00%
	Offering Expenses (2)	$1,275	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$2,500	1.47%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$3,161	1.86%
	Marketing Materials	$200	0.12%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$9,556	5.62%
	Total Fees and Expenses	$18,392	10.82%
	Total Proceeds	$170,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/16/2022
Expiration Date of Agreement	N/A
Purchase Price	$151,308
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$5,861

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1967 ANDY WARHOL MARILYN MONROE PRINT

Investment Overview

•Upon completion of the Series #WARHOL1 Offering, Series #WARHOL1 will purchase a 1967 Andy Warhol Marilyn Monroe Signed Print Stamp-Numbered 140/250 for Series #WARHOL1 (The “Series 1967 Andy Warhol Marilyn Monroe Print” or the “Underlying Asset” with respect to Series #WARHOL1, as applicable), the specifications of which are set forth below.

•Andy Warhol was one of the most famous, popular, and prolific artists of his time, known for combining avant-garde and commercial sensibilities.  Starting out as a successful magazine and advertising illustrator, he would become famous for producing art of many types including performance art, video installation, filmmaking, writing.  His paintings depicting mass-produced commercial items are why his is credited for popularizing the “pop art” movement.

•The Museum of Modern Art (MoMA) says of Warhol: “In 1967, Warhol established a print-publishing business, Factory Additions, through which he published a series of screenprint portfolios on his signature subjects. Marilyn Monroe was the first one. He used the same publicity still of the actress that he had previously used for dozens of paintings. Each image here was printed from five screens: one that carried the photographic image and four for different areas of color, sometimes printed off-register.”

•The Underlying Asset is a 1967 Andy Warhol Marilyn Monroe Signed Print Stamp-Numbered 140/250.

Asset Description

Overview & Authentication

•Andy Warhol was born Andrew Warhola on August 6, 1928 in Pittsburgh, Pennsylvania.  His parents were immigrants from a part of Europe that is now part of Slovakia.  They moved to New York in the 1920s.

•Warhol attended the Carnegie Mellon University from 1945 to 1949.  After graduating with a degree in pictorial design, he went onto pursue a career in New York City as a commercial artist.  According to Warhol.org: “His work first appeared in a 1949 issue of Glamour magazine, in which he illustrated a story called “What is Success?” An award-winning illustrator throughout the 1950s, some of his clients included Tiffany & Co., I. Miller Shoes, Fleming-Joffe, Bonwit Teller, Columbia Records, and Vogue.”

•In 1960, Warhol became interested in the pop art movement which had begun in the UK during the mid-1950s.  According to Warhol.org: “In 1961, Warhol created his first pop paintings, which were based on comics and ads. Warhol’s 1961 Coca-Cola is a pivotal piece in his career, evidence that his transition from hand-painted works to silkscreens did not happen suddenly. The black and gray composition first sketched then hand painted is a blend of both pop and abstraction, which he turned away from at the beginning of his career before experimenting with it again in the 1980s.”

•Warhol’s first pieces done with his trademark photographic silkscreen printing approach were done in 1962.  According to Warhol.org: “This commercial process allowed him to easily reproduce the images that he appropriated from popular culture. Among Warhol’s first photographic silkscreen works are his paintings of Marilyn Monroe made from a production still from the 1953 film Niagara. In 1962, he began a large series of celebrity portraits, featuring Marilyn Monroe, Elvis Presley, and Elizabeth Taylor.”

•According to The Tate Modern’s official website: “Warhol made his first paintings of Marilyn Monroe soon after the actor died of a drug overdose on 5 August 1962. Warhol used a publicity photo for her 1953 film Niagara as the source image. The use of two contrasting canvases for Marilyn Diptych illustrates the contrast between the public life of the star, who at the time was one of the most famous women alive, and her private self.”

•According to The Met Museum’s website: “Marilyn and the Marilyn portfolio were the first prints Warhol produced and published through Factory Additions, New York, a company he created to produce and distribute prints based on the motifs — such as Marilyn, Campbell’s Soup, and Flowers— for which he was best known. Its name makes reference to both Warhol’s studio, known as The Factory, and the aural similarity of "additions" and "editions," the latter being a printmaking term that refers to the number of identical impressions created from a matrix and which are often signed and numbered by artists.”

•Marilyn Monroe was born June 1, 1926 in Los Angeles California as Norma Jeane Mortenson.  She spent her childhood in foster care and an orphanage.  By 1946 Monroe had a successful career as a model and actress.  By the mid-1950s she tired of the types of roles she was landing, so she went to study at NYC’s Actor’s Studio with Lee Strasberg.  She continued making films until she died of a drug overdose at 36 years of age on August 5, 1962.

•Niagra, the film from which Warhol took publicity stills of Monroe for his iconic Marilyn pieces, was released in February of 1953 and had an estimated budget of $1.25 million dollars.

•Warhol died of cardiac arrest on February 22, 1987 at the age of 58.

•Warhol was inducted to the Art Directors Club of New York in 1994.

•Time Out New York named Andy Warhol the 21st most famous artist of all time in January, 2022.

•The Times Online named Warhol the 8th most famous artist of all time in 2009.

•According to WarholFoundation.org: “The Andy Warhol Museum in Pittsburgh, PA was cofounded in 1989 by the Andy Warhol Foundation for the Visual Arts, the Dia Art Foundation, and Carnegie Institute. Home to more than 500,000 objects, it is the largest repository of Warhol’s artwork and archival materials and among the most comprehensive single-artist museums in the world. Since opening to the public in 1994 in a converted historical warehouse, the museum has facilitated a proliferation of rigorous Warhol-related scholarship, research, and curatorial innovation, vastly broadening our understanding of the profound artistic and cultural impact of one of the most complex, influential, and mythologized cultural figures of the 20th century.”

•According to the Andy Warhol Foundation: “When Andy Warhol died unexpectedly on February 22, 1987, he left a vast and complicated inventory of works of art and personal possessions. His will dictated that his entire estate, with the exception of a few modest legacies to family members, would go to create a foundation dedicated to the ‘advancement of the visual arts.’” The foundation is one of largest grant-giving organizations for the visual arts in the U.S.

•Andy Warhol: A Documentary Film aired September 20, 2006 as a part of The American Masters series on PBS.  That same year it was awarded a Peabody Award.

•According to Phillips.com, “Warhol had been screenprinting onto paper as early as 1962, but it wasn't until he established Factory Additions in 1967 that he systematized the process. A full printmaking operation, Factory Additions published Marilyn’s image in two hundred and fifty folios, each containing ten differently colored Marilyn screenprints on paper. Marilyn’s color combinations were selected by Warhol’s friend David Whitney, pending Warhol's approval.”

•The Andy Warhol diaries was released on March 9, 2022 on Netflix.  According to Wired.com: “Based on a book of the same name, the six-part documentary The Andy Warhol Diaries is partially narrated by an AI reading the stories that the artist told diarist Pat Hackett. The voice sounds just like Warhol—and then you remember the voice the world knew was always a flat and robotic one.”

•According to The Wall Street Journal: “An iconic Andy Warhol silk-screen portrait of Hollywood starlet Marilyn Monroe is headed to Christie’s in New York later this spring for $200 million—a record asking price for any artwork at auction.”  The auction is slated for May of 2022.

Notable Features

•The Underlying Asset is a 1967 Andy Warhol Marilyn Monroe Signed Print Stamp-Numbered 140/250.

•The Underlying Asset is a Screenprint in colours.

•The Underlying Asset is signed in ball-point pen verso.

•The Underlying Asset is stamp-numbered 140/250 (total edition includes 26 artist's proofs).

•The Underlying Asset is printed by Aetna Silkscreen Products, Inc.

•The Underlying Asset is published by Factory Additions, New York, on wove paper.

•The Underlying Asset is a framed sheet with measurements of 914 by 914mm or 36 by 36in.

Notable Defects

•The Underlying Asset is the full sheet, printed to the edges, the colours fresh, in good condition.

•The Underlying Asset’s extreme sheet edges contain occasional unobtrusive creasing and minor wear.

•The Underlying Asset’s verso is toned, framed. (The sheet hinged to backboard at intervals, verso partially examined).

Details

Series 1967 Andy Warhol Marilyn Monroe Print
Artist	Andy Warhol
Memorabilia Type	Signed Print, Full Sheet
Subject	Marilyn Monroe
Medium	Silkscreen
Year	1967
Rarity	Stamp-Numbered 140/250
Condition	Good
Measurements	914 by 914mm or 36 by 36in.

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1967 Warhol Marilyn Monroe Print going forward.

USE OF PROCEEDS – SERIES #94CSI

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #94CSI Asset Cost (1)	$125,000	87.72%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$2,000	1.40%
	Brokerage Fee	$1,425	1.00%
	Offering Expenses (2)	$1,069	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$600	0.42%
	Marketing Materials	$600	0.42%
	Refurbishment & maintenance	$2,500	1.75%
	Sourcing Fee	$9,306	6.53%
	Total Fees and Expenses	$15,500	10.88%
	Total Proceeds	$142,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/29/2021
Expiration Date of Agreement	N/A
Purchase Price	$125,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$3,700

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1994 BMW 850CSI

Investment Overview

•Upon completion of the Series #94CSI Offering, Series #94CSI will purchase a 1994 BMW 850CSI Coupe for Series #94CSI (The “Series 1994 BMW 850CSI” or the “Underlying Asset” with respect to Series #94CSI, as applicable), the specifications of which are set forth below.

•BMW originated from an aircraft manufacturer called Rapp-Motorenwerke GmbH. In 1917, the company became known as BMW.

•The BMW 850CSI is a motorsport-developed version of the E31 8 Series coupe and was first introduced at the 1991 Frankfurt International Motor Show.

•The Underlying Asset is a 1994 BMW 850CSI Coupe.

Asset Description

Overview & Authentication

•The CSI was equipped with “deeper front and rear bumper valances as well as a lowered ride height when compared to the standard E31 coupe.”

•The 850CSI features a BMW Motorsport-tuned chassis.

•The 850CSI was built on the regular 8 Series assemble line at the BMW factory in Dingolfing, Germany.

•“CSI” was first used in 1971 on the E9 3.0 CSI coupe to refer to “Coupe Sport injection.”

•Though not traditionally “badged” as an M8 car, the 850CSI was developed by BMW Motorsport and is a “true M car.”

Notable Features

•The Underlying Asset is a 1994 BMW 850CSI Coupe.

•The Underlying Asset has ~37,000 miles on it.

•The Underlying Asset has been serviced regularly over its lifetime of 27 years.

•The Underlying asset is “as original” and in excellent condition.

Notable Defects

•The Underlying Asset is in condition commensurate with mileage and frequency of servicing.

Details

Series 1994 BMW 850CSI
Manufacturer	BMW
Year	1994
Model	850CSI
Production Total	419
Engine	375hp V12
Transmission	Manual
Documentation	Yes

Condition	As Original
Books/manuals/tools	Original
Color	Jet Black
Paint	Original
VIN	WBSEG9324RCD00036

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 1994 BMW 850CSI going forward.

USE OF PROCEEDS – SERIES #EMERALD

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #EMERALD Asset Cost (1)	$31,200	93.13%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.90%
	Brokerage Fee	$335	1.00%
	Offering Expenses (2)	$500	1.49%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Registration and other vehicle-related fees	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.30%
	Marketing Materials	$200	0.60%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$865	2.58%
	Total Fees and Expenses	$2,000	5.97%
	Total Proceeds	$33,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company’s affiliate RSE Archive, LLC entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. RSE Archive, LLC assigned the Underlying Asset to the Company pursuant to an Assignment and Assumption Agreement on April 26, 2022, the form of which is attached as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/19/2021
Expiration Date of Agreement	N/A
Purchase Price	$31,200
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of RSE Archive Manager, LLC
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2005 GAME BOY ADVANCE POKéMON EMERALD VERSION VIDEO GAME

Investment Overview

•Upon completion of the Series #EMERALD Offering, Series #EMERALD will purchase a 2005 Game Boy Advance Pokémon Emerald Version Video Game graded Wata 9.8 A++ for Series #EMERALD (The “Series 2005 Game Boy Advance Pokémon Emerald Version Video Game” or the “Underlying Asset” with respect to Series #EMERALD, as applicable), the specifications of which are set forth below.

•Pokémon is a Japanese media brand that is managed by Nintendo and Game Freak and centers around creatures (Pokémon), which, in collaboration with their human trainers, learn to battle one another.

•Pokémon, which launched in 1996, has become one of the most valuable media franchises in the world with an estimated $95 billion in lifetime revenue split between video games, trading cards, TV Shows, movies, comic books, and licensed merchandise.

•The Underlying Asset is a 2005 Game Boy Advance Pokémon Emerald Version Video Game graded Wata 9.8 A++.

Asset Description

Overview & Authentication

•On February 27, 1996, Nintendo released the Game Freak developed game “Pocket Monsters: Red and Green” for the Game Boy. It was then released over the next two years internationally as Pokémon Red and Pokémon Blue. These were the first Pokémon video games released in the US.

•The Game Boy Advance was released in 2001 by Nintendo, the successor of the Game Boy Color, it was Nintendo’s first handheld console with horizontal orientation, more than 500 colors, and advanced sound hardware.

•Considered by Game Freak developers as the most difficult Pokémon titles to create, Pokémon Ruby and Sapphire were the first Game Boy Advance Pokémon titles.  They were released in 2003 to high sales and positive critical reception.

•Pokémon Emerald, released in North America in May of 2005, is the third Pokemon title for the Game Boy Advance and follows the same storyline and shares much of the same programming as the Ruby and Sapphire editions.

•Pokémon Emerald features animated sprites, and a consolidation of Ruby and Sapphire in-game assets into one package.

•The film Pokémon: Destiny Deoxys premieres on US television in 2005.  It features a prominent role by Rayquaza, the Pokémon displayed on the Pokémon Emerald box art.

•Pokémon Emerald features the first appearance of Battle Frontier, a level that would see iterations in later Pokémon games like Pokémon Platinum, HeartGold, and SoulSilver. The Pokémon animated series 9th season is even officially titled Pokémon: Battle Frontier.

•Nintendo owns one-third of The Pokémon Company.

•Pokémon Emerald sold more than 7M copies worldwide, making it the third best-selling Game Boy Advance title of all time.

•As of 2016, nearly 15 billion Pokémon cards had been produced.

•Pokémon GO, an augmented reality game that allows players to hunt for Pokémon in their physical environments, was released in 2016 to massive success.

•The Underlying Asset has been authenticated by Wata Games and issued a grade of 9.8 A++ with certification number 581098-001.

Notable Features

•The Underlying Asset is a 2005 Game Boy Advance Pokémon Emerald Version Video Game graded Wata 9.8 A++.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 2005 Game Boy Advance Pokémon Emerald Version Video Game «Series_Name»
Game	Pokémon Emerald Version
System	Game Boy Advance
Manufacturer	Nintendo Co., LTD.
Production Year	2005
Box Variant	First-party H-Seam, Foil, Earliest US Version (AGB-BPEE-USA)
Rarity	1 of 8 (Wata 9.8 A++)
Authentication	Wata Games
Box Grade	9.8
Seal Rating	A++
Certification No.	581098-001

Depreciation

The Company treats Collectible Assets as collectible and therefore will not depreciate or amortize the Series 2005 Game Boy Advance Pokémon Emerald Version Video Game going forward.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Collection, LLC (1)

Exhibit 2.2 – Fifth Amended and Restated Limited Liability Company Agreement of RSE Collection, LLC (4)

Exhibit 2.3 – Certificate of Formation for RSE Collection Manager, LLC (3)

Exhibit 2.4 – Limited Liability Company Agreement of RSE Collection Manager, LLC (4)

Exhibit 3.1 – Amended and Restated Standard Form of Series Designation (3)

Exhibit 4.1 – Standard Form of Subscription Agreement (10)

Exhibit 6.1 – Amended and Restated Standard Form of Asset Management Agreement (4)

Exhibit 6.2 – Amended and Restated Broker of Record Agreement (5)

Exhibit 6.3 – Amended and Restated Upper90 Secured Demand Promissory Term Note (2)

Exhibit 6.4 – Upper90 Credit and Guaranty Agreement (3)

Exhibit 6.5 – Standard Form Bill of Sale (3)

Exhibit 6.6 – Standard Form Purchase Agreement (4)

Exhibit 6.7 – NCPS PPEX ATS Company Agreement (4)

Exhibit 6.8 – Executing Broker Secondary Market Transactions Engagement Letter (4)

Exhibit 6.9 – Executing Broker Tools License Agreement (4)

Exhibit 6.10 – Transfer Agent Agreement (5)

Exhibit 6.11 – NCIT Software and Services License Agreement (6)

Exhibit 6.12 – Form of Assignment and Assumption Agreement (7)

Exhibit 6.13 – Standard Form #2 Purchase Agreement (8)

Exhibit 6.14 – Standard Form Purchase Option Agreement (12)

Exhibit 6.15 – Standard Form Consignment Agreement (12)

Exhibit 6.16 – Purchase Agreement in respect of Series #BATMAN1 (12)

Exhibit 6.17 – Form #2 of Assignment and Assumption Agreement (17)

Exhibit 8.1 – Amended and Restated Subscription Escrow Agreement (10)

Exhibit 8.2 – Amended and Restated Custody Agreement (5)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Maynard, Cooper & Gale, P.C.

Exhibit 13.1 – Testing the Waters Materials for Series #MACWORLD1 (9)

Exhibit 13.2 – Testing the Waters Materials for Series #BONDWATCH (9)

Exhibit 13.3 – Testing the Waters Materials for Series #95FF1 (10)

Exhibit 13.4 – Testing the Waters Materials for Series #MAYC857 (11)

Exhibit 13.5 – Testing the Waters Materials for Series #TREASURE (12)

Exhibit 13.6 – Testing the Waters Materials for Series #57UNITAS (12)

Exhibit 13.8 – Testing the Waters Materials for Series #PUNK2981 (12)

Exhibit 13.9 – Testing the Waters Materials for Series #WOW2221 (12)

Exhibit 13.11 – Testing the Waters Materials for Series # BATMAN (12)

Exhibit 13.12 – Testing the Waters Materials for Series #04PHELPS (13)

Exhibit 13.13 – Testing the Waters Materials for Series #VERSTAPP1 (13)

Exhibit 13.14 – Testing the Waters Materials for Series #WOW6586 (14)

Exhibit 13.15 – Testing the Waters Materials for Series #MAYC9114 (14)

Exhibit 13.16 – Testing the Waters Materials for Series #OBAMABALL (14)

Exhibit 13.17 – Testing the Waters Materials for Series #AZUKI6704 (14)

Exhibit 13.18 – Testing the Waters Materials for Series #SANDBOX1 (14)

Exhibit 13.19 – Testing the Waters Materials for Series #STARWARS3 (14)

Exhibit 13.20 – Testing the Waters Materials for Series #WWLAND1 (14)

Exhibit 13.21 – Testing the Waters Materials for Series #96TIGER (15)

Exhibit 13.22 – Testing the Waters Materials for Series #58PELE4 (15)

Exhibit 13.23 – Testing the Waters Materials for Series #BART (15)

Exhibit 13.24 – Testing the Waters Materials for Series #HOMER (15)

Exhibit 13.25 – Testing the Waters Materials for Series #YEEZY (15)

Exhibit 13.26 – Testing the Waters Materials for Series #LEDZEPP1 (16)

Exhibit 13.27 – Testing the Waters Materials for Series #SI1 (16)

Exhibit 13.28 – Testing the Waters Materials for Series #ELVIS (16)

III-1

Exhibit 13.29 – Testing the Waters Materials for Series #GOLD1 (16)

Exhibit 13.30 – Testing the Waters Materials for Series #88ZELDA (16)

Exhibit 13.31 – Testing the Waters Materials for Series #DOOD7387 (17)

Exhibit 13.32 – Testing the Waters Materials for Series #SACHS1 (17)

Exhibit 13.33 – Testing the Waters Materials for Series #AZUKI8467 (17)

Exhibit 13.34 – Testing the Waters Materials for Series #32RUTH (17)

Exhibit 13.35 – Testing the Waters Materials for Series #20WITT (17)

Exhibit 13.36 – Testing the Waters Materials for Series #TOADZ5028 (17)

Exhibit 13.37 – Testing the Waters Materials for Series #TOADZ3079 (18)

Exhibit 13.38 – Testing the Waters Materials for Series #KENNERSET (18)

Exhibit 13.39 – Testing the Waters Materials for Series #SANDBOX2 (18)

Exhibit 13.40 – Testing the Waters Materials for Series #MBIRD2754

Exhibit 13.41 – Testing the Waters Materials for Series #DLAND1

Exhibit 13.42 – Testing the Waters Materials for Series #WARHOL1

Exhibit 13.43 – Testing the Waters Materials for Series #94CSI

Exhibit 13.44 – Testing the Waters Materials for Series #EMERALD

(1)Previously filed as an Exhibit to the Company’s Offering Statement on Form 1-A filed with the Commission on June 30, 2017.

(2)Previously filed as an Exhibit to the Company’s Annual Report on Form 1-K filed with the Commission on April 29, 2020.

(3)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 25 to its Form 1-A filed with the Commission on March 29, 2021.

(4)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on July 14, 2021.

(5)Previously filed as an Exhibit to the Company’s Pre-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on October 12, 2021.

(6)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on November 17, 2021.

(7)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 2 to its Form 1-A filed with the Commission on November 24, 2021.

(8)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 3 to its Form 1-A filed with the Commission on November 24, 2021.

(9)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 4 to its Form 1-A filed with the Commission on November 24, 2021.

(10)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 5 to its Form 1-A filed with the Commission on December 8, 2021.

(11)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 6 to its Form 1-A filed with the Commission on February 2, 2022.

(12)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 7 to its Form 1-A filed with the Commission on February 11, 2022.

(13)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 8 to its Form 1-A filed with the Commission on February 25, 2022.

(14)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 12 to its Form 1-A filed with the Commission on March 21, 2022.

(15)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 13 to its Form 1-A filed with the Commission on March 22, 2022.

(16)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 14 to its Form 1-A filed with the Commission on March 23, 2022.

(17)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 15 to its Form 1-A filed with the Commission on April 13, 2022.

(18)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 16 to its Form 1-A filed with the Commission on April 13, 2022.

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this post-qualification amendment to its offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 27, 2022.

RSE COLLECTION, LLC

By: RSE Collection Manager, LLC, its managing member

    By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

    By: /s/ George J. Leimer

    Name: George J. Leimer

    Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	April 27, 2022

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer and Principal Accounting Officer)	April 27, 2022
RSE COLLECTION MANAGER, LLC By: Rally Holdings LLC, its sole member By: RSE Markets, Inc., its sole member By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	April 27, 2022